Prospectus	Filed Pursuant to Rule 424(b)(4) Registration No. 333-292850

Megan Holdings Limited

20,750,000 Class A Ordinary Shares

We are offering, on a reasonable best-efforts basis, 20,750,000 class A ordinary shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”) of Megan Holdings Limited, a Cayman Islands exempted company (“we,” “us,” “our,” “our Company,” or the “Company”), directly to investors pursuant to this prospectus. Each Class A Ordinary Share is being sold at an offering price of US$0.40.

Our share price is volatile. Since our initial public offering (the “IPO”) that was consummated on September 29, 2025, our Class A Ordinary Shares have traded at various prices from a low of $1.00 to a high of $8.63 per share. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MGN”. On February 25, 2026, the last reported sales price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.23 per share.

The Class A Ordinary Shares are being offered at a fixed price and are being issued in a single closing. We expect this offering to be completed not later than two business days following the commencement of this offering. We will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged D. Boral Capital Markets LLC (the “placement agent” or “D. Boral”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the Class A Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

We are a holding company incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Malaysia. The Class A Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Upon completion of this offering, assuming the sale of all of the Class A Ordinary Shares offered hereby, our controlling shareholder, Mr. Darren Hoo, will beneficially own an aggregate of 5,845,000 Class A Ordinary Shares and 5,000,000 class B ordinary shares of a par value of US$0.0001 each of the Company (the “Class B Ordinary Shares”), representing 18.27% and 100% of the then total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares of the Company, respectively. Because each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company, Mr. Darren Hoo will control 90.73% of the total voting power of our total issued and outstanding share capital following this offering. As a result, we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq-listed companies. As a “controlled company,” we will be eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. Although we do not currently intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the event that we no longer qualify as a foreign private issuer.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of the material risks of investing in our Class A Ordinary Shares under the heading “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Public offering price	$0.40	$8,300,000
Placement agent fees(1)	$0.028	$581,000
Proceeds to our Company before expenses	$0.372	$7,719,000

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(1)      We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the Class A Ordinary Shares will be made on or about February 27, 2026, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

D. Boral Capital

Prospectus dated February 25, 2026.

You should rely only on the information contained in this prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information different from what is contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the placement agent are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States, neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC. We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus, or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2024”, relate to our financial year ended December 31 of that calendar year.

Financial Information in U.S. Dollars

Our reporting currency is the Malaysian Ringgit. Fees generated from our services are denominated in Malaysian Ringgit or “MYR”. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in foreign currency translation reserve. Gains or losses resulting from foreign currency transactions are included in net income.

This prospectus contains translations of certain MYR amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD” or “US$” are to U.S. dollars. The relevant exchange rates are listed below:

	June 30, 2025	December 31, 2024	December 31, 2023	December 31, 2022
Period Ended USD:MYR exchange rate	4.2084	4.4680	4.5903	4.4002

MARKET AND INDUSTRY DATA

We obtained the industry, market, and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “is/are likely to,” “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim,” “may,” “might,” “could” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

Forward-looking statements include, but are not limited to, statements about: the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the supply of manpower and cleaning services, competition in our industry and actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

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DEFINITIONS

Except where the context otherwise requires and for purposes of this prospectus only, references to:

“Second Amended and Restated Memorandum and Articles of Association” means the second amended and restated memorandum and articles of association of our Company adopted by special resolution passed on January 27, 2026 and as supplemented, amended or otherwise modified from time to time.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“CAGR” means compound annual growth rate.

“Class A Ordinary Shares” means the class A ordinary shares of a par value of US$0.0001 each in the share capital of the Company.

“Class B Ordinary Shares” means the class B ordinary shares of a par value of US$0.0001 each in the share capital of the Company.

“Company” or “our Company” or “MHL” means Megan Holdings Limited, an exempted company incorporated in the Cayman Islands on December 7, 2022.

“Companies Act” or “Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“ECGL” means Eternity Capital Group Limited, a private limited liability company incorporated in Hong Kong on May 10, 2023.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive directors of our Company who are also employees of either our Company or MMSB as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Group,” “our Group,” “we,” “us,” or “our” means Megan Holdings Limited and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Independent Directors” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares.

“KBSB” means Kheng Builders Sdn Bhd, a private company limited by shares incorporated in Malaysia on January 16, 2023.

“KLSB” means Kapiti Latino Sdn Bhd, a private company limited by shares incorporated in Malaysia on July 1, 2022.

“Malama” means Malama Sdn Bhd, a private company limited by shares incorporated in Malaysia on March 6, 2023.

“MMSB” means Megan Mezanin Sdn Bhd, a private company limited by shares incorporated in Malaysia on February 13, 2020.

“Mr. Darren Hoo” means Hoo Wei Sern, our executive director, Chairman and Chief Executive Officer (“CEO”).

“MTSB” means Megan Technologies Sdn Bhd, a private company limited by shares incorporated in Malaysia on March 18, 2024.

“MYR” means Malaysian ringgit, the lawful currency of Malaysia.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Swap Agreement” means the share swap agreement dated July 31, 2024 entered into between SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC with MHL for the acquisition by MHL of the entire issued shares in MMSB.

“SJCC” means SJCC Holdings Sdn Bhd, a private company limited by shares incorporated in Malaysia on January 31, 2023.

“Smart Farming System” means the farm management system that MMSB is developing and hopes to leverage on Information Technology (IT) infrastructure for data collection, farm monitoring and analysis.

“SSL” means Star Sprite Limited, a business company incorporated in the BVI on November 30, 2022 and wholly owned by Mr. Darren Hoo.

“US$” or “USD” or “U.S. Dollars” means U.S. dollar(s), the lawful currency of the United States of America.

“USSB” means Usaha Sedava Sdn Bhd, a private company limited by shares incorporated in Malaysia on June 8, 2022.

“YHCML” means Yat Ho Construction Materials Limited, a private limited liability company incorporated in Hong Kong on October 3, 2023.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our securities. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a company principally engaged in the development, construction and maintenance of aquaculture farms and related works. Our operations are based in Malaysia. Since our inception in 2020, we have strived to establish ourselves as a trusted and experienced provider of shrimp farm related maintenance services in Malaysia. As of the date of this prospectus, we have been carrying out a series of upgrading and maintenance works for aquaculture farms, all of which are located in Tawau, Sabah, Malaysia. This constitutes 43.7%, 15.5% and 69.4% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively, and 37.7% and 99.5% for the six months ended June 30, 2024 and 2025, respectively. Besides that, we also carried out upgrading works for a pineapple plantation farm located at Kota Tinggi, Johor, Malaysia in 2022 and 2023. This constituted 25.3%, 22.6% and Nil% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months ended June 30, 2024 and 2025, the upgrading works did not contribute to our revenue.

Complementary to our upgrading and maintenance services, we also assist customers with the design and development of new farms. As of the date of this prospectus, we completed the development and construction of a shrimp hatchery center in Semporna, Sabah, Malaysia, where we have been engaged to undertake the construction of hatchery buildings and related functional facilities. We also assisted the development of a 111-acre shrimp farm at Tawau, Sabah, Malaysia. The design and development of new farms comprised 16.4%, 61.7% and 30.4% of our revenue for the financial years ended December 31, 2022, 2023 and 2024. For the six months periods ended June 30, 2024 and 2025, the development works contributed 62.0% and Nil% to our revenue, respectively. From time to time, we also assist our customers in sourcing for building materials and machineries available for rental for use on their farms. This comprised 14.6%, 0.2% and 0.2% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months periods ended June 30, 2024 and 2025, contributed 0.3% and Nil%, respectively.

With our wide suite of services and diverse revenue streams, we are well-positioned to serve customers as a one-stop center for their aquaculture and agriculture needs.

Corporate Structure

Below is a chart illustrating our current corporate structure and reflecting the corporate reorganization that was completed on July 31, 2024:

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(1)      Star Sprite Limited, a business company incorporated in the BVI on November 30, 2022 and wholly owned by Mr. Darren Hoo.

The re-organization enabled MMSB to become a wholly owned subsidiary of MHL. Each of SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC, (who were the shareholders of MMSB as of the date of the Share Swap Agreement) transferred their respective shares in MMSB, which represented in aggregate 100% of the issued share capital of MMSB, to MHL. The consideration for the share transfers was satisfied by the allotment and issuance of 14,999,999 Class A Ordinary Shares in aggregate to SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC, each credited as fully paid, in proportion to their respective shareholdings in MMSB. Following the completion of the Share Swap Agreement on July 31, 2024, MHL became the holding company of MMSB, and SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC became shareholders of MHL.

Recent Developments

Initial Public Offering

On September 29, 2025, the Company completed the IPO. In the IPO, the Company issued 1,250,000 ordinary shares of a nominal or par value of US$0.0001 each at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$5,000,000 before deducting any underwriting discounts and expenses. The shares of a nominal or par value of US$0.0001 each began trading on September 26, 2025 on the Nasdaq Capital Market under the ticker symbol “MGN.”

Change of Director

On October 29, 2025, Mr. Long Jia Kwang notified the Company of his resignation as an independent director, chairman of the audit committee and member of the nominating and compensation committees, effective October 31, 2025. On November 21, 2025, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Mr. Phua Zhi Yong was appointed as independent director and chair of audit committee of the Company, effective November 21, 2025.

Change of Independent Public Accountant

Effective on December 15, 2025, the Company dismissed its independent registered public accounting firm, WWC, P.C., which was approved and ratified by the Company’s Board of Directors and the Audit Committee on December 15, 2025. On the same day, the Audit Committee and the Board of Directors of the Company appointed SFAI MALAYSIA PLT Inc as its new independent registered public accounting firm to audit the Company’s financial statements.

Adoption of Dual-Class Share Structure

On January 27, 2026, the Company held its annual general meeting of shareholders, at which shareholders approved the adoption of a dual-class share structure. Pursuant to the shareholders resolutions, the Company’s share capital was divided into Class A Ordinary Shares and Class B Ordinary Shares, with each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. In connection with the adoption of the dual-class share structure, shareholders approved the redesignation of the Company’s issued and outstanding ordinary shares. As a result, the 10,845,000 issued ordinary shares held by SSL were redesignated into 5,845,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, and the remaining 5,405,000 issued ordinary shares held by other shareholders were redesignated into 5,405,000 Class A Ordinary Shares. Shareholders also approved the redesignation of the Company’s authorized but unissued ordinary shares into Class A Ordinary Shares and Class B Ordinary Shares and the adoption of the second amended and restated memorandum and articles of association to reflect the dual-class share structure.

Holding Company Structure

MHL is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Malaysia via MMSB.

Competitive Strengths

•        Cost effective solutions.    Our company offers shrimp farmers a comprehensive suite of services encompassing consultancy, design, construction, maintenance, and repair. This all-inclusive approach affords our customers the convenience of a single point of contact for all their shrimp farming requirements, streamlining their operations, and delivering tangible cost and time savings.

•        Strong relationships.    We have established strong and stable relationships with key suppliers and customers in Malaysia over the last three years.

•        We have an experienced management team.    We have an experienced management team, led by Mr. Darren Hoo, our Chairman and CEO, who has been instrumental in spearheading the growth of our company. He has over 10 years of experience in the aquaculture and agriculture industries in Malaysia and is primarily responsible for the planning and execution of our Company’s business strategies and managing our Company’s customer relationships.

Growth Strategy

•        Market Development.    We are actively exploring new customers in Malaysia, and international markets, beginning with Indonesia, leveraging our reputation and customer base to build new relationships and increase market share for continued success in the industry.

•        Strategic growth initiatives.    As our customer base grows, we aim to identify potential partners for equity participation, creating recurring revenue streams and mutually beneficial relationships to drive our industry success.

•        Product Development.    We believe that the Smart Farming System we are developing could serve as a pivotal driver for business growth and a transformative tool in aquaculture and agriculture. We are planning for our Smart Farming System to offer several features including (a) water quality monitoring, (b) feeding optimization, (c) disease prevention, (d) environmental monitoring and (e) data analytics. Overall, the hardware development for our Smart Farming System will require a combination of sensors, actuators, cameras, control systems, connectivity, and power supply, all working together to optimize yields, improve resource efficiency, and promote sustainable farming practices. Our system could closely monitor the operating parameters of each pond and alert customers to any irregularities, enabling them to take corrective action and improve yield. In addition, the system could capture data that our customers can use to analyze operational costs, estimate yields, and make informed decisions about their farm’s financial performance.

Transfers of Cash to and from Our Subsidiaries

MHL is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Malaysia through loans or capital contributions without restrictions on the amount of the funds. Save for (a) when future financing arrangements between our subsidiaries and its creditors may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions or (b) our subsidiaries is restricted from declaring or paying such dividends or making such distributions under the Malaysian Companies Act, 2016, which stipulates that dividends are to be paid out of our subsidiaries’ profits and that the dividends should not be paid if the payment of such dividends or making such distributions will cause our subsidiaries to be insolvent (i.e. our subsidiaries being unable to pay its debts as and when the debts become due within 12 months immediately after the payment distribution is made), there are no other restrictions on dividends transfers from Malaysia to the Cayman Islands. As of the date of this prospectus, all corporations in Malaysia are required to adopt a single-tier dividend. All dividends distributed by Malaysian resident companies under a single tier dividend are not taxable. Further, the Government of Malaysia does not levy withholding tax on dividends payment. Therefore, there is no withholding tax imposed on dividends paid to non-residents by Malaysian companies. For the transfer of assets from our subsidiaries to the holding company, there are no governmental laws, decrees, regulations, or other legislations that may affect such transfer. However, such transfer of assets may be subject to withholding taxes (if any). The same applies to the transfer of cash from our subsidiaries to the holding company upon the presentation of the necessary documentary evidence required by local banks or financial institutions. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries, and our subsidiaries is not restricted from declaring any dividends as our subsidiaries currently has sufficient profits and the payment of such dividends or making such distributions will not cause our subsidiaries to be insolvent. We have not installed any cash management policies that dictate the amount of such funding.

Implications of Our Being a “Controlled Company”

Upon completion of this offering, assuming the sale of all of the Class A Ordinary Shares offered hereby, our controlling shareholder, Mr. Darren Hoo, will beneficially own an aggregate of 5,845,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. Because each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company, Mr. Darren Hoo will control 90.73% of the total voting power of our total issued and outstanding share capital following this offering. As a result, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, therefore, will be eligible for certain exemptions from the corporate governance listing requirements of the Nasdaq Stock Market Rules.

For so long as we are a controlled company, we are permitted to elect to rely, and may rely, on certain exemptions from the Nasdaq corporate governance rules, including:

•        an exemption from the requirement that certain committees be composed solely of independent directors;

•        an exemption from the requirement that the compensation of our directors and officers be determined or recommended solely by independent directors; and

•        an exemption from the requirement that our directors be selected or recommended solely by independent directors or a committee composed solely of independent directors.

Although we do not currently intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the event that we no longer qualify as a foreign private issuer. As a result, you will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last financial year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•        As we depend on subcontractors significantly in the course of our work, we may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors.

•        We are dependent on a small number of key customers for continued sale of our services.

•        The primary substantial portion of our revenues will be derived from Malaysia.

•        We are a holding company, and we are accordingly dependent upon distributions from our subsidiaries, MMSB, to service our debt and pay dividends, if any, taxes and other expenses.

•        We depend on a small number of individuals who constitute our current management.

•        We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

•        Our business is subject to supply chain interruptions.

•        We may from time to time be subject to legal and regulatory proceedings and administrative investigations.

•        Our business may be affected by technological changes and developments.

•        We have a limited operating history in an evolving industry, which makes it difficult to evaluate our prospects and may increase the risk that we will not be successful.

•        Our historical growth and performance may not be indicative of our future growth and performance.

•        We may not be able to successfully implement our business strategies and future plans.

•        We may not be able to successfully complete, commercialize or scale our Smart Farming System.

•        We are exposed to risks arising from fluctuations of foreign currency exchange rates.

•        We do not have, and may be unable to obtain, sufficient insurance to insure against certain business risks. As a result, we may be exposed to significant costs and business disruption.

•        Global economic uncertainty, capital markets volatility and geopolitical instability could materially and adversely affect our business.

•        We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

•        Any adverse changes in the political, economic, legal, regulatory, taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

•        We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

•        We depend on a small number of key suppliers for continued provision of our services.

•        We are exposed to the credit risks of some our customers.

•        There may be potentially adverse impacts on our corporate governance because of the indemnification provisions in our Second Amended and Restated Memorandum and Articles of Association pertaining to our directors and officers liability.

Risks Related to this Offering and Our Securities

•        This is a reasonable best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

•        If we fail to maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

•        An active trading market for the Class A Ordinary Shares may not be maintained and the trading price for the Class A Ordinary Shares may fluctuate significantly.

•        You will experience immediate dilution as a result of this offering, and any future issuance of Class A Ordinary Shares or adjustments to the offering terms may further dilute existing shareholders.

•        We may not maintain the listing of our Class A Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

•        The sale or availability for sale of substantial amounts of the Class A Ordinary Shares could adversely affect their market price.

•        The public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and the market price of our Class A Ordinary Shares has been volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering.

•        If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

•        Short selling may drive down the market price of our Class A Ordinary Shares.

•        Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

•        If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

•        The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

•        As a result of the dual-class share structure of our share capital, SSL has and will continue to have voting control over our Company. The interests of SSL may not align with those of our other shareholders, limiting or precluding our shareholders’ ability to influence corporate matters, including the election of directors, amendments to our memorandum and articles of association, and any merger, consolidation, or other major corporate transactions requiring shareholder approval.

•        As a “controlled company” within the meaning of the Nasdaq Stock Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

•        As an exempted company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

•        We have incurred and will continue to incur significantly increased costs and have devoted and will continue to devote substantial management time as a result of being a public company and the listing of our Class A Ordinary Shares on Nasdaq.

•        Nasdaq may apply additional and more stringent criteria for our initial and continued listing since our we plan to have a relatively small public offering and insiders will hold a large portion of our listed securities.

•        Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial number of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

•        Our Second Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares at a premium.

•        Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in our company.

Corporate Information

Our principal executive office is located at B-01-07, Gateway Corporate Suites, Gateway Kiaramas, No.1, Jalan Desa Kiara, 50480 Mont Kiara, Kuala Lumpur, Malaysia. The telephone number of our principal executive office is +60 3 6420 1071. Our registered office in the Cayman Islands is located at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 E. 42nd Street, 18th Floor, New York, New York 10168. We maintain a website at www.meganmezanin.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website. It is included solely as an inactive textual reference.

THE OFFERING

Issuer	Megan Holdings Limited
Class A Ordinary Shares offered by us	20,750,000 Class A Ordinary Shares.
Offering Price	$0.40 per Class A Ordinary Share.
Reasonable Best Efforts Offering

We have agreed to offer and sell the securities offered hereby directly to the purchasers. No minimum offering amount is required as a condition to closing this offering. We have engaged D. Boral Capital LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the shares offered in this offering. The placement agent has no obligation to buy any of the shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares offered hereby.

Lock-up:

We, our directors, executive officers, holders of 5% or greater of our Class A Ordinary Shares and Class B Ordinary Shares, and certain other shareholders have agreed to enter into lock-up agreements that will restrict them from selling, transferring or otherwise disposing of any Class A Ordinary Shares for a period of one hundred and eighty (180) days from the closing date of this offering.

Class A Ordinary Shares issued and outstanding immediately before this offering	11,250,000 Class A Ordinary Shares
Class A Ordinary Shares issued and outstanding immediately after this offering	32,000,000 Class A Ordinary Shares.
Class B Ordinary Shares issued and outstanding immediately before and after this offering	5,000,000 Class B Ordinary Shares
Voting Rights:

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. Upon completion of this offering, assuming the sale of all of the Class A Ordinary Shares offered hereby, our controlling shareholder, Mr. Darren Hoo, will beneficially own an aggregate of 5,845,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. As a result, Mr. Darren Hoo will control 90.73% of the total voting power of our total issued and outstanding share capital following this offering. See the sections entitled “Principal Shareholders” and “Description of Share Capital” for additional information.

Listing:	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MGN.”
Transfer Agent:	VStock Transfer, LLC.
Risk Factors:

The securities offered by this prospectus are speculative and involve a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Use of Proceeds:

We intend to use the net proceeds to us from this offering as follows: the development of new products (including our Smart Farming System), business ventures and acquisitions and for general working capital purposes. See “Use of Proceeds” for more information.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks before you decide to purchase the shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business and Industry

As we depend on subcontractors significantly in the course of our work, we may bear responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors.

We subcontract certain portions of our projects, such as the construction and maintenance of the aquaculture farms of our customers, to our subcontractors who are independent third parties. Subcontracting may expose us to risks associated with non-performance, delayed performance, or sub-standard performance by our subcontractors. As a result, we may experience deterioration in the quality or delivery of our work, incur additional costs due to the delays, suffer a higher price in sourcing the services, equipment or supplies in default, or be subject to liability under the relevant projects. Such events could impact upon our profitability, financial performance, and reputation, or result in litigation or damage claims.

There is no assurance that we would be able to monitor the performance of our subcontractors as directly and efficiently as with our own staff. If our subcontractors fail to meet our requirements, we may experience delay in project completion, quality issues concerning the work done, or non-performance by subcontractors. Consequently, we may incur significant time and costs to carry out remedial actions, which would in turn adversely affect the profitability and reputation of our business and result in litigation or damage claims against us. If our subcontractors violate any laws, rules, or regulations, we may also be held liable for their violations and be subject to claims for losses and damages if such violations result in any personal injuries and/or property damages.

In addition, our subcontractors may not always be readily available whenever we need to engage them, and there is no assurance that we would be able to maintain good working relationships with our sub-contractors in the future. As at the date of this prospectus, we had not entered into any long-term service agreement with our subcontractors. Further, there is no assurance that we would be able to find suitable alternative subcontractors that meet our project needs and requirements to complete the projects, which would in turn adversely affect our operations and financial results.

We are dependent on a small number of key customers for continued sale of our services.

Our revenue is concentrated among a small number of customers. In the financial years ended December 31, 2022, 2023 and 2024, our top 2 customers accounted for 70.1% and 77.7% and 99.5% of our revenue respectively. For the six months ended June 30, 2024 and 2025, our top 2 customers accounted for 100% and 100% of our revenue respectively. If any of these customers were to reduce or cease their business with the Company, it could have a material adverse impact on the Company’s financial condition and results of operations.

The Company has taken steps to mitigate its customer concentration risk by diversifying its customer base and developing long-term relationships with its key customers. However, the Company remains exposed to customer concentration risk, and any significant changes in the business of its key customers could have a material adverse impact on its business.

In addition, the Company’s business is dependent on the continued success of its customers. If any of the Company’s customers were to experience financial difficulties or cease operations, it could have a material adverse impact on the Company’s business.

The Company is aware of the risks associated with customer concentration and is taking steps to mitigate these risks. However, investors should be aware of the potential for customer concentration to have a material adverse impact on the Company’s business.

The primary substantial portion of our revenues will be derived from Malaysia.

In the financial years ended December 31, 2022, 2023, 2024 and six months ended June 30, 2024 and 2025, all our revenue derived from operations in Malaysia. We anticipate that sales of our services in Malaysia will represent the majority of our revenues in the near future. Any significant decline in the condition of the economy of Malaysia could adversely affect consumer demand for our services, among other things, which in turn would have a material adverse effect on our business and financial condition. Such a decline would occur from numerous factors outside of our control including geopolitical disputes, regional and global economic trends and climatic and environmental disasters.

We are a holding company, and we are accordingly dependent upon distributions from our subsidiaries, MMSB, to service our debt and pay dividends, if any, taxes and other expenses.

We are a Cayman Islands holding company and have no material assets other than ownership of equity interests in our subsidiaries. We have no independent means of generating revenue. We intend to cause our subsidiaries to make distributions to their shareholders in an amount sufficient to cover all applicable taxes payable and dividends, if any, declared by us. Our ability to service our debt, if any, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries is a separate and distinct legal entity; to the extent that we need funds, and our subsidiaries is restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our subsidiaries to distribute funds), our liquidity and financial condition could be materially harmed.

We depend on a small number of individuals who constitute our current management.

We highly depend on the services of our senior management team including Mr. Darren Hoo and Mr. Ng Kai Tie. The death, disability or other loss of members of our senior management team could result in us being unable to replace such member on reasonable economic terms or in a time period that meets our proposed plan of operations, if we are able to do so at all. We do not carry key-employee insurance to compensate us for the loss of any such individuals.

Our ability to recruit, retain, and motivate key employees may be hampered by market conditions. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees could adversely affect our operating efficiency and financial condition. In addition, our growth strategy may place strains on our management who may become distracted from day-to-day duties.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

As our business strategies develop, we must add additional managerial, operational, financial, and other personnel. Future growth will impose significant added responsibilities on members of management, including:

•        Identifying, recruiting, integrating, maintaining, and motivating additional personnel. We primarily focus on project management and outsource the physical groundwork to many sub-contractors. We rely on these sub-contractors to minimize our need to tackle issues relating to management of workers which allows us to focus on the execution of the projects and their progress. To ensure that the prices paid to the related party subcontractors are market prices, all our subcontractors undergo a fair tender process for the projects involved before we engage them;

•        Managing our internal development efforts effectively, while complying with our contractual obligations to contractors and other third parties; and

•        Improving our operational, financial, and management controls, reporting systems, and procedures.

Our future financial performance will depend, in part, on our ability to effectively manage any future growth, which might be impacted by the COVID-19 outbreak, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities. This lack of long-term experience working together may adversely impact our senior management team’s ability to effectively manage our business and growth.

We primarily focus on project management. As a result, we currently rely, and for the foreseeable future will continue to rely, in substantial part on various sub-contractors who undertake various on-site groundwork such as earthwork, building structural works, mechanical and electrical works, equipment supply and installation works. We rely on sub-contractors in order to minimize our need to tackle issues relating to man-management of workers, which allows us to focus on the execution of the projects and their progress. To ensure that the prices paid to the related party subcontractors are market prices, all our subcontractors undergo a fair tender process for the projects involved before we engage them. The services of these subcontractors might not continue to be available to us on a timely basis when needed, and we might not be able to find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, we may not be able to advance our business. We might not be able to manage our existing subcontractors or find other competent outside contractors and consultants on economically reasonable terms, if at all. If we are not able to effectively expand our organization by hiring new employees and expanding our groups of subcontractors, we may not be able to successfully implement the tasks necessary to further develop our business initiatives and, accordingly, may not achieve our research, development, and commercialization goals. These risks may materially adversely affect our ability to attain or maintain profitable operations.

Our business is subject to supply chain interruptions.

We work with third-party logistic providers for the transportation of our aquaculture and agriculture related equipment and industrial-grade hardware. We rely on such third-party service providers’ abilities to deliver our equipment as part of the supply chain logistics. The factors that can adversely affect our operations include, but are not limited to:

•        interruptions to our delivery capabilities;

•        failure of third-party service providers to meet our standards or their commitments to us;

•        increasing transportation costs, shipping constraint or other factors that could impact cost, such as having to find more expensive service providers which may or may not be readily available; and

•        the COVID-19 and disruptions as a result of efforts to control or mitigate the pandemic (such as facility closures, governmental orders, outbreaks and/or transportation capacity).

Furthermore, any increased costs from delays, cancellations, and insurance, or disruption to, or inefficiency in, the supply chain network of our third-party service providers, whether due to geopolitical conflicts, COVID-19, outbreaks, or other factors, could affect our revenue and profitability. Please refer to the risk factors “Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19” set out below in this prospectus, for details on how these recent events have caused interruptions to our supply chain and impacted our operations. If we fail to manage these risks effectively, we could experience a material adverse impact on our reputation, revenue, and profitability.

We may from time to time be subject to legal and regulatory proceedings and administrative investigations.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations or breach of contract could be asserted against us by contractors, customers, employees, ex-employees and other platforms, industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities. These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions.

A substantial portion of our revenue is derived from services related to shrimp farming, which if done incorrectly can pollute nearby groundwater or coastal estuaries which may result in our customer being exposed to environmental claims whereby the customer may suffer claims and actions brought against them by the relevant governmental entities or other third parties. In the event of the above, the customer may be subject to an action by the relevant governmental entities for the contravention of the Malaysian Environmental Quality Act 1974 (“EQA 1974”) which is the principal law governing the prevention, abatement, control of pollution and enhancement of the environment in Malaysia, wherein if found guilty of such contravention, the customer may be liable to fines and/or imprisonment. The customer may also be subject to claims brought by third parties against the customer for damages suffered by such third party due to the customer’s negligence under common law. For clarity, any potential actions by the relevant governmental entities for any alleged violations of the EQA 1974 are primarily made against the customer as the owner/occupier of the subject premise. Any potential liability we may face is limited to the circumstance where the customer may commence legal proceedings against us for damages for breach of contract or claim against us for compensation if the damages suffered by the customer is a direct result of our action or negligence. As such, we believe that any violations of the EQA 1974 by the customer would not have any material impact to our operations. However, if the customer’s business is materially affected as a result of any actions by the relevant governmental entities for such violations, our business may be affected due to the customer concentration risk disclosed above. We are therefore actively taking steps to mitigate our customer concentration risk by diversifying our customer base.

There may be additional exposure under including intellectual property laws, data protection and privacy laws, labor and employment laws, securities laws, finance services laws, tort laws and contract laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses necessary for our business operation. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

Our business may be affected by technological changes and developments.

We may be affected by rapid changes in technology, changing market trends and evolving industry standards across all areas of our business. The risks we may face include but are not limited to:

(a)     not being able to anticipate and adapt to new technology and developing technology trends in the aquaculture and agriculture sector;

(b)    our competitors developing more innovative and efficient solutions as compared to us; and

(c)     not being able to expand our suite of agriculture and aquaculture solutions and resources quickly enough to keep up with demand.

Accordingly, our success depends on our ability to innovate and adapt our solutions to meet evolving industry standards and our customers’ expectations. We have invested, and expect to continue to invest, substantial time, capital, and other resources in understanding the needs of our customers and developing technologies, tools, features, and service offerings to meet those needs. Our current and future offerings might not be satisfactory to or broadly accepted by customers, or competitive with the offerings of our competitors. If our current or future offerings are unable to meet industry and customer expectations in a timely and cost-effective manner, our business, prospects, financial condition, and results of operations may be adversely affected.

Furthermore, technological development is inherently challenging, time-consuming, and expensive, and the nature of development cycles may result in delays between the time we incur expenses and the time we make available new offerings and generate revenue, if any, from those investments. Anticipated customer demand for an offering we are developing could also decrease after the development cycle has commenced, and we would not be able to recoup substantial costs we incurred. In addition, we might not be able to identify, design, develop, implement, and utilize, in a timely and cost-effective manner, technology necessary for us to compete effectively, that such technology will be commercially successful, or that products and services developed by others will not render our offerings non-competitive or obsolete. If we do not achieve the desired outcome from our technological investments, our business, prospects, financial condition, and results of operations may be adversely affected.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our prospects and may increase the risk that we will not be successful.

We have a limited operating history of less than 6 years since our inception in 2020 on which to base an evaluation of its business and prospects. We are subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets. The likelihood of our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks include, but are not limited to, dependence on the success and acceptance of our services and the management of growth. In view of our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

We are subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

Our historical growth and performance may not be indicative of our future growth and performance.

Although we have experienced growth in operating our services in terms of a 17.9% growth in revenue and a 0.9% growth in profits from financial year 2022 to financial year 2023 and (29.3)% from financial year 2023 to financial year 2024, we may fail to continue our growth or maintain our historical growth rates. You should not consider our historical growth and profitability as indicative of our future financial performance. You should consider our future operations in light of the challenges and uncertainties that we may encounter, which include our ability to, among other things:

(a)     successfully increase our market share, brand recognition and reputation;

(b)    adapt our operations to new policies, regulations and measures that may come into effect from time to time;

(c)     deliver compelling value propositions to our customers with our services; and

(d)    expand our service offerings and expand into new jurisdictions and/or businesses.

We may not be successful in our efforts to do any of the foregoing, in which case, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We may not be able to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to strengthen our market position in the Southeast Asian region by identifying potential business opportunities or through joint ventures or mergers and acquisitions. While we have planned such expansion based on our outlook regarding our business prospects, such expansion plans might not be commercially successful, and the actual outcome of those expansion plans might not match our expectations. The success and viability of our expansion plans depend upon our ability to obtain the proper financing, favorable market conditions, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our services by existing and new customers in the future. While we are actively looking to strengthen our market position, we have not as of the date of this prospectus identified any specific target and therefore do not have any detailed plans for any joint ventures or mergers and acquisitions.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. We might not be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

We may not be able to successfully complete, commercialize or scale our Smart Farming System.

We have commenced a pilot-scale project utilizing our Smart Farming System in October 2025 and expect the pilot to conclude by the end of the second quarter of 2026. However, the successful completion of the pilot program does not guarantee that we will be able to complete, commercialize or scale the system on a timely basis, at an acceptable cost, or at all. We intend to allocate approximately 15.7% of our net proceeds from this offering to develop a sophisticated Smart Farming System tailored for shrimp farming. The intricate nature of this technology introduces specific challenges, including the complexity of integrating real-time monitoring for temperature and pH levels. Technical hurdles such as integration issues, data accuracy concerns, and the need for continuous optimization pose potential obstacles to the successful development and implementation of the Smart Farming System. Furthermore, navigating evolving regulatory landscapes and ensuring compliance with industry standards present additional challenges, while the recruitment and retention of skilled personnel to develop such proprietary technology adds another layer of complexity to the project. These challenges may impact the timeline and effectiveness of implementing our Smart Farming System initiative, potentially adversely influencing our business, financial condition, and results of operations.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our reporting currency is the Malaysian Ringgit and fees generated from our services is denominated in Malaysian Ringgit. The exchange rates between foreign currencies in recent years have fluctuated significantly and may continue to do so in the future. Therefore, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency. Given the volatility of exchange rates, we might not be able to effectively manage our currency transaction risks, and volatility in currency exchange rates might have a material adverse effect on our business, financial condition or results of operations.

We do not have, and may be unable to obtain, sufficient insurance to insure against certain business risks. As a result, we may be exposed to significant costs and business disruption.

We do not currently maintain insurance coverage for business interruption, liability, or litigation insurance coverage for our operations in Malaysia. Our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses. As to those risks for which we have insurance coverage, the insurance payouts we are entitled to in case of an insured event are subject to deductibles and other customary conditions and limitations.

Global economic uncertainty, capital markets volatility and geopolitical instability could materially and adversely affect our business.

We are operating in an environment of heightened global economic uncertainty and capital markets volatility, which has been exacerbated by geopolitical tensions and armed conflicts in various regions, including Eastern Europe and the Middle East. These developments have contributed to disruptions in global financial markets, increased volatility in commodity prices, supply chain constraints, inflationary pressures and reduced liquidity in the capital markets. The scope, duration and potential escalation of such geopolitical events are highly unpredictable. Any deterioration in global economic conditions or further instability in financial markets could adversely affect investor confidence, access to capital, pricing and availability of financing, and the timing or cost of our projects and operations. In addition, sanctions, trade restrictions or other governmental actions arising from geopolitical developments could further disrupt global markets and adversely affect our business. We continue to monitor global economic and geopolitical conditions; however, any prolonged or intensified market disruptions could materially and adversely affect our business, prospects, financial condition and results of operations, and may also amplify the impact of other risks described in this registration statement.

We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics or outbreaks may disrupt our operations and cause loss and damage to our storage facilities and office, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest, and regulatory, fiscal and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers, and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations and prospects.

Any adverse changes in the political, economic, legal, regulatory, taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition and results of operations depend on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. We might not be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under Cayman Islands law to inspect corporate records (save for the register of mortgages and charges, the memorandum and articles of association and special resolutions of the shareholders) or to obtain copies of register of members of these companies. Under our Second Amended and Restated Memorandum and Articles of Association, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorized by the directors, provided that the shareholders shall receive the annual audited financial statements of our Company. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Certain judgments obtained against us, our directors and officers, or our auditor by our shareholders may not be enforceable.

We are a Cayman Islands exempted company. Our operating subsidiaries was incorporated and is located in Malaysia. Substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Malaysia may render you unable to enforce a judgment against our assets or the assets of our director and officers. For more information regarding the relevant laws of the Cayman Islands and Malaysia, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our Independent Director based on Hong Kong laws.

One of our Independent Directors, Mr. Tse Yin Sum, is a Hong Kong national. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against Mr. Tse Yin Sum as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of Hong Kong, see “Enforceability of Civil Liabilities.”

These constraints may impact both the cost and time associated with legal proceedings in Hong Kong. On the point of cost constraints, investors could face additional legal expenses (including hiring local attorneys and translators), travel costs for attending court proceedings, and other administrative charges. On the point of time constraint, investors may face time constraints due to legal delays, appeals, and the complexity of cases of pursuing such enforcement in Hong Kong.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with companies owned or operated by related parties, including our shareholders, directors, and executive officers. See “Related Party Transactions”. For example, in order to solve our subcontractor needs with regards to water reservoir distribution, and rebuilding of shrimp ponds, we engaged VC Marine Sdn Bhd, an entity directly controlled by Mr. Darren Hoo, our Chief Executive Officer, Chairman and

Executive Director. For the year ended December 31, 2022, for the year ended December 31, 2023, and for the year ended December 31, 2024, we recorded subcontractor fees of MYR21.16 million (approximately US$4.81 million), MYR15.33 million (approximately US$3.34 million) and MYR49.44 million (approximately US$4.81 million) under this agreement, respectively. For the six months ended June 30, 2024 and 2025, we had recorded subcontractor fees of MYR 1.76 million (approximately US$0.37 million) and MYR Nil million (approximately US$ Nil million) respectively.

We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests. Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as default. For prospective transactions with any related parties after listing on Nasdaq, such transactions are subject to our Audit Committee’s review and approval.

We depend on a small number of key suppliers for continued provision of our services.

Our purchases are concentrated among a small number of suppliers. In the financial years ended December 31, 2022, 2023 and 2024, our top ten suppliers accounted for approximately 97.3%, 100% and 100% of our purchases respectively. For both six months periods ended June 30, 2024 and 2025, our top ten suppliers accounted for approximately 100% of our purchases. If any of these suppliers were to reduce or cease their business with the Company, it could have a material adverse impact on the Company’s financial condition and results of operations.

The Company has taken steps to mitigate its supplier concentration risk by planning to diversifying its pool of suppliers and developing long-term relationships with its key supplier. However, in the foreseeable future, the Company remains exposed to supplier concentration risk, and any significant changes in the business of its key suppliers could have a material adverse impact on its business.

We are exposed to the credit risks of some our customers.

Our business is dependent on the continued success of its customers. If any of the Company’s customers were to experience financial difficulties or cease operations, it could have a material adverse impact on the Company’s business.

We extend credit terms to some of our customers. Our average accounts receivable turnover days were approximately 71 days, 80 days and 164 days for the financial years ended December 31, 2022, 2023 and 2024 and 149 days and 135 days for the six months period ended June 30, 2024 and 2025, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the financial years ended December 31, 2022, 2023 and 2024 and the six months ended June 30, 2024 and 2025 and, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected. The Company is aware of the risks associated with customer concentration and is taking steps to mitigate these risks. However, investors should be aware of the potential for customer concentration to have a material adverse impact on the Company’s business.

There may be potentially adverse impacts on our corporate governance because of the indemnification provisions in our Second Amended and Restated Memorandum and Articles of Association pertaining to our directors’ and officers’ liability.

Our Second Amended and Restated Memorandum and Articles of Association provide every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. The broad scope of indemnification, covering actions taken in “good faith” and deemed to be in the “best interests” of the Company, may inadvertently diminish the incentive for directors and officers to exercise the highest level of care and diligence in decision-making. The extensive indemnification framework could result in reduced accountability and oversight, raising the risk of misconduct or negligence that may not be in the Company’s or shareholders’ best interests. These provisions may create a scenario where directors and officers are less motivated to act with the utmost care, knowing that the personal consequences of their actions are substantially mitigated. This decreased personal risk could impact corporate governance, potentially exposing shareholders to heightened risks stemming from lapses in judgment, mismanagement, or other adverse outcomes resulting from the actions of directors and officers. Careful consideration of these indemnification provisions is warranted to understand their potential impact on the overall risk profile and governance dynamics of the Company.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China. These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

On August 9, 2023, the Biden administration released an executive order “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern” (the “Outbound Order”), and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the Outbound Order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” including China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in certain types of activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems (“Covered Activities”), with persons from countries of concern engaged in these Covered Activities included in the definition of “Covered Foreign Persons.” A Covered Foreign Person may mean a “person of a country of concern” that engages in a Covered Activity. According to the Outbound Order, a “person of a country of concern” includes (a) any individual that: (1) is a citizen or permanent resident of a country of concern; (2) is not a U.S. citizen; and (3) is not a permanent resident of the United States; or (b) any entity in which one or more persons identified in (a), individually or in the aggregate, directly or indirectly, holds at least 50 percent of any of the following interests of such entity: outstanding voting interest, voting power of the board, or equity interest. As of the date of this prospectus, only China, along with Macau and Hong Kong, is designated as a “country of concern.” However, the list of countries of concern could be updated in the future.

Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of Covered Activities, the

Final Rule could limit our ability to raise capital from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

Recent and potential future changes in U.S. trade policy, including the imposition or expansion of tariffs and other trade restrictions on imported goods from certain countries, have increased uncertainty in global trade and supply chains. Although we do not currently export products to the United States, the imposition of tariffs or other trade barriers could increase costs for equipment, components or materials used in our operations, disrupt regional trade flows, and contribute to broader economic uncertainty. Any resulting slowdown in global economic activity, increased costs, or barriers to trade could materially and adversely affect our business, financial condition and results of operations.

Risks Relating to This Offering and Our Securities

This is a reasonable best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of shares that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to fund our business plans. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available on terms acceptable to us or at all.

If we fail to maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

As a public company, we have historically had limited accounting personnel and other resources to address all aspects of our internal controls and procedures, and we continue to enhance our internal control over financial reporting. Our management is responsible for establishing and maintaining effective internal control over financial reporting, and effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement or maintain effective internal control over financial reporting could result in errors in our financial statements, which could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Class A Ordinary Shares.

We are subject to the requirements of the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. As a foreign private issuer and an emerging growth company, we are not currently required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting. However, if we cease to qualify as an emerging growth company, our independent registered public accounting firm will be required to attest to and report on the effectiveness of our internal control over financial reporting on an annual basis.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations place, and will continue to place, a burden on our management, operational and financial resources and systems, and we may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board has defined a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements, fail to meet our reporting obligations and be subject to regulatory scrutiny or enforcement actions, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to the capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares.

An active trading market for the Class A Ordinary Shares may not be maintained and the trading price for the Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for the Class A Ordinary Shares will be maintained. If an active public market for the Class A Ordinary Shares is not maintained, the market price and liquidity of the Class A Ordinary Shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the purchasers based upon several factors. We can provide no assurance that the trading price of the Class A Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in the Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares.

You will experience immediate dilution as a result of this offering, and any future issuance of Class A Ordinary Shares or adjustments to the offering terms may further dilute existing shareholders.

Based on an offering of 20,750,000 Class A Ordinary Shares at an offering price of $0.40 per Class A Ordinary Share and a net tangible book value of $0.53 per share as of June 30, 2025, the pro forma, as adjusted net tangible book value per share after the offering is expected to be approximately $0.45. This represents an immediate dilution of $0.08 per share to existing shareholders. See “Dilution.”

We may not maintain the listing of our Class A Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

Our Class A Ordinary Shares are currently listed on the Nasdaq Stock Market. In order to maintain our listing, we must continue to satisfy Nasdaq’s continued listing requirements, including requirements relating to minimum bid price, shareholders’ equity, market value of publicly held shares and other financial and qualitative standards. We may be unable to meet these continued listing requirements in the future, and Nasdaq may take action to delist our Class A Ordinary Shares if we fail to maintain compliance.

If Nasdaq were to delist our Class A Ordinary Shares and we were unable to list our shares on another national securities exchange, we expect that our Class A Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including a limited availability of market quotations for our Class A Ordinary Shares, reduced liquidity for our Class A Ordinary Shares, a determination that our Class A Ordinary Shares are “penny stock,” which would require brokers trading in our shares to adhere to more stringent rules and could result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares, a limited amount of news and analyst coverage, and a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares remain listed on Nasdaq, U.S. federal law generally pre-empts state securities laws from regulating the offer and sale of our securities. However, if our Class A Ordinary Shares were no longer listed on Nasdaq, we would be subject to regulation in each state in which we offer our securities, which could increase our compliance costs and restrict the ability of investors to trade our Class A Ordinary Shares.

The sale or availability for sale of substantial amounts of the Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the Class A Ordinary Shares and materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these shares for future sale will have on the market price of the Class A Ordinary Shares.

The public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and the market price of our Class A Ordinary Shares has been volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering.

The public offering price for our Class A Ordinary Shares was determined by negotiations between us and the purchasers and does not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the public offering price.

The market price of our Class A Ordinary Shares has been highly volatile. Since our initial public offering that was consummated on September 29, 2025, our Class A Ordinary Shares have traded at a low of $1.00 and a high of $8.63. Accordingly, you may be unable to sell your Class A Ordinary Shares at or above the offering price.

The wide fluctuations of the market price of our Class A Ordinary Shares may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•        variations in our revenues, earnings, cash flow;

•        fluctuations in operating metrics;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        announcements of new solutions and services and expansions by us or our competitors;

•        termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•        changes in financial estimates by securities analysts;

•        detrimental negative publicity about us, our competitors or our industry;

•        additions or departures of key personnel;

•        release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        regulatory developments affecting us or our industry; and

•        potential litigation or regulatory investigations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our shares may be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our Second Amended and Restated Memorandum and Articles of Association provide that subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of profit and/or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Income Tax Considerations — Passive Foreign Investment Company.”

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

We are a publicly listed company in the United States. As a publicly listed company, we are required to file periodic reports with the SEC upon the occurrence of matters that are material to us and our shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with us. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

As a result of the dual-class share structure of our share capital, SSL has and will continue to have voting control over our Company. The interests of SSL may not align with those of our other shareholders, limiting or precluding our shareholders’ ability to influence corporate matters, including the election of directors, amendments to our memorandum and articles of association, and any merger, consolidation, or other major corporate transactions requiring shareholder approval.

Upon completion of this offering, assuming the sale of all of the Class A Ordinary Shares offered hereby, SSL will beneficially own 5,845,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. As a result of the 50:1 voting ratio between our Class B Ordinary Shares and Class A Ordinary Shares, SSL will control approximately 90.73% of the total voting power of our issued and outstanding share capital following this offering. This concentration of voting power will allow SSL to control all matters submitted to our shareholders for approval, including (i) the election and removal of directors, (ii) mergers, consolidations and other business combinations, (iii) amendments to our memorandum and articles of association, (iv) the approval of significant corporate transactions, and (v) other matters requiring shareholder approval. Accordingly, SSL will have considerable influence, and effectively control, over the outcome of any corporate action requiring shareholder approval for the foreseeable future. Because the interests of SSL may differ from those of our other shareholders, the dual-class share structure and concentrated voting control may also discourage, delay or prevent a change in control of our Company or unsolicited acquisition proposals that other shareholders may believe are in their best interests. Without the consent of SSL, we may be prevented from entering into transactions that could be beneficial to our minority shareholders. The concentration of ownership and voting control may adversely affect the market price of our Class A Ordinary Shares.

In addition, unless our Class B Ordinary Shares are converted or otherwise cease to be outstanding in accordance with our amended and restated memorandum and articles of association, our shareholding structure will remain a dual-class structure, which will continue to result in significant voting control being concentrated with SSL. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a “controlled company” within the meaning of the Nasdaq Stock Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and upon completion of this offering will continue to be, a “controlled company” as defined under the Nasdaq Stock Market Rules because one of our shareholders, SSL, holds more than 50% of the total voting power of our total issued and outstanding share capital. As a result, for so long as we remain a controlled company, we are permitted to elect to rely, and may rely, on certain exemptions from the corporate governance requirements of the Nasdaq Stock Market Rules, including:

•        an exemption from the requirement that a majority of our board of directors be independent directors;

•        an exemption from the requirement that the compensation of our chief executive officer be determined or recommended solely by independent directors; and

•        an exemption from the requirement that our directors be selected or recommended solely by independent directors or a committee composed solely of independent directors.

Although we do not currently intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the event that we no longer qualify as a foreign private issuer.

As an exempted company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely; (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants: (c) a change of control; and (d) transactions other than public offerings.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each financial year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second financial quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting, and other expenses that we would not otherwise incur as a foreign private issuer.

We have incurred and will continue to incur significantly increased costs and have devoted and will continue to devote substantial management time as a result of being a public company and the listing of our Class A Ordinary Shares on Nasdaq.

We have incurred and will continue to incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Nasdaq may apply additional and more stringent criteria for our continued listing since our insiders hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny continued listing, apply additional or more stringent criteria for the continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny continued listing or to apply additional and more stringent criteria in the instances, including: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Since our insiders hold a large portion of our listed securities, Nasdaq may apply additional and more stringent criteria for our continued listing, which may cause delay or even denial of our listing application.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial number of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining issued and outstanding shares will be “restricted securities” as defined in Rule 144. These shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Our Second Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares at a premium.

Our Second Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to determine the terms and rights of such preferred shares without approval of our shareholders.

Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in our company.

We may issue more Class B Ordinary Shares. The issuance of additional Class Ordinary B Shares may result in dilution to holders of our Class A Ordinary Shares. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. As a result, holders of Class B Ordinary Shares have significantly greater voting power than holders of Class A Ordinary Shares. If we decide to issue more Class B Ordinary Shares, it could have the effect of increasing the overall voting power of holders of Class B Ordinary Shares relative to holders of Class A Ordinary Shares, potentially diminishing the influence and control of holders of Class A Ordinary Shares over our corporate affairs. This dilution in voting power could impact the ability of holders of Class A Ordinary Shares to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of holders of Class A Ordinary Shares.

USE OF PROCEEDS

Based upon an offering price of $0.40 per Class A Ordinary Share, we will receive gross proceeds from this offering of approximately US$8,300,000, and net proceeds of approximately US$7,563,875 after deducting estimated offering expenses of approximately $736,125 payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and the net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority. General corporate purposes may include capital expenditures.

Description of Use	Estimated Amount of Net Proceeds
Development of new products (including our Smart Farming System)	15.7%
Business ventures and acquisitions	60.2%
General working capital	24.1%
Total	100%

We currently do not have any binding agreements, letters of intent or definitive arrangements with respect to any specific business venture or acquisition. Our plans for new business ventures and acquisitions are preliminary in nature and are subject to change based on market conditions, the availability of suitable opportunities and the results of our due diligence. Accordingly, the timing, size and nature of any such transactions have not been determined at this time, and there can be no assurance that we will complete any particular business venture or acquisition.

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

Except as disclosed below, we have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

The board of Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company issued and outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor. In addition to the foregoing and subject to any rights and restrictions for the time being attached to any shares, the Company by ordinary resolution may declare dividends (including interim dividends) and distributions on shares of the Company, but no dividend or distribution shall exceed the amount recommended by the Directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Class A Ordinary Shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

•        on an actual basis;

•        on a pro forma basis to reflect the issuance and sale of 1,250,000 Class A Ordinary Shares in our IPO at a public offering price of $4.00 per share, after deducting underwriting discounts and offering expenses paid by us; and

•        on a pro forma, as adjusted basis to reflect the issuance and sale of 20,750,000 Class A Ordinary Shares in this offering at an public offering price of US$0.40 per Class A Ordinary Share, after deducting placement agent discounts and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual unaudited as of June 30, 2025	Pro Forma	Pro Forma, As adjusted
	US$	US$	US$
Class A Ordinary Shares of a par value of US$0.0001 each, 450,000,000 Class A Ordinary Shares authorized, 15,000,000 Class A Ordinary Shares issued and outstanding on an actual basis, 32,000,000 Class A Ordinary Shares issued and outstanding as adjusted basis	1,500	1,625	3,575
Additional paid-in capital	57,905	4,017,844	7,619,705
Retained earnings	8,598,515	7,439,451	8,598,515

Equity attributable to owners of the Company	8,657,920	11,458,920	16,221,795
Non-controlling interest	2	2	2
Total Equity	8,657,922	11,458,922	16,221,797

Indebtedness
Bank loan	80,286	80,286	81,475
Lease liabilities	32,735	32,735	31,379
Amount due to a director	13,875	13,875	13,875
Total Indebtedness	126,896	126,896	126,729
Total Capitalization	7,861,161	11,585,818	16,348,526
Type of Debts	Securities	Terms of repayments	Annual interest rate	Actual	Pro forma and Pro forma, As adjusted
				US$	US$
Bank loan	Director’s personal guarantee, a freehold property and assignment over an insurance	10 years starting from December 2023	4.65%	81,275	81,275
Lease Liabilities	Director’s personal guarantee	5 years starting from July 2024	3.20%	31,379	31,379
Amount due to a director	Not secured	Repayable on demand	Nil	1,393	1,393
Total Indebtedness				114,047	114,047

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the public offering price per Class A Ordinary Share and our pro forma net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the public offering price per Class A Ordinary Share is substantially in excess of the pro forma net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Class A Ordinary Shares. Our net tangible book value attributable to shareholders at June 30, 2025 was US$7,976,818 or approximately US$0.53 per ordinary share. Net tangible book value per Class A Ordinary Share as of June 30, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Class A Ordinary Shares issued and outstanding. Our pro forma net tangible book value attributable to shareholders at June 30, 2025 was US$11,458,922 or approximately US$0.71 per ordinary share. Pro forma net tangible book value per Class A Ordinary Share as of June 30, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Class A Ordinary Shares issued and outstanding and gives effect to the pro forma adjustments described in “Capitalization”.

Our pro forma, as adjusted net tangible book value of our Class A Ordinary Shares as of June 30, 2025 gives effect to the sale of 20,750,000 Class A Ordinary Shares upon completion of the offering at the offering price of US$0.40 per Class A Ordinary Share, after deducting the placement discount and commission and estimated offering expenses. Our pro forma as adjusted net tangible book value as of June 30, 2025 will be approximately US$16,219,722 or US$0.45 per Class A Ordinary Share. This would result in accretion to investors in this offering of approximately US$0.05 per Class A Ordinary Share or approximately 13.4% from the offering price of US$0.40 per share. Pro forma net tangible book value per Class A Ordinary Share would result in dilution to present shareholders by US$0.08 per share attributable to the purchase of the Class A Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Class A Ordinary Share after the offering and the dilution to persons purchasing Class A Ordinary Shares.

Offering price per Class A Ordinary Share	US$	0.40
Net tangible book value per Class A Ordinary Share as of June 30, 2025	US$	0.53
Pro forma net tangible book value per Class A Ordinary Share as of June 30, 2025	US$	11,458,922
Increase in net tangible book value per Class A Ordinary Share attributable to adjustments	US$	0.64
Pro forma as adjusted net tangible book value per Class A Ordinary Share as of June 30, 2025	US$	0.45
Accretion in net tangible book value per Class A Ordinary Share to new investors in the offering	US$	0.05

Pro forma as adjusted net tangible book value as of June 30, 2025, is calculated as follows:

Total assets	US$	31,548,904
Total tangible assets	US$	31,548,904
Less: Total liabilities	US$	15,329,182
Pro forma as adjusted net tangible book value	US$	16,219,722

The following tables summarize, on a pro forma as adjusted basis as of June 30, 2025, the differences between existing shareholders and the new investors with respect to the number of shares of our Class A Ordinary Shares purchased from us, the total consideration paid and the average price per share before deducting the estimated placement agent discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price Per share
	Number	Percent	Amount	Percent
Existing shareholders	15,000,000	42.0%	6,500,000	43.9%	$0.43
New investors	20,750,000	58.0%	8,300,000	56.1%	$0.40
Total	35,750,000	100.0%	14,800,000	100.0%

CORPORATE HISTORY AND STRUCTURE

Corporate History

Our history can be traced back to September 2020 when Mr. Darren Hoo saw an opportunity to develop a company focused on the development, construction and maintenance of aquaculture farms and related works. MMSB was therefore initially established to carry on the provision of these services. Since then, we have grown into a company covering a comprehensive range of services and solutions, which comprises the upgrading and maintenance of aquaculture and agriculture farms, design and development of new aquaculture and agriculture farms, and the sourcing of industrial supplies and rental of machinery for agriculture and aquaculture purposes.

Corporate Structure

Our Company was incorporated in the Cayman Islands on December 7, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital was fifty thousand United States dollars (US$50,000.00) divided into five hundred million (500,000,000) shares of a nominal or par value of US$0.0001 each upon incorporation.

On May 15, 2023, Mr. Darren Hoo completed the transfer of the one share of a nominal or par value of US$0.0001 to SSL for the total consideration of US$0.0001.

On July 31, 2024, the Company entered into a share swap agreement with the shareholders of MMSB, namely, SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC for the purpose of acquiring the entire issued share capital of MMSB, as part of the re-organization undertaken by the Company. As part of the terms of the Share Swap Agreement, SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC as the shareholders of MMSB shall dispose their respective shares in MMSB, representing in aggregate 100% of the issued share capital of MMSB, to MHL and the Company shall acquire the entire issued shares in MMSB. The consideration for the share transfers was based on the net tangible assets value of MMSB as at December 31, 2023 of approximately USD 6,500,000.00 and was to be satisfied by the allotment and issuance of 14,999,999 ordinary shares of a nominal or par value of US$0.0001 each in aggregate to SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC, each credited as fully paid, in proportion to their respective shareholdings in MMSB. Following the completion of the Share Swap Agreement on July 31, 2024, MHL became the holding company of MMSB. Following the completion of the Share Swap Agreement, the issued share capital of the Company was 15,000,000 ordinary shares of a nominal or par value of US$0.0001 each and SSL, USSB, YHCML, ECGL, KLSB, KBSB, Malama and SJCC were collectively the shareholders of MHL.

On September 29, 2025, the Company completed its IPO. In the IPO, the Company issued 1,250,000 shares of a nominal or par value of US$0.0001 each at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$5,000,000 before deducting any underwriting discounts and expenses. The Class A Ordinary Shares began trading on September 26, 2025 on the Nasdaq Capital Market under the ticker symbol “MGN.”

Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus.

____________

(1)      Star Sprite Limited, a business company incorporated in the BVI on November 30, 2022 and wholly owned by Mr. Darren Hoo.

Entities

A description of our subsidiaries, both direct and indirect, are set out below.

MMSB

On February 13, 2020, MMSB was incorporated in Malaysia with limited liability. MMSB commenced business in September, 2020 and is principally engaged in development, construction and maintenance of agriculture and aquaculture farms in Malaysia. As part of a group reorganization completed on July 31, 2024. MMSB became a wholly-owned subsidiary of our Company.

MTSB

On March 18, 2024, MTSB was incorporated in Malaysia with limited liability, and is an indirect subsidiary of MHL and an 80% direct subsidiary of MMSB (the remaining 20% shareholding in MTSB is held by Ms. Tan Chui Fang). Ms. Tan Chui Fang has been involving in the Semiconductor industry for more than 5 years, where she has developed significant connections. Her ability to connect with potential clients will be beneficial to the Company. In recognition of her contributions to MTSB, she has been awarded a 20% equity stake. MTSB increased its paid-up capital by 199,900 shares on July 22, 2024, bringing the total number of issued and paid up shares to 200,000 ordinary shares. MMSB subscribed -to- for the entire issuance, resulting in MMSB holding a 99.99% stake in MTSB as of July 22, 2024. As of the date of this prospectus, the main business activities of MTSB are consultancy and management of projects for process engineering and industrial systems (such as warehouse management system, building management system, etc.), and supply of robotics and automation equipment. As at the date of this prospectus, Ms. Tan Chui Fang does not hold any other role in MHL and MMSB.

Corporate Headquarters

Our principal executive offices are located at B-01-07, Gateway Corporate Suites, Gateway Kiaramas, No.1, Jalan Desa Kiara, 50480 Mont Kiara, Kuala Lumpur, Malaysia. Our telephone number is +60 364201071. Our website address is www.meganmezanin.com. Information on our website does not constitute part of this prospectus. Our registered and records office is located at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a company principally engaged in the development, construction and maintenance of aquaculture farms and related works and supply and installation of smart industrial technologies and solutions. Our operations are based in Malaysia. Since our inception in 2020, we have strived to establish ourselves as a trusted and experienced provider of shrimp farm related maintenance services in Malaysia. As of the date of this prospectus, we have been carrying out a series of upgrading and maintenance works for aquaculture farms, all of which are located in Tawau, Sabah, Malaysia. This constitutes 43.7%, 15.5% and 69.4% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months ended June 30, 2024 and 2025, the upgrading and maintenance works comprised 37.7% and 99.5% of our revenue, respectively. Besides that, we also carried out upgrading works for a pineapple plantation farm located at Kota Tinggi, Johor, Malaysia in 2022 and 2023. This constituted 25.3%, 22.6% and Nil% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months ended June 30, 2024 and 2025, we had no revenue for upgrading works for pineapple plantation farm for both period.

Complementary to our upgrading and maintenance services, we also assist customers with the design and development of new farms. As of the date of this prospectus, we completed the development and construction of a shrimp hatchery center in Semporna, Sabah, Malaysia, where we have been engaged to undertake the construction of hatchery buildings and related functional facilities. We also assisted the development of a 111-acre shrimp farm at Tawau, Sabah, Malaysia. The design and development of new farms comprised 16.4%, 61.7% and 29.3% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months periods ended June 30, 2024 and 2025, the design and development of new farms comprised 62.0% and Nil%, respectively. From time to time, we also assist our customers in sourcing for building materials and machineries available for rental for use on their farms. This comprised 14.6%, 0.2% and 0.2% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months periods ended June 30, 2024 and 2025, this comprised 0.3% and Nil%, respectively.

With our wide suite of services and diverse revenue streams, we are well-positioned to serve customers as a one-stop center for their aquaculture and agriculture needs.

Since our inception, our business has generated significant growth in revenue and profits. Our revenue increased from MYR72,310,038 for the year ended December 31, 2022, to MYR85,237,802 for the year ended December 31, 2023, representing an increase of 17.9% and decreased from MYR85,237,802 for the year ended December 31, 2023 to MYR60,293,562, representing a decrease of 29.3% due to completion of projects. Our revenue decreased from MYR29,329,718 for the six months ended June 30, 2024 to MYR13,944,813 for the six months ended June 30, 2025 representing a decrease of 52.5%.

Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

We are dependent on a small number of key customers for continued sale of our services.

Our revenue is concentrated among a small number of customers. In the financial year ended December 31, 2022, 2023 and 2024, our top four customers accounted for approximately 99.3%, 87.0% and 100% of our revenue, respectively. For the six months periods ended June 30, 2024 and 2025, our top four customers accounted for approximately 100% and 100%, respectively. If any of these customers were to reduce or cease their business with the Company, it could have a material adverse impact on the Company’s financial condition and results of operations.

The Company has taken steps to mitigate its customer concentration risk by diversifying its customer base and developing long-term relationships with its key customers. However, the Company remains exposed to customer concentration risk, and any significant changes in the business of its key customers could have a material adverse impact on its business.

In addition, the Company’s business is dependent on the continued success of its customers. If any of the Company’s customers were to experience financial difficulties or cease operations, it could have a material adverse impact on the Company’s business.

The Company is aware of the risks associated with customer concentration and is taking steps to mitigate these risks. However, investors should be aware of the potential for customer concentration to have a material adverse impact on the Company’s business.

We expect to generate recurring revenue from existing customers for the next two to three years due to the fact that our current customers are the main players in Malaysia shrimp industry, and this trend of customer concentration is likely to be maintained in the next two to three years. We are currently trying to diversify our customers, but we believe that the contribution to our revenue from any such new customers will not initially be as significant as that from our current customers.

The primary substantial portion of our revenues will be derived from Malaysia.

In the financial years ended December 31, 2022, 2023 and 2024 and for the six months ended June 30, 2024 and 2025, all our revenue derived from operations in Malaysia. We anticipate that sales of our services in Malaysia will represent the majority of our revenues in the near future. Any significant decline in the condition of the economy of Malaysia could adversely affect consumer demand for our services, among other things, which in turn would have a material adverse effect on our business and financial condition. Such a decline would occur from numerous factors outside of our control including geopolitical disputes, regional and global economic trends and climatic and environmental disasters.

We depend on a small number of individuals who constitute our current management.

We highly depend on the services of our senior management team including Mr. Darren Hoo and Mr. Ng Kai Tie. The death, disability or other loss of members of our senior management team could result in us being unable to replace such member on reasonable economic terms or in a time period that meets our proposed plan of operations, if we are able to do so at all. We do not carry key-employee insurance to compensate us for the loss of any such individuals.

Our ability to recruit, retain, and motivate key employees may be hampered by market conditions. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees could adversely affect our operating efficiency and financial condition. In addition, our growth strategy may place strains on our management who may become distracted from day-to-day duties.

Critical Accounting Policies and Use of Estimates

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. The subsidiaries are an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to, allowance for expected credit losses, revenue recognition and uncertain tax position. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

Risks and uncertainties

The main operations of the Company are located in Malaysia. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Malaysia, as well as by the general state of the economy in Malaysia. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Malaysia. Although the Company has not experienced losses from these situations and believe believes that it is in compliance with existing laws and regulations including its organization and structure, such experience may not be indicative of future results.

Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in the Malaysia Ringgit (“MYR”), which is the reporting currency of the Company. The functional currency of the Company in the Cayman Islands is United States Dollars (“USD”), its other subsidiaries which are incorporated in Malaysia are Malaysia Ringgit (“MYR”), which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the consolidated statements of comprehensive income during the year in which they occur.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2022	December 31, 2023	December 31, 2024	June 30, 2025
Year-end spot rate	MYR1 = USD4.4002	MYR1 = USD4.5903	MYR1 = USD4.4680	MYR1 = USD4.2084
Average rate	MYR1 = USD4.3982	MYR1 = USD4.5577	MYR1 = USD4.5741	MYR1 = USD4.3752

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from MYR into USD as of December 31, 2024 and June 30, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00 = MYR4.4680 and USD1.00 = MYR4.2084, respectively, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2024 and June 30, 2024, respectively. No representation is made that the MYR amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Fair value measurements

The Company’s financial instruments, including cash and cash equivalents, investments in marketable securities, account receivables, contract assets, deposits and other receivables, account payables, amount due to a director, accrued liabilities and other payables and operating lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The following table presents information about the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022, 2023 and 2024 and June 30, 2024 and 2025 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2022	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	14,272,365	14,272,365	—	—
	December 31, 2023	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	4,434,792	4,434,792	—	—
	December 31, 2024	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	22,594,500	22,594,500	—	—
	June 30, 2024	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities
	June 30, 2025	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	22,657,679	22,657,679	—	—

Fair value estimates are made at a specific point in time based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in Malaysia.

Restricted cash

Restricted cash represents the fixed deposits that have been pledged to lenders as security for the Company’s outstanding bank loan.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days from the date of invoice. In evaluating the collectability of receivable balances, the Company considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, and the credit history and financial conditions of the customers. The Company regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2022, the Company did not make allowance for expected credit losses for accounts receivable after consideration of the following reasons: (1) the Company has on-going projects with the respective customers; (2) regular settlements from the respective customers; (3) the outstanding accounts receivable is still within the operating cycle of the Company; (4) the balances are matured within one year; and (5) all accounts receivable of MYR17,325,463 were fully settled subsequent to year end. As of December 31, 2023, the Company made allowance for expected credit losses amounted to MYR281,479 (USD61,320) for accounts receivable based on the Company’s expected credit losses methodology for the measurement of credit losses. As of December 31, 2024, the Company made allowance for expected credit losses amounted to MYR700,521 (USD156,786) for accounts receivable based on the Company’s expected credit losses methodology for the measurement of credit losses. As of June 30, 2025, the Company’s reversal of the allowance for expected credit losses amounted to MYR982,000 (USD233,343) for accounts receivable based on the Company’s expected credit losses methodology for the measurement of credit losses.

In assessing whether the contract meets the criteria in paragraph 606-10-25-1, the Company assesses whether it is probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the services that will be transferred to the customer. This includes assessing the entity’s history with this class of customer in accordance with paragraph 606-10-55-3B and its business practice of stopping service in response to customer nonpayment in accordance with paragraph 606-10-55-3C. Consequently, as part of this analysis, the entity does not consider the likelihood of payment for services that would not be provided in the event of the customer’s nonpayment because the entity is not exposed to credit risk for those services.

Contract assets, net

Contract assets are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Deposits and other receivables

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. As of December 31, 2022, an amount of MYR4,500,000 relating to the deposit for purchase of a property in Malaysia which has been subsequently refunded on July 31, 2023 due to cessation of acquisition. Other receivables mainly represented advances to subcontractors of MYR4,481,511, MYR22,809,654, MYR11,249,508 (USD2,517,795) and MYR71,314,200 (USD16,945,680) as of December 31, 2022, 2023, 2024 and six months ended June 30, 2025, respectively, for the subcontracting construction services. As of December 31, 2024, the company has completed most of the contracted projects. The company has also maintained advances to the subcontractors for the purpose of upcoming projects that will commence in 2025.

Deferred initial public offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred initial public offering (“IPO”) costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred IPO costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred IPO costs, as well as additional expenses to be incurred, will be charged to statements of comprehensive income.

Investment in marketable securities

Investments in marketable securities, net, consist of investments in listed shares, which are listed on Bursa Malaysia. Marketable securities are accounted for under ASC 321 and reported at their readily determinable fair values as quoted by market exchanges with changes in fair value recorded in other income in the consolidated statements of comprehensive income. All changes in a marketable security’s fair value are reported in earnings as they occur, as such, the sale of a marketable security does not necessarily give rise to a significant gain or loss. Unrealized gains/(losses) due to fluctuations in fair value are recorded in the consolidated statements of comprehensive income. Declines in fair value below cost deemed to be other-than-temporary are recognized as impairments in the consolidated statements of comprehensive income.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Expected useful lives
Office furniture and fittings	10 years
Office equipment	10 years
Motor vehicle	5 years
Renovations	10 years
Freehold property	50 years

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of comprehensive income. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2022, 2023 and 2024 and June 30, 2024 and 2025, no impairment of long-lived assets was recognized.

Accounts payable

Accounts payable represents trade payables to vendors.

Contract liabilities

Contract liabilities are recorded when amounts billed under a contract exceed the progress towards completion of revenue earned under the contract. These payments are non-refundable and are recognized as revenue when our performance obligation is satisfied.

Accrued liabilities and other payables

Accrued liabilities and other payables are primarily include salaries payable as well as other accrual and payable.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding operating lease right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group are accounted for as operating leases.

The Company determine if an arrangement is a lease at inception. On the Company’s balance sheet, the corporate office lease is included in operating lease right-of-use (“ROU”) asset, current portion of operating lease liability and operating lease liability, net of current portion.

Operating lease ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, The Company used the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company used the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in the office lease. The Company reviewed the underlying objective of each contract, the terms of the contract, and consider the current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2022, 2023 and 2024, the Company did not have any impairment loss against its operating lease right-of-use assets.

The Company enters into lease agreement for its motor vehicle. A lease is classified as a finance lease if it meets any of the following criteria at commencement:

1.      Ownership of the underlying asset transfers to the Company by the end of the lease term.

2.      The lease grants the Company a purchase option that is reasonably certain to be exercised.

3.      The lease term covers a major part of the remaining economic life of the asset (generally ≥75%).

4.      The present value of lease payments equals or exceeds substantially all of the asset’s fair value (generally ≥90%).

5.        The underlying asset is specialized such that it has no alternative use to the lessor at the end of the lease term.

Initial Recognition

For finance leases, the Company recognizes a right-of-use (ROU) asset and a corresponding lease liability on the balance sheet at the lease commencement date. The lease liability is measured at the present value of future lease payments, discounted using the rate implicit in the lease (if readily determinable) or the Company’s incremental borrowing rate. The ROU asset is initially measured at the amount of the lease liability, adjusted for:

•        Any prepaid lease payments,

•        Initial direct costs incurred by the Company (e.g., commissions),

•        Less any lease incentives received.

Subsequent Measurement

•        The ROU asset is amortized on a straight-line basis over the shorter of the lease term or the asset’s useful life. Amortization expense is recognized in the income statement within operating costs.

•        The lease liability is reduced as payments are made. Interest expense is recognized using the effective interest method and reported separately in the income statement.

Bank loan

Bank loan comprises a long-term loan. Bank loan is recognized initially at fair value, net of transaction costs incurred. Bank loan is subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

The bank loan as of December 31, 2023 and 2024 and June 30, 2024 and 2025 are set out below:

Bank loan	Principal amount	Maturity date	Period	Interest rate	Third party guarantee	Directors’ personal guarantee
	MYR					MYR
December 31, 2023 and 2024 and June 30, 2024 and 2025
Maybank(1) Commodity Murabahah Term Financing-i	390,600	November 30, 2033	10 years	Base Financing Rate minus 2.00%	Nil	390,600

____________

(1)      MMSB entered into a loan agreement with Maybank Islamic Berhad on April 5, 2023.

For the years ended December 31, 2023 and 2024 and six months ended June 30, 2024 and 2025, the effective interest rate of the Company’s bank loan was 4.65% for both years and both periods.

Other than directors’ personal guarantee, the bank loan are secured by freehold property and bank loan assignment over an insurance policy for a director of the Company.

Revenue recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of April 1, 2020. Accordingly, the consolidated financial statements for the years ended December 31, 2022, 2023 and 2024 and interim condensed consolidated financial statements for the six months periods ended June 30, 2024 and 2025 are presented under ASC 606. The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company elected the modified retrospective method which required a cumulative adjustment to retained earnings instead of retrospectively adjusting prior periods. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In assessing whether the contract meets the criteria in paragraph 606-10-25-1, the Company assesses whether it is probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the services that will be transferred to the customer. This includes assessing the Company’s history with this class of customer in accordance with paragraph 606-10-55-3B and its business practice of stopping service in response to customer nonpayment in accordance with paragraph 606-10-55-3C. Consequently, as part of this analysis, the entity does not consider the likelihood of payment for services that would not be provided in the event of the customer’s nonpayment because the entity is not exposed to credit risk for those services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved. Currently, the Company’s contracts do not include such variable amount. During the year, there is no provision for onerous contracts.

The Company generates its revenues primarily from development of new aquaculture and agriculture farms, upgrading of aquaculture and agriculture farms, sales of industrial supplies and rental of machinery to its customers.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall fixed price, or the fixed price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

To achieve that core principle, the Company applies the five steps defined under Topic 606:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

The determination of whether revenues should be reported on a gross or net basis is based on the Company’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company control the products prior to transferring it. When the Company controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net. To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in its arrangements with both suppliers and customers.

Revenue is presented in the consolidated statements of comprehensive income. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, warranty, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ customers.

The Company currently generates its revenue by the below sources:

(a) Development of new aquaculture and agriculture farms

The Company currently generates revenue from the development of new aquaculture and agriculture farms. The Company is typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in Malaysia. The Company designs and develops aquaculture and agriculture farms based on customers’ specific needs. The contract does not provide any post-contract customer warranty, support, or upgrades and there is no retention withheld by customers. The duration of the development period primarily between 6 to 18 months.

In general, the design and builds of farming mainly consist of four components:

•        Irrigation System

•        Earthwork

•        Water Discharge System

•        Electrical Works

The design of aquaculture and agriculture farms can have a significant impact on the productivity, efficiency, and sustainability of the farm. Some important factors to consider when designing aquaculture and agriculture farms include site selection, infrastructure design and sustainable practices.

The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, building materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined construction project. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

Recognition of revenue and cost of revenue for construction projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts (there is none for the years ended December 31, 2022, 2023 and 2024 and the six months ended June 30, 2024 and 2025) may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of costs on contracts, including labor, machine rental cost, materials, and amounts payable to subcontractors.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

For the years ended December 31, 2022, 2023 and 2024 and six months periods ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to development of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025.

(b) Upgrading of aquaculture and agriculture farms

Revenue from upgrading service contracts, which require the Company to provide technical support and labor services for upgrading of aquaculture and agriculture farms during the contracted periods, is generally between 3 to 18 months. For aquaculture farms (particularly shrimp farms), the focus areas of our works include ensuring proper water levels and quality, aeration and circulation systems and water intake, distribution, and discharge systems of shrimp ponds. For the agriculture farms (particularly pineapple farms), the focus area of our works is soil preparation which involves the improvement of soil structure and aeration. The upgrading services considered to be one single performance obligation since the work procedures are interrelated and affect the functions of each other like the seawater intake system, water distribution system, shrimp ponds, cables, paddle wheels, and water discharge system and work in conjunction are to ensure the farm operates effectively.

The Company recognizes revenue from upgrading of aquaculture and agriculture farms using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, building materials, labor and equipment are included in revenue and cost of revenue. The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined upgrading services. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

For the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to upgrading of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025.

(c) Sales of industrial supplies

The Company also generates revenue from sales of industrial supplies. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the delivery of the industrial supplies to the customer at their specified location at which point control to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the invoice is 30 days from the invoice date.

The industrial supplies were delivered directly to customers by the suppliers and relevant shipping and handling costs for the delivery will be charged to cost of revenue once incurred.

The transaction price does not include variable consideration related to returns or refunds as the contracts do not include provisions that allow for sales refunds or returns of products. For the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to the sale of industrial supplies.

The Company is a principal and records revenue on a gross basis as the Company is primarily responsible for fulfilling the goods or services to the customers, is subject to inventory risk, has discretion in establishing pricing and the ability to direct the control of the promised goods before transferring those goods to the customers.

(d) Rental of machinery

Rental of machinery income are mainly leasing of excavators and cranes from third party supplier, whose equipment are ready to use without, or willing to modification. The Company then sublets these excavators and cranes to customers with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that company enters, the Company acts a principal in the transaction because the Company takes the risk of loss from lack of rental income if itself has leased the machinery as a lessee, but has not procured a lessee to fill the to rent the machineries; accordingly, the Company recognizes rental income using the gross method.

The rental agreements vary with regard to length and payment terms, usually one to six months, subject to the mutual consent of the Company and the lessee. Billing will be raised on monthly basis and payment terms set forth in the invoice is 60 days from the invoice date.

(e) Renovation

Revenue from renovation contracts is recognized over time as control of the renovated asset is transferred to the customer. The company uses the percentage-of-completion method (input method) based on costs incurred relative to total estimated costs to measure progress toward satisfying performance obligations. Revenue is recognized only when it is highly probable that a significant reversal will not occur.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

For the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to renovation services provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025.

Additionally, the Company, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Company has recognized the leases as operating leases. The lessees have no right to terminate the rental agreements.

Other income

Interest income is mainly generated from savings and time deposits and is recognized on an accrual basis using the effective interest method.

Cost of revenue

Cost of revenue consists primarily of buildings material cost, labor cost, machine rental cost and sub-contracting cost. Sub-contracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Labor costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers.

General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees and other miscellaneous administrative expenses.

Employee compensation

The full-time employees of the Company’s subsidiaries in Malaysia are entitled to the government mandated defined contribution plan, such as social security, employee provident fund, employment insurance, and human resource development fund, as required by labor laws in Malaysia. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

Segment reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments.

The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only three operating segments:

a.)     Aquaculture and agriculture;

b.)     Industrial solutions; and

c.)     Investment in marketable securities

All assets are based in Malaysia and all revenue are generated from Malaysia.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)”, Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements through enhanced disclosures about significant segment expenses on an interim and annual basis. ASU 2023-07 became effective starting January 1, 2024, and was applied on a retrospective basis to all periods presented. The Company has adopted this standard for the fiscal year 2024 annual financial statements thereafter.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Income tax penalties are accrued related to late in submission of income tax for the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025. The Company had no uncertain tax positions for the years ended December 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended Decembers 31, 2022, 2023 and 2024 and six months ended June 30, 2024 and 2025, there were no dilutive shares.

Related party

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

Recently issued accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for annual periods beginning after December 15, 2023. Adoption of ASU 2023-07 should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a potential material effect on the Company’s consolidated balance sheets, statements of comprehensive loss and statements of cash flows, and related disclosures.

Results of Operations

Years Ended December 31, 2022, 2023 and 2024

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenue.

	For the year ended December 31,
	2022		2023		2024
	MYR	% of revenue	MYR	% of revenue	MYR	USD	% of revenue
Revenue	72,310,038	100.0%	85,237,802	100.0%	60,293,562	13,494,530	100.0%
Cost of revenue	(57,871,113)	(80.0)%	(70,955,721)	(83.2)%	(48,413,779)	(10,835,671)	(80.3)%
Gross profit	14,438,925	20.0%	14,282,081	16.8%	11,879,783	2,658,859	19.7%

General and administrative expenses	(2,694,918)	(3.7)%	(4,030,856)	(4.7)%	(3,572,145)	(799,495)	(5.9)%
Interest expenses	(386)	(0.0)%	(1,543)	(0.0)%	(23,788)	(5,324)	(0.0)%
Allowance for expected credit losses	—	—	(281,479)	(0.3)%	(700,521)	(156,786)	(1.2)%
Income from operations	11,743,621	16.2%	9,968,203	11.7%	7,583,329	1,697,254	12.6%

Other income/(expenses)
Dividend income	—	—	—	—	32,562	7,288	0.1%
Fair value gain/(loss) on marketable securities	123,652	0.2%	1,552,582	1.8%	(4,607)	(1,031)	0.0%
Interest income	2,325	0.0%	1,633	0.0%	18,393	4,117	0.0%
Total other income, net	125,977	0.2%	1,554,215	1.8%	46,348	10,374	0.1%
Income before income tax	11,869,598	16.4%	11,522,418	13.5%	7,629,677	1,707,628	12.7%
Income tax expense	(3,658,661)	(5.1)%	(3,235,342)	(3.8)%	(2,845,000)	(636,750)	(4.7)%
Net income	8,210,937	11.3%	8,287,076	9.7%	4,784,677	1,070,878	8.0%

Comparison of Years Ended December 31, 2022, 2023 and 2024

Revenue

We generate revenue primarily from (i) development of new aquaculture and agriculture farms; (ii) upgrading of aquaculture and agriculture farms; (iii) sales of industrial supplies; and (iv) renovation. Project services include upgrading works as well as design and development works. Total revenues increased by MYR12,927,764 or 17.9%, from MYR72,310,038 for the year ended December 31, 2022, to MYR85,237,802 for the year ended December 31, 2023, decreased to MYR60,293,562 for the year ended December 31, 2024.

The following table sets forth our revenue by sales categories for the periods indicated.

	For the year ended December 31,
	2022		2023		2024
	MYR	% of revenue	MYR	% of revenue	MYR	USD	% of revenue
Development of new aquaculture and agriculture farms	11,841,961	16.4%	52,582,024	61.7%	42,492,542	9,510,417	70.5%
Upgrading of aquaculture and agriculture farms	49,885,077	69.0%	32,485,378	38.1%	17,660,000	3,952,551	29.3%
Sales of industrial supplies	6,941,000	9.6%	170,400	0.2%	105,030	23,507	0.2%
Renovation	—	—	—	—	35,990	8,055	0.0%
Rental of machinery	3,642,000	5.0%	—	—	—	—	—
Total revenue	72,310,038	100.0%	85,237,802	100.0%	60,293,562	13,494,530	100.0%

During the years ended December 31, 2022, 2023 and 2024, revenue from development of new aquaculture and agriculture farms accounted for 16.4%, 61.7% and 70.5% of the total revenue, respectively, while revenue from upgrading of aquaculture and agriculture farms accounted for 69.0%, 38.1% and 29.3% of the total revenue, respectively. In addition, revenue from sales of industrial supplies accounted for 9.6%, 0.2% and 0.2% of the total revenue during the years ended December 31, 2022, 2023 and 2024 respectively, while revenue from rental of machinery accounted for 5.0% and Nil and Nil during the years ended December 31, 2022, 2023 and 2024 respectively and the revenue from renovation accounted for Nil, Nil and 0.0% during the years ended December 31, 2022, 2023 and 2024 respectively.

Total revenue increased by 57.3%, from MYR45,955,991 for the year ended December 31, 2021, to MYR72,310,038 for the year ended December 31, 2022, primarily due to the following reasons:

i)       an increase in revenue from upgrading of aquaculture and agriculture farms by MYR16,900,526 or 51.2% from MYR32,984,551 for the year ended December 31, 2021, to MYR49,885,077 for the year ended December 31, 2022, as we ramped up a series of upgrading works for aquaculture farms in Tawau, Sabah, Malaysia as well as a pineapple plantation farm located at Kota Tinggi, Johor, Malaysia;

•        Revenue from upgrading of aquaculture and agriculture farms of MYR32,984,551 for the year ended December 31, 2021 consists of revenue from three projects relating to upgrading and maintenance works for aquaculture farms in Tawau, Sabah, Malaysia. As at December 31, 2021, two out of the three above mentioned projects were still ongoing at stages of completion of 23.2% and 65.1% respectively, while the remaining project has been completed.

•        Revenue from upgrading of aquaculture and agriculture farms of MYR49,885,077 for the year ended December 31, 2022 consists of revenue from two projects relating to upgrading and maintenance works for aquaculture farms in Tawau, Sabah, Malaysia amounted to MYR31,560,227, which were projects carried forward from the prior year, and two new projects relating to upgrading works for pineapple plantation farms in Kota Tinggi, Johor, Malaysia amounted to MYR18,324,850. As at December 31, 2022, one of the projects relating to upgrading and maintenance works for aquaculture farms in Tawau, Sabah, Malaysia, was still ongoing at stage of completion 99.19%, while remaining three projects have been completed.

ii)      an increase in revenue from sales of industrial supplies by MYR6,393,560 or 1,167.9% from MYR547,440 for the year ended December 31, 2021 to MYR6,941,000 for the year ended December 31, 2022 due to an increase in sales of higher value industrial supplies to our customers;

iii)    an increase in revenue from development of new aquaculture and agriculture farms by MYR1,641,961 or 16.1% from MYR10,200,000 for the year ended December 31, 2021, to MYR11,841,961 for the year ended December 31, 2022, mainly due to new projects relating to the development of new shrimp hatchery center and shrimp farm in Sabah, Malaysia; and

iv)     an increase in revenue from rental of machinery by MYR1,418,000 or 63.8% from MYR2,224,000 for the year ended December 31, 2021, to MYR3,642,000 for the year ended December 31, 2022, mainly due to the increase in demand for rental of machineries by our customers.

Total revenue increased by 17.9%, from MYR72,310,038 for the year ended December 31, 2022, to MYR85,237,802 for the year ended December 31, 2023, primarily due to the following reason:

i)       an increase in revenue from development of new aquaculture and agriculture farms by MYR40,740,063 or more than 100.0% from MYR11,841,961 for the year ended December 31, 2022, to MYR52,582,024 for the year ended December 31, 2023, mainly contributed by the increase in percentage of completion for the development of new shrimp hatchery center and shrimp farm in Sabah, Malaysia with total contract sum of MYR106,746,450. The percentage of completion from 7.6% as of December 31, 2022 increased to 52.2% as of December 31, 2023.

However, the increase in revenue is partially offset by the following reasons:

i)       decrease in revenue from upgrading of aquaculture and agriculture farms by MYR17,399,699 or 34.9% from MYR49,885,077 for the year ended December 31, 2022, to MYR32,485,378 for the year ended December 31, 2023, as the upgrading works for aquaculture farms in Tawau, Sabah, Malaysia as well as a pineapple plantation farm located at Kota Tinggi, Johor, Malaysia are close to completion, which resulted in decrease in progress billings to the customers. The revenue generated from the two projects in December 31, 2023 were amounted to MYR11,907 (December 31, 2022: MYR31,560,227) and MYR1,684,700 (December 31, 2022: MYR18,324,850) respectively. However, the decrease is mitigated by revenue generated from two new projects for the upgrading works for aquaculture farms in Tawau, Sabah, Malaysia in December 31, 2023 amounted to MYR13,261,272 and a pineapple plantation farm located at Kota Tinggi, Johor, Malaysia amounted to MYR17,527,500. As at December 31, 2023, one of the projects relating to upgrading and maintenance works for aquaculture farm in Tawau, Sabah, Malaysia, was still ongoing at stage of completion 54.60%, while upgrading and maintenance works for a pineapple plantation farm has been completed;

ii)      decrease in revenue from sales of industrial supplies by MYR6,770,600 or 97.5% from MYR6,941,000 for the year ended December 31, 2022 to MYR170,400 for the year ended December 31, 2023 due to decrease in demand from our customers;

iii)    decrease in revenue from rental of machinery by MYR3,642,000 or 100.0% from MYR3,642,000 for the year ended December 31, 2022, to MYRNil for the year ended December 31, 2023, mainly due to the lower demand for rental of machineries by our customers.

Total revenue decreased by 29.3%, from MYR85,237,802 for the year ended December 31, 2023, to MYR60,293,562 for the year ended December 31, 2024, primarily due to the following reason:

i)       a decrease in revenue from development of new aquaculture and agriculture farms by MYR10,089,482 or 19.2% from MYR52,582,024 for the year ended December 31, 2023, to MYR42,492,542 for the year ended December 31, 2024, mainly contributed by the decrease in percentage of completion for the development of new shrimp hatchery center and shrimp farm in Sabah. The decrease is mainly because of lesser projects on hand for the year ended December 31, 2024.

ii)      A decrease in revenue from upgrading of aquaculture and agriculture farms by MYR14,825,378 or 45.6% from MYR32,485,378 to for the year ended December 31, 2023, to MYR17,660,000 for the year ended December 31, 2024 mainly due to lesser project during the year ended December 31, 2024.

Nevertheless, we expect that there will be a slight change in the proportion of the revenue contribution in future financial periods. Through our discussions with customers on their future plans, they are more inclined towards maintaining the same land footprint and improving farm output efficiency, through a series of upgrading works.

On March 18, 2024, the Company incorporated MTSB with 99.99% shareholdings of MTSB. The principal activities of MTSB is to supply and installation of smart industrial technologies and solutions.

Cost of revenue

The cost of revenue primarily consists of subcontracting cost, and purchase of building material and rental of machinery. The total cost of revenue increased by MYR21,779,108, or 60.3%, from MYR36,092,005 for the year ended December 31, 2021, to MYR57,871,113 for the year ended December 31, 2022. The total cost of revenue increased by MYR13,084,608, or 22.6%, from MYR57,871,113 for the year ended December 31, 2022, to MYR70,955,721 for the year ended December 31, 2023. The total cost of revenue decreased by MYR22,541,942, or 31.8%, from MYR70,955,721 for the year ended December 31, 2023, to MYR48,413,779 for the year ended December 31, 2024.

The following table sets forth our cost of revenue by sales categories for the periods indicated.

	For the year ended December 31,
	2022		2023		2024
	MYR	% of revenue	MYR	% of revenue	MYR	USD	% of revenue
Development of new aquaculture and agriculture farms	9,976,242	13.8%	44,669,424	52.4%	33,288,263	7,450,371	55.2%
Upgrading of aquaculture and agriculture farms	37,887,871	52.4%	26,123,097	30.6%	15,023,000	3,362,355	24.9%
Sales of industrial supplies	6,582,200	9.1%	163,200	0.2%	72,501	16,227	0.1%
Renovation	—	—	—	—	30,015	6,718	0.0%
Rental of machinery	3,424,800	4.7%	—	—	—	—	—
Total cost of revenue	57,871,113	80.0%	70,955,721	83.2%	48,413,779	10,835,671	80.2%

In our cost of revenue, the cost of development of new aquaculture and agriculture farms as well as upgrading of aquaculture and agriculture farms is mainly comprised of subcontracting costs. The cost of sales of industrial supplies and rental of machinery mainly includes sourcing of building materials and machineries respectively. The overall 22.6% increase and 31.8% decrease in cost of revenue for the years ended December 31, 2023 and 2024 are in line with the increase in our revenue over the same period.

Gross profit

For the years ended December 31, 2022, 2023 and 2024, our gross profit was MYR14,438,925, MYR14,282,081 and MYR11,879,783, respectively, and our gross profit margins were 20.0%, 16.8% and 19.7%, respectively. The margins for December 31, 2022 slightly higher mainly because of the lower cost of revenue. The margins remain constants for the years ended December 31, 2023 and 2024.

General and administrative expenses

General and administrative expenses consisted primarily of office rental, salary and welfare expenses, tax penalties and professional service fees. General and administrative expenses decreased by MYR2,088,663 or 43.7%, from MYR4,783,581 for the year ended December 31, 2021, to MYR2,694,918 for the year ended December 31, 2022, mainly due to significant decrease in tax penalties and professional fees by MYR867,250 and MYR1,836,775 respectively, offset by an increase in investment charges by MYR759,326.

General and administrative expenses increased by MYR1,335,938 or 49.6%, from MYR2,694,918 for the year ended December 31, 2022, to MYR4,030,856 for the year ended December 31, 2023, mainly due to significant increase in professional fees by MYR2,033,025 and increase in tax penalties by MYR751,775.

General and administrative expenses decreased by MYR458,711 or 11.4%, from MYR4,030,856 for the year ended December 31, 2023, to MYR2,572,145 for the year ended December 31, 2024, mainly due to significant decrease in professional fees by MYR944,245 and partially offset by other general and administrative expenses increase by MYR470,933.

Interest expenses

Interest expenses consisted primarily of interest expenses from finance lease liabilities and bank loan. For the years ended December 31, 2022, 2023 and 2024, interest expenses was MYR386, MYR1,543 and MYR23,788, respectively.

Allowance for expected credit losses

Allowance for expected credit losses on accounts receivable was MYRNil, MYR281,479 and MYR700,521 for the years ended December 31, 2022, 2023 and 2024 respectively.

Fair value gain/(loss) on marketable securities

Fair value gain on marketable securities increased by MYR1,428,930 or more than 100% from MYR123,652 for the year ended December 31, 2022, to MYR1,552,582 for the year ended December 31, 2023. The increase was mainly due to lower unrealized fair value losses on investments in marketable securities of MYR75,236 for the year ended December 31, 2023 compared to unrealized fair value losses on investments in marketable securities of MYR1,784,544 for the year ended December 31, 2022.

During the year ended December 31, 2024, the Company is suffering loss amounting to MYR4,607 for the year ended December 31, 2024 despite the fair value gain of MYR1,552,582 for the year ended December 31, 2023. The loss is mainly due to the adjustment for the fair value loss for the shares that the Company acquired.

Interest income

Interest income consisted primarily of interest income from bank deposits. For the year ended December 31, 2022, 2023 and 2024, interest income was MYR2,325, MYR1,633 and MYR18,393, respectively.

Income tax expense

Our income tax expense decreased by MYR423,319 or 11.6% from MYR3,658,661 for the year ended December 31, 2022, to MYR3,235,342 for the year ended December 31, 2023. The effective tax rates are 30.8% and 28.1% for the year ended December 31, 2022 and 2023 respectively. The decrease in effective tax rate for the year ended December 31, 2023 is mainly due to higher income generated that are not taxable for calculation of income tax purposes.

Our income tax expense decreased by MYR390,342 or 12.1% from MYR3,235,342 for the year ended December 31, 2023, to MYR2,845,000 for the year ended December 31, 2024. The effective tax rates are 28.1% and 37.3% for the year ended December 31, 2023 and 2024 respectively. The increase in effective tax rate for the year ended December 31, 2024 is mainly due to higher expenses incurred that are not deductible for calculation of income tax purposes.

Net income

Our net income increased marginally by MYR76,139 or 0.9%, from MYR8,210,937 for the year ended December 31, 2022 to MYR8,287,076 for the year ended December 31, 2023 due to increase in general and administrative expenses and allowance for expected credit losses on accounts receivable, offset by increase in fair value gain on marketable securities. Our net income decreased by MYR3,502,399, or 42.3%, from MYR8,287,076 for the year ended December 31, 2023, to MYR4,784,677 due to decrease in the gross profits earned during the year ended December 31, 2024, partially offset by decrease in general and administrative expenses and income tax expense.

Periods Ended June 30, 2024 and 2025

	For the period ended June 30,
	2024		2025
	MYR	% of revenue	MYR	USD	% of revenue
Revenue	29,329,718	100.0%	13,944,813	3,313,566	100.0%
Cost of revenue	(24,256,173)	(82.7)%	(11,632,233)	(2,764,051)	(83.4)%
Gross profit	5,073,545	17.3%	2,312,580	549,515	16.6%

General and administrative expenses	(674,335)	(2.3)%	(357,370)	(84,918)	(2.6)%
Interest expenses	(9,048)	(0.0)%	(12,667)	(3,010)	(0.1)%
(Allowance)/Reversal of allowance for expected credit losses	(243,217)	(0.8)%	982,000	233,343	7.0%
Profit from operation	4,146,945	14.1%	2,924,543	694,930	21.0%

	For the period ended June 30,
	2024		2025
	MYR	% of revenue	MYR	USD	% of revenue
Other income
Fair value loss on marketable securities	(493,041)	(1.7)%	(512,903)	(121,876)	(3.7)%
Dividend income	7,862	0.0%	11,223	2,667	0.1%
Interest income	10,999	0.8%	46,333	11,010	0.8%
Profit before income taxes	3,672,765	12.5%	(455,347)	(108,199)	(3.3)%
Income tax expense	(945,877)	(3.2)%	(945,877)	(200,389)	(6.0)%
Net Income	2,726,888	9.3%	2,469,196	586,731	17.7%

Comparison of Periods Ended June 30, 2024 and 2025

Revenue

We generate revenue primarily from (i) development of new aquaculture and agriculture farms; (ii) upgrading of aquaculture and agriculture farms; (iii) sales of industrial supplies; and (iv) rental of machinery. Project services include upgrading works as well as design and development works. Total revenues decreased by MYR15,384,905 or 52.5%, from MYR29,329,718 for the six months ended June 30, 2024, to MYR13,944,813 for the six months ended June 30, 2025.

	For the Six Months Ended June 30,
	2024 (Unaudited)		2025 (Unaudited)
	MYR	%	MYR	US$	%
Revenues:
Development of new aquaculture and agriculture farms	18,183,119	62.0	—	—	—
Upgrading of aquaculture and agriculture farms	11,046,599	37.7	13,868,859	3,295,518	99.5
Sales of industrial supplies	100,000	0.3	75,954	18,048	0.5
Total Revenue	29,329,718	100.0	13,944,813	3,313,566	100

During the six months periods ended June 30, 2024 and 2025, revenue from development of new aquaculture and agriculture farms accounted for 62.0% and Nil% of the total revenue, respectively, while revenue from upgrading of aquaculture and agriculture farms accounted for 37.7% and 99.5% of the total revenue, respectively. In addition, revenue from sales of industrial supplies accounted for 0.3% and 0.5% during the six months periods ended June 30, 2024 and 2025 respectively.

Our revenue decreased significantly because the development of new aquaculture and agriculture farms have been completed in 2024.

Cost of revenue

The cost of revenue primarily consists of subcontracting cost, and purchase of building material and rental of machinery.

The following table sets forth our cost of revenue by sales categories for the periods indicated.

	For the period ended June 30,
	2024 (Unaudited)		2025 (Unaudited)
	MYR	% of revenue	MYR	USD	% of revenue
Development of new aquaculture and agriculture farms	15,147,155	51.7%	—	—	—%
Upgrading of aquaculture and agriculture farms	9,041,018	30.8%	11,568,375	2,748,877	83.0%
Sales of industrial supplies	68,000	0.2%	63,858	15,174	0.4%
Total cost of revenue	24,256,173	82.7%	11,632,233	2,764,051	83.4%

In our cost of revenue, the cost of development of new aquaculture and agriculture farms as well as upgrading of aquaculture and agriculture farms is mainly comprised of subcontracting costs. The cost of sales of industrial mainly includes sourcing of building materials. The cost of revenue decreased from MYR24,256,173 for the six months ended June 30, 2024 to MYR11,632,233 for the six months ended June 30, 2025, representing a decrease of 52.0%.

Gross profit

For the six months periods ended June 30, 2024 and 2025, our gross profit was MYR5,073,545 and MYR2,312,580, respectively, and our gross profit margins were 17.3% and 16.6%, respectively. The margins remained relatively constant and the decrease in gross profit over the six months periods ended June 30, 2024 and 2025. The margins slight decrease in gross profit in the six months ended June 30, 2025 is in line with the decrease of revenue.

General and administrative expenses

General and administrative expenses consisted primarily of office rental, salary and welfare expenses, tax penalties and professional service fees. The decrease is mainly because of the lower of professional fees.

Interest expenses

Interest expenses consisted primarily of interest expenses from finance lease liabilities and bank loan. For the six months periods ended June 30, 2024 and 2025, interest expenses was MYR10,999 and MYR12,667, respectively.

(Allowance)/Reversal of allowance for expected credit losses

Reversal of allowance for expected credit loses was MYR982,000 for the six months ended June 30, 2025 and allowance for expected credit losses on accounts receivable was and MYR243,217 for the six months ended June 30, 2024. The reversal made during the six months ended June 30, 2025 is mainly due to receivables have been fully repaid and no overdue balances.

Other expenses

	For the period ended June 30,
	2024 (Unaudited)		2025 (Unaudited)
	MYR	% of revenue	MYR	USD	% of revenue
Dividend income	7,862	0.0%	11,223	2,667	0.1%
Fair value loss on marketable securities	(493,041)	(1.7)%	(512,903)	(121,876)	(3.7)%
Interest income	10,999	0.0%	46,333	15,183	0.3%
Total other expenses	(474,180)	(1.6)%	(455,347)	(104,026)	(3.3)%

Fair value loss on marketable securities

During the six months periods ended June 30, 2024 and 2025, the fair value loss increased from MYR493,041 for the six months period ended June 30,2024 to MYR512,903 for the six months ended June 30, 2025, mainly due to unrealized loss on marketable securities.

Income tax expense

Our income tax expense decreased by MYR355,963 or 37.6% from MYR945,877 for the six months ended June 30, 2024, to MYR589.914 for the six months ended June 30, 2025. The effective tax rates are 25.8% and 23.9% for the six months periods ended June 30, 2024 and 2025 respectively.

Net income

Our net income decreased by MYR847,606, or 31.1%, from MYR2,726,888 for the six months ended June 30, 2024, to MYR1,879,282 for the period ended June 30, 2025 due to increase in general and administrative expenses, allowance for expected credit losses on accounts receivable and loss of fair value loss of marketable securities.

Liquidity and Capital Resources

The Company’s accounts have been prepared assuming that the company will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Company and repayment of the short-term debt facilities, if any, as and when they fall due.

The Company has considered whether there is substantial doubt about its ability to continue as a going concern. Cash flow from operations and capital contributions and advances from a director have been utilized to finance the working capital requirements of the Company.

As of December 31, 2024, the Company has positive cash flow from operating activities of MYR13,157,048 (USD2,944,729), positive cash from financing activities of MYR1,002,282 (USD224,324). However, the Company has negative cash flow from investing activities of MYR18,266,312 (USD4,088,251), which the Company mainly used in acquisition of marketable securities. And the Company had a positive balance of MYR9,365 (USD2,096) in cash and cash equivalents, which is unrestricted as to withdrawal and use as of December 31, 2024.

As of June 30, 2025, the Company has positive cash flow from operating activities of MYR806,763 (USD806,763). However, the Company has negative cash flow from investing activities of MYR576,342 (USD136,950), which the Company mainly use for purchases of marketable securities. The Company had a positive balance of MYR215,602 (USD51,231) in cash and cash equivalents, which is unrestricted as to withdrawal and use as of June 30, 2025.

The Company maintains a significant portion of its financial assets in marketable equity securities, which are subject to market volatility and may not be readily convertible to cash without potential loss of value. As of December 31, 2024, the Company held approximately MYR23 million (2022: MYR14 million; 2023: MYR4 million) in equity investments, representing 33% (2022: 30%; 2023: 9%) of total current assets, while cash and cash equivalents totaled MYR0.01 million (2022: MYR7 million; 2023: MYR4 million). While as of June 30, 2025, the Company held approximately MYR23 million in equity investments representing 23% of total current assets, while cash and cash equivalents totaled MYR0.22 million.

The Company’s liquidity management strategy focuses on maintaining adequate financial flexibility to meet short-term obligations and operating needs. Although the Company’s cash position is limited, it considers its portfolio of publicly traded equity securities to be a secondary source of liquidity. These investments are classified as available-for-sale and can be liquidated, subject to market conditions, to meet cash flow requirements.

The Company currently maintain a reasonable lines of credit or other external financing arrangements. Management actively monitors the liquidity profile of its investment portfolio and evaluates market conditions to ensure sufficient access to funds when needed.

In addition, the Company ensures that it has sufficient cash on demand or highly liquid asset such as investment in marketable securities that are convertible to cash in a short period of time to meet expected operational expenses for a period of, at least, twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

Based on the above and taking into consideration our funding requirements, the expected cash flows from operations and our existing level of cash and cash equivalents, the management of the Company believes that the Company will have sufficient working capital for its present requirements.

Furthermore, pertaining to the capital commitment, the Company intends to use part of the proceeds from this offering for the development of Smart Farming System, which includes establishment of research and development facility, machineries and equipment for approximately MYR5,300,000 (USD1,300,000). Please refer to “Use of Proceeds” for more information. As such, the development of Smart Farming System will not cause any impact on our liquidity in the near future.

Cash Flows Analysis

Cash Flows for the Years Ended December 31, 2022, 2023 and 2024

The following table sets forth a summary of our cash flows for the periods indicated.

	For the year ended December 31,
	2022	2023	2024
	MYR	MYR	MYR	USD
Net cash provided by/(used in) operating activities	8,202,144	(21,653,985)	4,999,695	1,119,002
Net cash (used in)/provided by investing activities	(1,752,308)	16,030,972	(10,264,959)	(2,297,439)
Net cash provided by/(used in) financing activities	(982,983)	2,534,630	1,158,282	259,239
Increase/(Decrease) in cash and cash equivalents	5,466,853	(3,088,383)	(4,106,982)	(919,198)
Cash and cash equivalents at the beginning of the period	1,737,877	7,204,730	4,116,347	921,294
Cash and cash equivalents at the end of the period	7,204,730	4,116,347	9,365	2,096

Operating Activities

For the year ended December 31, 2024, net cash generated from operating activities of MYR4,999,695 primarily resulted from our net income of MYR4,784,677, as adjusted for non-cash items and changes in operating activities. Adjustments for non-cash items primarily consisted fair value loss on marketable securities amounting to MYR4,607, depreciation of property and equipment amounting to MYR40,408, allowance for expected credit losses amounting to MYR700,521 and interest expenses amounting to MYR22,246.

Changes in operating assets and liabilities mainly included:

(i)     an increase in accounts receivable of MYR14,650,568, mainly due to slower collection from receivables;

(ii)    a decrease in deposits and other receivables of MYR11,537,887, mainly due to the decrease of advances to subcontractors;

(iii)   an increase in deferred initial public offering costs of MYR84,163 mainly due to payment made during the year; and

(iv)   a decrease in accounts payable of MYR1,417,027, mainly due to payment made during the year;

(v)    an increase in contract liabilities of MYR1,115,269, mainly due to advance receipts from customers;

(vi)   an increase in accrued liabilities and other payables of MYR146,978, mainly due to accrued expenses; and

(vii)  an increase in income taxes payables of MYR2,845,000, mainly due to an increase in tax provisions.

For the year ended December 31, 2023, net cash used in operating activities of MYR21,653,985 primarily resulted from changes in operating activities and as adjusted for non-cash items despite generated net income of MYR8,287,076. Adjustments for non-cash items primarily consisted fair value gain on marketable securities amounting to MYR1,552,582.

Changes in operating assets and liabilities mainly included:

(i)     an increase in accounts receivable of MYR3,046,438, mainly due to an increase in billings in line with the increase in revenue;

(ii)    a decrease in contract assets of MYR2,126, mainly resulting from the decrease of the unbilled revenue;

(iii)   an increase in deposits and other receivables of MYR18,264,133, mainly due to increase in advances to subcontractors;

(iv)   an increase in deferred initial public offering costs of MYR1,845,532 mainly due to payment made during the year; and

(v)    a decrease in accounts payable of MYR1,891,628, mainly due to prompt payments to suppliers and subcontractors;

(vi)   a decrease in contract liabilities of MYR1,714,269, mainly due to revenue recognized during the year exceeding advances receipts from customers;

(vii)  a decrease in accrued liabilities and other payables of MYR5,154,530, mainly due to accruals in tax penalties; and

(viii) an increase in income taxes payables of MYR3,235,342, mainly due to an increase in tax provisions.

For the year ended December 31, 2022, net cash generated from operating activities of MYR8,202,144 primarily resulted from our net income of MYR8,210,937, as adjusted for non-cash items and changes in operating activities. Adjustments for non-cash items primarily consisted fair value gain on marketable securities amounting to MYR123,652.

Changes in operating assets and liabilities mainly included:

(i)     an increase in accounts receivable of MYR6,722,023, mainly due to an increase in billings in line with the increase in revenue;

(ii)    a decrease in contract assets of MYR906,985, mainly resulting from the decrease of the unbilled revenue;

(iii)   a decrease in deposits and other receivables of MYR3,570,355, mainly due to deferred initial public offering costs and the decreased advances to subcontractors;

(iv)   an increase in deferred initial public offering costs of MYR930,007 mainly due to payment made during the year; and

(v)    a decrease in accounts payable of MYR4,944,902, mainly due to prompt payments to suppliers and subcontractors;

(vi)   an increase in contract liabilities of MYR3,799,250, mainly due to advance receipts from customers;

(vii)  an increase in accrued liabilities and other payables of MYR776,466, mainly due to payables in relation to the accrued expenses;

(viii) payment of operating lease liabilities of MYR17,614; and

(ix)   an increase in income taxes payables of MYR3,658,661, mainly due to an increase in tax provisions.

Investing Activities

For the year ended December 31, 2024, net cash used in investing activities was MYR10,264,959, which was primarily driven by net payment for marketable securities of MYR10,162,962 and purchases of property and equipment amounting to MYR102,017.

For the year ended December 31, 2023, net cash generated from investing activities was MYR16,030,972, which was primarily driven by net proceeds from marketable securities of MYR12,093,171, offset by deposits refunded for purchase of property of MYR4,500,000 and purchase of property and equipment of MYR562,199.

For the year ended December 31, 2022, net cash used in investing activities was MYR1,752,308, which was primarily driven by net investment in marketable securities of MYR2,808,229, and deposits paid for purchase of properties of MYR4,555,800.

Financing Activities

For the year ended December 31, 2024, net cash generated from financing activities was MYR1,158,282, which was primarily driven by increase of amount due to a related party, Star Sprite Limited, increased by MYR1,211,857 and partially offset by below:

(1)    Advance from a director, Darren Hoo Wei Sern amounted to MYR11,807

(2)    Repayment of bank loan amounting to MYR46,818; and

(3)    Repayment of lease liabilities amounting to MYR18,564.

For the year ended December 31, 2023, net cash generated from financing activities was MYR2,534,630, which was primarily driven by as below:

(1)    Advance from a director, Darren Hoo Wei Sern amounted to MYR50,188;

(2)    Amount due to a related party, Star Sprite Limited amounted to MYR2,108,419; and

(3)    Proceeds from bank loan, Maybank Islamic Berhad amounted to MYR390,600.

However, net cash generated from financial activities was mitigated by repayments of bank loan and fixed deposit placement amounted to MYR2,487 and MYR12,090 respectively.

For the year ended December 31, 2022, net cash used in financing activities was MYR982,983, which was driven by repayment to a director, Darren Hoo Wei Sern amounted to MYR982,983.

Cash Flows for the Periods Ended June 30, 2024 and 2025

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Six Months Ended June 30,
	2024 (Unaudited)	2025 (Unaudited)
	MYR	MYR	US$
Net cash provided by operating activities	10,226,843	806,763	806,763
Net cash used in investing activities	(14,435,080)	(576,342)	(136,950)
Net cash provided by/(used in) financing activities	120,798	(24,184)	(5,746)
(Decrease)/increase in cash and cash equivalents	(4,087,439)	206,237	49,006
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,116,347	9,365	2,225
CASH AND CASH EQUIVALENTS AT END OF PERIOD	28,908	215,602	51,231

Operating Activities

For the six months ended June 30, 2025, net cash provided by operating activities of MYR806,763 primarily resulted from changes in operating activities and as adjusted for non-cash items despite generated net income of MYR1,879,282. Adjustments for non-cash items primarily consisted fair value loss on marketable securities and reversal of expected credit losses amounting to MYR512,903 and MYR982,000 for the six months ended June 30, 2024 and 2025, respectively.

Changes in operating assets and liabilities mainly included:

(i)     a decrease in accounts receivable of MYR31,892,254, mainly due to collection from customer is on time;

(ii)    an increase in deposits and other receivables of MYR60,043,408, mainly due to increase in advances to subcontractors;

(iii)   an increase in contract liabilities of MYR27,343,000, mainly due to increase of contract liabilities for service not yet performed to the customers.

(iv)   a decrease in accrued liabilities and other payables of MYR468,916, mainly due to payment made for consultant service fees, marketable securities yet to pay and provision for income tax penalty.

(v)    an increase in income taxes payables of MYR583,257, mainly due to an increase in tax provisions during the year.

For the six months ended June 30, 2024, net cash provided by operating activities of MYR10,226,843 primarily resulted from changes in operating activities and as adjusted for non-cash items despite generated net income of MYR2,726,888. Adjustments for non-cash items primarily consisted fair value loss on marketable securities and allowance for expected credit losses amounting to MYR493,041 and MYR243,217, respectively.

Changes in operating assets and liabilities mainly included:

(vi)   an increase in accounts receivable of MYR8,518,320, mainly due to slower of collection from customer is mainly because of the delay on the approval for their credit facilities;

(vii)  a decrease in deposits and other receivables of MYR5,009,299, mainly due to decrease in advances to subcontractors;

(viii) an increase in accounts payable of MYR876,964, mainly due to slower payments to suppliers and subcontractors;

(ix)   an increase in contract liabilities of MYR2,800,802, mainly due to increase of contract liabilities for service not yet performed to the customers.

(x)    an increase in accrued liabilities and other payables of MYR5,629,717, mainly due to an increase in payables for consultant service fees, marketable securities yet to pay and provision for income tax penalty.

(xi)   an increase in income taxes payables of MYR945,877, mainly due to an increase in tax provisions during the year.

Investing Activities

For the six months ended June 30, 2025, net cash used in investing activities was MYR576,342, which was primarily driven by net purchases of marketable securities of MYR576,082 and purchase of property and equipment of MYR260.

For the six months ended June 30, 2024, net cash used in investing activities was MYR14,435,080, which was primarily driven by net purchases of marketable securities of MYR14,335,456 and purchase of property and equipment of MYR99,624.

Off Balance Sheet Arrangements

As of December 31, 2022, 2023 and 2024 and June 30, 2024 and 2025, we had no off-balance sheet financing arrangements.

Contractual Commitments

We lease property for the purpose of back-office operations for management personnel and business operation and leases equipment for the back-office operations. The future minimum lease payments under these non-cancellable operating leases are recognized as right-of-use assets and lease liabilities in the consolidated statement of financial position.

As of December 31, 2022, 2023 and 2024 and June 30, 2024 and 2025, we did not have any capital commitments.

Concentration of Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a client or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of account receivables, deposits, contracts receivable, contract assets, and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated balance sheets. Other than above, the Company has no other financial assets which carry significant exposure to credit risk.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of contracts receivable. The Company conducts credit evaluations of its clients, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its clients to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers whom represent 10% or more of the Company’s total revenue:

	For the year ended December 31,
	2022		2023		2024
	MYR	% of revenue	MYR	% of revenue	MYR	USD	% of revenue
Amount of the Company’s revenue
Customer A	7,313,884	10.1%	13,261,271	15.6%	11,046,599	2,426,138	18.3%
Customer B	32,388,843	44.8%	47,090,553	55.2%	48,932,179	10,746,856	81.2%
Customer C	18,324,850	25.3%	19,212,200	22.5%	*	*	*
	For the period ended June 30,
	2024		2025
	MYR	% of revenue	MYR	USD	% of revenue
Amount of the Company’s revenue
Customer A	11,046,599	37.7%	3,250,000	772,265	23.3%
Customer C	18,080,497	61.6%	10,665,000	2,534,217	76.5%

____________

*        Represents percentages less than 10%

The following table sets forth a summary of single customers whom represent 10% or more of the Company’s total gross accounts receivable:

	For the year ended December 31,
	2022		2023		2024
	MYR	% of account receivable	MYR	% of account receivable	MYR	USD	% of account receivable
Amount of the Company’s accounts receivable
Customer A	8,457,871	48.8%	*	*	*	*	*
Customer B	7,682,742	44.3%	18,791,450	92.2%	34,601,600	7,740,401	98.7%
	For the period ended June 30,
	2024			2025
	MYR	% of account receivable	MYR	USD	% of account receivable
Amount of the Company’s accounts receivable
Customer A	11,307,871	39.9%	—	—	—%
Customer	17,566,450	61.9%	3,120,000	741,374	99.7%

____________

*        Represents percentages less than 10%

The following table sets forth a summary of suppliers that represent 10% or more of the Company’s total purchases:

	For the year ended December 31,
	2022		2023		2024
	MYR	% of cost of revenue	MYR	% of cost of revenue	MYR	USD	% of cost of revenue
Amount of the Company’s purchases:
Supplier A	*	*	*	*	4,750,000	1,063,115	10.0%
Supplier B**	21,159,286	36.6%	15,329,495	21.6%	*	*	*
Supplier C	23,307,322	40.3%	48,937,982	69.0%	27,434,744	6,140,274	56.7%
Supplier D	*	*	*	*	12,530,200	2,804,432	25.9%
	For the period ended June 30,
	2024		2025
	MYR	% of cost of revenue	MYR	USD	% of cost of revenue
Amount of the Company’s purchases:
Supplier A	4,750,000	19.6%	—	—	—%
Supplier C	14,054,000	57.9%	11,476,500	2,727,046	98.7%
Supplier E	3,459,000	14.3%	—	—	—%

____________

*        Represents percentages less than 10%

**      Related party — VC Marine Sdn. Bhd.

The following table sets forth a summary of single suppliers whom represent 10% or more of the Company’s total payable:

	For the year ended December 31,
	2022		2023		2024
	MYR	% of accounts payable	MYR	% of accounts payable	MYR	USD	% of accounts payable
Amount of the Company’s accounts payable:
Supplier A	975,000	26.8%	720,000	41.1%	190,400	42,614	56.8%
Supplier B**	—	—	739,879	42.2%	—	—
Supplier C	2,357,762	64.7%	—	—	—	—
Supplier E	—	—	215,000	12.3%	—	—
Supplier F	—	—	—	—	130,000	29,096	38.8%
	December 31, 2024		June 30, 2025
	MYR	% of account payable	MYR	USD	% of account payable
Amount of the Company’s account payables:
Supplier A	190,400	56.8%	190,400	45,243	56.5%

____________

**      Related party — VC Marine Sdn Bhd

BUSINESS

Overview

We are a company principally engaged in the development, construction and maintenance of aquaculture farms and related works. Our operations are based in Malaysia. Since our inception in 2020, we have strived to establish ourselves as a trusted and experienced provider of shrimp farm related maintenance services in Malaysia. As of the date of this prospectus, we have been carrying out a series of upgrading and maintenance works for aquaculture farms, all of which are located in Tawau, Sabah, Malaysia. This constitutes 43.7%, 15.5% and 69.4% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively, and 37.7% and 99.5% for the six months ended June 30, 2024 and 2025, respectively. Besides that, we also carried out upgrading works for a pineapple plantation farm located at Kota Tinggi, Johor, Malaysia in 2022 and 2023. This constituted 25.3%, 22.6% and Nil% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months ended June 30, 2024 and 2025, the upgrading works did not contribute to our revenue.

Complementary to our upgrading and maintenance services, we also assist customers with the design and development of new farms. As of the date of this prospectus, we completed the development and construction of a shrimp hatchery center in Semporna, Sabah, Malaysia, where we have been engaged to undertake the construction of hatchery buildings and related functional facilities. We also assisted the development of a 111-acre shrimp farm at Tawau, Sabah, Malaysia. The design and development of new farms comprised 16.4%, 61.7% and 30.4% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively, and 62.0% and Nil% for the six months periods ended June 30, 2024 and 2025, respectively. From time to time, we also assist our customers in sourcing for building materials and machineries available for rental for use on their farms. This comprised 14.6%, 0.2% and 0.2% of our revenue for the financial years ended December 31, 2022, 2023 and 2024, respectively. For the six months periods ended June 30, 2024 and 2025, contributed 0.3% and Nil%, respectively.

With our wide suite of services and diverse revenue streams, we are well-positioned to serve customers as a one-stop center for their aquaculture and agriculture needs.

Our Services

Once we have received a project from a customer, we collaborate with trusted subcontractors who provide the manpower and equipment to execute the necessary upgrading, maintenance, and construction tasks on an as needed basis, all while maintaining a hands-on approach to oversee every aspect of the process. Due to the labor intensity and complexity of some of these projects, we may on occasion engage several subcontractors to work on the same project.

Upgrading and maintenance of aquaculture and agriculture farms

We offer comprehensive upgrading and maintenance solutions tailored to the needs of our valued farm customers. To date, we have provided these services for aquaculture farms focused on shrimp production as well as for an agricultural farm for the production of pineapples.

We generate revenue from charging customers a project-based fee through progress claims, usually on a monthly basis. Once we have submitted our progress claim to the customers, a site visit will be arranged to verify that the on-site progress matches the progress claim. Once verified, customers will proceed with the payment arrangement. We charge our customers based on an all-in rate that includes the cost from subcontractors, as well as the on-cost mark-up for our profit.

The graphics depicted throughout this section represents the actual images of our systems and products.

(a)    Aquaculture

With regards to aquaculture, we particularly focus on providing upgrading and maintenance works to shrimp farms. The following areas are our main priorities when it comes to maintenance:

(i)     Pond Maintenance.

Maintaining the cleanliness of pond bottoms after harvests is critical to prevent the accumulation of organic residues that may contain bacteria or viruses that could negatively impact shrimp cultivation in aquaculture operations. We and our subcontractors regularly inspect and maintain our customer’s shrimp ponds to ensure the ponds are in optimum condition for farming. We scrape our clients’ pond bottoms thoroughly after cultivation cycles to remove accumulated sediments and organic matter, and stabilize pond banks to prevent erosion.

(ii)    Aeration and Circulation Systems.

Proper aeration and circulation systems are essential for maintaining water quality and oxygen levels in shrimp ponds. Our customers use paddlewheels and other aeration equipment to ensure the ponds are well-aerated and that oxygen levels are optimum for shrimp survival. As part of our upgrading and maintenance work, we regularly check and maintain the aeration equipment and replace it as necessary. The condition of electrical cables and control panels are also checked regularly for damages, and parts replacements are made as needed.

(iii)   Seawater Intake, Distribution, and Discharge Systems.

Seawater Intake system

Our customer’s shrimp farms use various water treatment systems to maintain water quality, such as sedimentation ponds, mechanical filters, or biological treatments. Farm infrastructure (such as the Seawater Intake System shown above) requires regular maintenance to ensure that all the infrastructures are in optimum operating condition to prevent any negative impacts on the shrimp or the environment. We also regularly inspect and maintain the water intake, distribution, and discharge systems to ensure proper flow and prevent any blockages or damage. Our company also conducts routine water quality testing to monitor and maintain optimal water conditions for our customers’ farms.

(b)    Agriculture farms

As of the date of this prospectus, our area of expertise and focus in agricultural farms resides with pineapple farms, which involves soil preparation and ploughing. Soil preparation is critical for pineapple farming, as it ensures that the soil is adequately prepared for the growth and development of the pineapple plants. Soil preparation involves ploughing process which helps control weeds by burying weed seeds and disrupting weed growth. This can reduce competition for nutrients and water and improve yield. Moreover, ploughing helps to incorporate fertilizer into the soil, making nutrients more readily available to the pineapple plants. This can improve plant growth and yield. Finally, ploughing can also help prevent soil erosion by creating ridges and furrows that can hold water and prevent runoff. This can reduce soil erosion and loss of topsoil, which is important for maintaining soil fertility and crop productivity.

For the financial years ended December 31, 2022, 2023 and 2024, the upgrading and maintenance services segment generated approximately MYR 37.9 million (approximately US$8.5 million), MYR26.1 million (approximately US$5.8 million) and MYR15.0 million (approximately US$3.3 million), which constituted approximately 52.4%, 30.6% and 25.9% of our total revenue respectively. For the six months ended June 30, 2024 and 2025, the upgrading and maintenance services segment generated approximately MYR 11.0 million (approximately US$2.3 million) and MYR13.9 million (approximately US$3.3 million), which constituted approximately 37.7% and 99.5% of our total revenue respectively. Upgrading and maintenance services has been and will continue to be a growth area for us, as we believe that our customers will become increasingly reliant on our expertise in maintenance and upgrading to manage their farming efficiently.

Design and development of new aquaculture and agriculture farms

We offer a range of services to help our customers design and develop their new aquaculture and agriculture farms. We consider a range of factors to ensure optimal production efficiency, environmental sustainability, and profitability. We aim to work closely with our customers to develop customized designs that meet their specific needs and goals and help them maximize the success and sustainability of their farms. As of the date of this prospectus, we have only been involved in the development of 1 aquaculture farm and 1 shrimp hatchery center.

We generate revenue from charging customers project-based Fee through progress claims, usually on a monthly basis. Once we have submitted our progress claim to the customers, site visit will be arranged to verify that the on-site progress matches the progress claim. Once verified, customers will proceed for payment arrangement. We charge our customers based on an all-in rate that includes the cost from subcontractors, as well as the on-cost mark-up for our profit.

We begin by conducting a comprehensive assessment of our customers’ needs and goals. This involves gathering information on factors such as the type of crops or aquatic animals to be raised, the available resources, and the regulatory requirements. We use this information to develop a customized design that meets our customers’ specific needs and goals.

(a)    Site Selection.

Site selection is critical, and we assist our customers in carefully evaluating factors such as climate, soil type, topography, water availability, and accessibility when selecting a site. We ensure that the site selected by our customers is located away from sources of pollution and potential hazards to minimize environmental impacts and to comply with regulatory requirements. Additionally, we take into account factors such as (i) water intake point, (ii) alignment of the discharge water to be released, and (iii) the land contour.

(b)    Infrastructure Design

We carefully select the seawater intake point by assessing critical water parameters such as salinity, pH and turbidity as well as water depth and tidal movements.

By implementing a well-designed water filtration and treatment system, we can optimize the quality of the water source to ensure that it meets the necessary standards for our aquaculture purposes.

As of the date of this prospectus, we completed the development and construction of an Integrated Shrimp Farm in Tawau, Sabah, Malaysia. This 111-acre project consists of a 99-pond shrimp farm and a processing factory.

For the financial years ended December 31, 2022, 2023 and 2024, the design and development business segment generated approximately MYR9.9 million (approximately US$2.2 million), MYR44.7 million (approximately US$10.0 million) and MYR33.2 million (approximately US$7.4 million), which constitutes approximately 13.8%, 52.4% and 57.3% of our total revenue respectively. For the six months ended June 30, 2024 and 2025, the design and development business segment generated approximately MYR18.2 million (approximately US$3.9 million) and Nil, which constitutes approximately 62.0% and Nil% of our total revenue respectively.

Sourcing of industrial supplies and rental of machinery

From time to time, we will receive requests from customers to source for building materials and machinery (such as excavators, cranes, and backhoe) available for rental for use on their project sites. We work closely with a network of trusted suppliers and vendors to source high-quality building materials and machinery that meet the specific needs of our customers. Specifically, we will first review the customer’s requirement on the product specifications and then make requests to our qualified suppliers and vendors to provide a price quote as well as product samples for our further evaluation. In the event if we are unable to source for the actual specifications required by the customer, we will propose products with equivalent specifications to customers for their evaluation. We understand that each project is unique, and we take the time to understand the specific requirements of each customer and project to ensure that we are sourcing the right equipment and materials. In sourcing the equipment and materials, we take into consideration factors such as cost, delivery time, and availability to provide our customers with an arrangement that meets their budget and timeline requirements.

We generate revenue from issuance of invoices to customers, and once customers have signed the delivery order as a proof of goods well received in order, they will proceed for payment arrangement in accordance with the payment terms agreed. We charge our customers based on an all-in rate that includes the material cost and delivery cost from suppliers, as well as the on-cost mark-up for our profit.

For the financial years ended December 31, 2022, 2023 and 2024, the sourcing of industrial supplies and rental of machinery segment generated approximately MYR3.4 million (approximately US$0.7 million), Nil and Nil which constitutes approximately 6.0%, 0% and 0% of our total revenue respectively. For the six months ended June 30, 2024 and 2025, the sourcing of industrial supplies and rental of machinery segment generated approximately MYR0.1 million (approximately US$14,000) and MYR0.1 million (approximately US$18,000), which constitutes approximately 0.3% and 0.5% of our total revenue, respectively.

Material agreements with customers

As of the date of this prospectus, we have entered into the following material contracts with the respective customers and their projects:

Wakuba New Prawn Farm Development with North Cube Sdn Bhd (Integrated Shrimp Farm)

(i)     New Shrimp Farm Development Contract dated June 30, 2022

We were engaged to undertake the development of a prawn farm located at Kampung Wakuba, Tawau, Sabah (“Integrated Shrimp Farm”). The construction works include basic infrastructure works, main electrical works, building works, shrimp ponds, and processing factory as well as compliance works with regulatory requirements. The engagement fee for our services was MYR106,746,450.00 and the contract was completed on June 28, 2024.

The material terms of the contract are as follows:

i.       There is no deposit requirement.

ii.      The upgrading works are carried out in accordance with the following scope of works as set out in the contract which are also the project milestones to be achieved:

•        the construction and installation of basic infrastructure works;

•        the installation of main electrical works;

•        the construction of building works such as earthwork, road and drainage works, building structural works and electrical works;

•        the construction of shrimp ponds;

•        the construction of a processing factory; and

•        conduct of compliance works with regulatory requirements such as obtaining development orders etc.

iii.     Our fees are invoiced to the customer on a monthly basis based on work done.

iv.      Our customer is given a one-month credit term for the payment of our invoices.

v.       The upgrading works are to be completed within 18 months from the date of the contract, i.e. until December 29, 2023. The contract was mutually extended by the parties until December 31, 2024.

vi.     As of the date of this prospectus, the project has been completed and we have received MYR73,626,450.00 from our customer. While the engagement fee under the contract was initially stated at MYR106,746,450.00, certain components of the originally contemplated scope of works were subsequently omitted or not carried out. Accordingly, the final scope of works performed by the Company was reduced, and the aggregate consideration ultimately invoiced and received amounted to MYR73,626,450.00, which represents the total contract value realized by the Company upon completion of the project.

Material Agreements with Suppliers

As of the date of this prospectus, MMSB has entered into the followings with the respective sub-contractors to undertake certain works in connection with the following projects MMSB were involved in:

(a)    Wakuba New Prawn Farm Development with North Cube Sdn Bhd (Integrated Shrimp Farm)

(i)     Letter of Award dated April 28, 2023 with Pelican Prospect Sdn Bhd

We engaged Pelican Prospect Sdn Bhd as a sub-contractor to undertake works such as shrimp pond earthwork, construction of a processing factory, basic infrastructure works such as construction of water reservoir, installation of water inlet system and fencing works, and compliance with regulatory requirements such as the Environmental Impact Assessment study and building approval at the Integrated Shrimp Farm for the contract sum of MYR39,385,000.00. The contract was completed on June 28, 2024. This Letter of Award is connected to the New Shrimp Farm Development Contract dated June 30, 2022 entered into with North Cube Sdn Bhd as detailed above.

The material terms of the contract are as follows:

i.       The contract is subject to the terms and conditions contained in the tender documents submitted by the subcontractor to us and shall form as part of the contract.

ii.      The scope of works is as described in the submitted tender documents and shall include the provision for transportation, preparation works, and all other works deemed necessary for the full completion of the works.

iii.     The works to be conducted by the sub-contractor are as follows:

•        shrimp pond earth work;

•        construction of a processing factory;

•        basic infrastructure works such as:

•        installation of a water inlet system;

•        construction of a water reservoir;

•        fencing work;

•        compliance with regulatory requirements such as:

•        Environmental Impact Assessment study;

•        building approval.

iv.      The contract is a firm-priced contract and the contract sum is not subject to any fluctuation and cost increase for whatsoever reason other than variation instructed by us.

v.       The fees of the sub-contractor are invoiced to us on a monthly basis based on work done.

vi.     We are given a one-month credit term to pay the invoices received by us.

vii.    The total contract period is from May 1, 2023 until December 31, 2023 (which was extended to December 31, 2024).

viii.   As of the date of this prospectus, we have paid MYR39,385,000.00 to our supplier and the project has since been completed.

(ii)    Letter of Award dated April 28, 2023 with Kheng Builders Sdn Bhd

We engaged Kheng Builders Sdn Bhd as a sub-contractor to undertake building works such as main feed store, sub feed store, workshop, guardhouse, farm office, canteen, and workers’ quarters at the Integrated Shrimp Farm for the contract sum of MYR3,459,000.00. The contract was completed on June 28, 2024. This Letter of Award is connected to the New Shrimp Farm Development Contract dated June 30, 2022 entered into with North Cube Sdn Bhd as detailed above.

The material terms of the contract are as follows:

i.       The contract is subject to the terms and conditions contained in the tender documents submitted by the subcontractor to us and shall form as part of the contract.

ii.      The scope of works is as described in the submitted tender documents and shall include the provision for transportation, preparation works, and all other works deemed necessary for the full completion of the works.

iii.     The works to be conducted by the sub-contractor are as follows:

•        Building works;

•        Main feed store;

•        Sub feed store;

•        workshop;

•        guardhouse;

•        farm office;

•        canteen;

•        workers’ quarters.

iv.      The contract is a firm-priced contract and the contract sum is not subject to any fluctuation and cost increase for whatsoever reason other than variation instructed by us.

v.       The fees of the sub-contractor are invoiced to us on a monthly basis based on work done.

vi.     We are given a one-month credit term to pay the invoices received by us.

vii.    The total contract period is from May 1, 2023 until December 31, 2023 (which was extended to December 31, 2024).

viii.   As of the date of this prospectus, the project has been completed and we have paid MYR3,459,000.00 to our supplier.

(iii)   Letter of Award dated April 28, 2023 with Sea Sanctuary Sdn Bhd

We engaged Sea Sanctuary Sdn Bhd as a sub-contractor to undertake electrical works such as construction of a sub station and gen set room and cabling works, as well as installation of electrical works for shrimp ponds at the Integrated Shrimp Farm for the contract sum of MYR5,570,000.00. The contract was completed on June 28, 2024. This Letter of Award is connected to the New Shrimp Farm Development Contract dated June 30, 2022 entered into with North Cube Sdn Bhd as detailed above.

The material terms of the contract are as follows:

i.       The contract is subject to the terms and conditions contained in the tender documents submitted by the subcontractor to us and shall form as part of the contract.

ii.      The scope of works is as described in the submitted tender documents and shall include the provision for transportation, preparation works, and all other works deemed necessary for the full completion of the works.

iii.     The works to be conducted by the sub-contractor are as follows:

•        main electrical works;

•        sub station and gen set room;

•        cabling works;

•        shrimp ponds;

•        electrical works.

iv.      The contract is a firm-priced contract and the contract sum is not subject to any fluctuation and cost increase for whatsoever reason other than variation instructed by us.

v.       The fees of the sub-contractor are invoiced to us on a monthly basis based on work done.

vi.     We are given a one-month credit term to pay the invoices received by us.

vii.    The total contract period is from May 1, 2023 until December 31, 2023 (which was extended to December 31, 2024).

viii.   As of the date of this prospectus, the project has been completed and we have paid MYR5,570,000.00 to our supplier.

Subcontractor Process Flow

For each project we are engaged for, we invite various sub-contractors to submit their tenders to participate in the relevant projects or part thereof. Once tenders are received, we will evaluate on the suitability of the sub-contractor for the said project based on our criteria such as, amongst others, pricing, delivery period, payment terms, and the prospective subcontractor’s ability to provide the necessary materials required for the project. Once the sub-contractor is identified, a letter of award will be issued by us to the sub-contractor specifying the scope of the works required to be undertaken, the milestones to be achieved and the contract sum.

In general, ground works are undertaken by the sub-contractors whereas we primarily focus on project management. We rely on sub-contractors in order to minimize our need to tackle issues relating to man-management of workers. Instead, matters relating to the man-management of workers are dealt with by the subcontractors, and this allows us to focus our attention to the execution of the projects and its progress. To ensure that the prices paid to the related party subcontractors are market prices, all our subcontractors undergo a fair tender process for the projects involved before we engage them.

Competition

The market for aquaculture projects and services is highly competitive. Many of the producers and sellers are large entities that have significantly greater resources than we have. We also compete with small suppliers but due to the size of our projects, we believe that we are able to offer better pricing to our customers.

We believe we are strategically placed to compete based on the following factors: (i) proactive approach to cost-effective solutions for aquaculture farm development and maintenance, (ii) strong customer and supplier relationships, and (iii) an experienced management team. For further details, please refer to the section titled “Business — Our Competitive Strengths”.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

•        Cost effective solutions.    We provide cost-effective solutions for aquaculture farm development, construction, and maintenance by actively visiting customers to understand the latest progress of their operations and the issues that they are facing. Leveraging our expertise, we carefully scrutinize customers’ requests to optimize the efficiency of their farm infrastructure. We believe that this enables our customers to achieve greater success in the aquaculture and agriculture sectors by improving their output.

•        Strong Customer Relationship Built Through Experience & Knowledge.    Based on our technical know-how and experience, we are able to discuss in depth with customers on the technical issues that occurred, pinpoint root cause of issues, and propose to them on the infrastructure modification or upgrades that will contribute to overall farm improvement that will overcome the issues faced by the customers.

•        Expertise of management team.    We take pride in the expertise of our management team, guided by Mr. Darren Hoo, our Chairman and CEO. With extensive experience in the aquaculture and agriculture industries in Malaysia, Mr. Darren Hoo has played an important role in driving our growth. He leads our business strategies and fosters strong customer relationships. Thanks to his leadership, we have been able to leverage our knowledge to provide services that cater to our customers’ unique needs. We value our customers and maintain close partnerships, enabling us to gain a deep understanding of their farm operations. Drawing on our technical know-how and experience, we engage in meaningful discussions with customers, carefully diagnosing technical issues and identifying their root causes. Subsequently, we propose infrastructure modifications or upgrades that aim to enhance overall farm performance, addressing the challenges faced by our customers.

Our Growth Strategy

We intend to develop our business and strengthen our customer base, by implementing the following strategies:

•        Market Development:    We are actively researching potential clients to expand our customer beyond Malaysia, as well as tapping into international markets, starting from neighboring countries such as Indonesia. By leveraging our reputation and established customer portfolio, we aim to build new relationships and penetrate new markets. This market development strategy will allow us to tap into new revenue streams and increase our market share, driving our continued success in the industry.

•        Strategic Growth Initiatives:    As our customer base expands, we have the opportunity to identify potential partners for further business development. We propose equity participation in the entities of suitable clients, which would allow us to build a recurring revenue stream and potentially become one of our main sources of income. By forming strategic business partnerships, we can create a mutually beneficial relationship that drives our continued growth and success in the industry.

•        Development of Smart Farming System:    We established a pilot scale project utilizing our Smart Farming System in October 2025, and we have since been continuously improving the quality, durability and efficiency of our Smart Farming System. We currently expect the pilot scale project to conclude by the end of Q2 2026, after which we intend to proceed with commercialization, subject to the results of the pilot program and other relevant factors. Our Smart Farming System offers several benefits including (a) water quality monitoring, (b) feeding optimization, (c) disease prevention, (d) environmental monitoring and (e) data analytics. Overall, the hardware development for our Smart Farming System will require a combination of sensors, actuators, cameras, control systems, connectivity, and power supply, all working together to optimize yields, improve resource efficiency, and promote sustainable farming practices. Our Chief Executive Officer, Mr. Darren Hoo has a degree in Biotechnology and has obtained vast experience in aquaculture and Electrical and Instrumentation engineering (E&I). Leveraging on his vast skills and experience, Mr. Darren Hoo is spearheading our venture into the development of our own proprietary Smart Farming System. With our Smart Farming System, we are poised to become a full-service aquaculture consulting company in 2026, with the provision of expert consulting and project management services being added to our business portfolio. We believe that, once developed, our Smart Farming System will be a key driver of our business growth, offering an effective tool for digital transformation in the aquaculture and agriculture industry. There are currently not many providing smart farming systems in Malaysia and neighboring countries. Hence, our solution addresses the market’s demand for modernization. By leveraging modern technology, we hope to help our customers optimize their aquaculture and agriculture farms for maximum yield and profitability. Our system will closely monitor the operating parameters of each pond and alert customers to any irregularities, enabling them to take corrective action and improve yield. In addition, the system captures a wealth of data that customers can use to analyze operational costs, estimate yields, and make informed decisions about their farms’ financial performance. Ultimately, we hope that our Smart Farming System will allow us to offer customers a more comprehensive and effective solution for their aquaculture and agriculture needs. Promoting the adoption of Smart Farming Systems will require a multi-faceted approach:

(a)     Demonstrating the benefits:    By showcasing the benefits of increased productivity, reduced costs, improved resource efficiency, and enhanced sustainability, we can motivate customers to adopt our Smart Farming System. Our existing customers have expressed interest in becoming pioneers of our Smart Farming System, allowing us to demonstrate its value to other potential customers.

(b)    Providing training and support:    Our Smart Farming System will require specialized knowledge and skills. We plan to offer workshops, training programs, and online resources to help customers understand how to effectively use the system and maximize its benefits.

(c)     Creating policies and incentives:    We plan to collaborate with the Ministry of Agriculture Malaysia to promote modernization in agriculture, including our Smart Farming System, through tax incentives, subsidies, and research grants.

(d)    Collaborating with industry partners:    We plan to partner with technology providers and financial institutions to help develop and implement new technologies, provide financing for customers, and share best practices and knowledge.

(e)     Developing networks and communities:    We plan to create networks and communities of industry stakeholders to provide opportunities for collaboration, support, and information sharing, building a sense of community among farmers.

(f)     By adopting these strategies, we believe we can accelerate our adoption of smart farming technologies and help create more sustainable and productive aquaculture and agricultural sectors in Malaysia.

Marketing and Sales

We do not have a separate marketing and sales department. One of our key channels for marketing is through word of mouth as our new customers are usually referred by our existing customers or business contacts. Our Chairman and Chief Executive Officer, Mr. Darren Hoo, has long-standing relationships with some of our major customers, due to Mr. Darren Hoo’s business connections and rapport built with customers and draws on his personal knowledge and experience to generate sales for our Group.

Mr. Darren Hoo is also responsible for establishing and maintaining our customer relationships and securing orders from customers. He also communicates with our existing customers to understand their needs and market trends, so as to improve our product range. Through these regular contacts, our customers provide us with valuable feedback on industry trends and developments as well as their requirements. Mr. Darren Hoo also updates customers on our services such as information on new equipment or technology available in the market and their capabilities. He places strong emphasis on understanding the requirements of our customers and consistently providing them with tailored solutions to meet the particular needs of their farms. We consider customer feedback a valuable tool for improving our products and services. Mr. Darren Hoo is also responsible for handling customers’ complaints and any complaints arising from service quality.

Seasonality

We have not observed any significant seasonal trends. Our management believes that there is no apparent seasonality factor affecting the industry in which we operate due to the geographical location of the farms and the tropical climate enjoyed in Malaysia which enables year round operations.

Intellectual Property

We have not registered any intellectual property rights. We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

As of the date of this prospectus, we have four full-time employees, all of whom are based at our headquarters in Malaysia. The following table sets forth the number of our employees categorized by function as of the date of this prospectus. We have no part-time employees.

Function	Number of Employees
Chief Executive Officer	1
Chief Financial Officer	1
Account Executive	1
Admin Assistant	1
Total	4

Our success depends on our ability to attract, motivate, train and retain qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages in-house development. As a result, we have generally been able to attract and retain qualified personnel and maintain a stable core management team.

In the course of most of our engagements, we also rely extensively on the help from subcontractors to assist in our work, especially for services such as the maintenance of existing shrimp farms of our clients and the construction of new shrimp hatcheries.

To the best of our knowledge, we are compliant with local prevailing wage and contractor licensing and have good relations with our employees. As we are expanding our business, we intend to hire additional staffs and engage consultants on an as-needed basis. We may also engage experts to advise us in various capacities.

Facilities

We are headquartered in Malaysia and operate in a corporate office located at B-01-07, Gateway Corporate Suites, Gateway Kiaramas, No.1, Jalan Desa Kiara, 50480 Mont Kiara, Kuala Lumpur, Malaysia. Our corporate office consists of approximately 1,195 square feet, which is our own asset. We believe that our existing office is generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth. Should we need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.

Insurance

We currently only maintain a life insurance policy effected in favor of Mr. Darren Hoo as well as a property insurance policy covering our corporate headquarters at B-01-07, Gateway Corporate Suites, Gateway Kiaramas, No.1, Jalan Desa Kiara, 50480 Mont Kiara, Kuala Lumpur, Malaysia. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Malaysia and in the market in which we operate.

Legal Proceedings

From time to time, we may become a party to various legal, arbitral or administrative proceedings or claims arising in the ordinary course of our business. Any of the pending lawsuits against us, or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Save and except as disclosed below, there are currently no material legal proceedings against us or that have been against us, and we are not aware of investigations being conducted by a governmental entity into our company:

On December 9, 2025, the Government of Malaysia, for and on behalf of the Inland Revenue Board of Malaysia, commenced a civil suit against MMSB at the Kuala Lumpur High Court for the claim of RM1,233,584.78 for MMSB’s default in furnishing its tax return for the Year of Assessment 2023. A Judgement in Default was awarded against MMSB whereby MMSB is liable to pay to the Inland Revenue Board of Malaysia the sum of RM1,233,584.78, together with interest calculated at the rate of 5% from the date of the judgement until the date of full payment, and cost. We intend to negotiate with the Inland Revenue Board of Malaysia on the settlement of the judgment sum.

INDUSTRY

The information and data presented in this section have been derived from Protégé Associates Sdn Bhd (“Protégé Associates”)’s industry report commissioned by us entitled “Independent Market Research Report on the Agriculture Industry in Malaysia” (the “Protégé Associates Report”). Protégé Associates has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. Certain information and data for 2023 and 2024 have been derived from the management’s independent research. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of the Agriculture Industry in Malaysia

Malaysia is a country rich in natural resources such as oil and gas, timber and other forest products, palm oil, and rubber. The country’s tropical climate and vast land resources make it well-suited for agriculture development. Agriculture refers to the activities of growing crops and rearing animals to provide food and other products. It can be divided into 4 different sub-sectors namely, crops, fisheries (including fishing and aquaculture), forestry and logging and livestock. The agriculture industry in Malaysia contributed approximately MYR103.46 billion or 6.3% of the nation’s GDP in 2024 and MYR100.81 billion or 6.4% of the nation’s GDP in 2023. This was a slight increase of 0.7% from MYR100.08 billion in 2022 as a result of higher oil palm output and the livestock subsector. Of the MYR100.81 billion contributed by the agricultural sector to Malaysia’s GDP in 2023, fruit crops contributed MYR5.60 billion while aquaculture contributed MYR4.30 billion.

Malaysia produces and exports selected products such as palm oil and other palm oil-based products and rubber, however, the country remains an importer of commodities such as maize, wheat, and rice. Malaysia still faces challenges in terms of food security and has relied on imports to meet the local demand. Malaysia’s imported MYR93.8 billion worth of food compared to MYR54.5 billion worth of food exports in 2024. Food products such as onions, dairy products, coffee, wheat flour, tea, shallots, potatoes, and cooking oil are among the imported items.

According to the Global Food Security Index (“GFSI”) published by The Economist, Malaysia ranked 42nd globally among 113 countries, with a heavy reliance on imports for essential food products. To tackle the food security issue, the Malaysian Government (“Government”) is focusing on the 4 pillars outlined by the Food and Agricultural Organisation, namely availability, accessibility, utilization, and stability in line with the National Food Security Policy Action 2021 – 2025 and the National Agro-Food Policy 2021 – 2030. The National Food Security Policy Action 2021 – 2025 aims to strengthen the country’s food supply chain from agricultural inputs to food waste, ensuring the country’s food system remains intact at all times. On the other hand, the National Agro-Food Policy 2021 – 2030 emphasizes the importance of modernization and digitization of farming with the adoption of smart farming technologies. The Malaysian Government plans to increase the use of automation and technology in the agro-food industry, and to ramp up research and innovation activities to modernize agro-technology. These key measures will likely assist the Government’s effort in bolstering food production and is expected to further strengthen the food value chain and reduce Malaysia’s reliance on imported food items.

MHL is involved in the development, construction and maintenance of aquaculture and pineapple farms and related works, including implementation of smart farming technologies. In terms of pineapple farming, MHL has undertaken works on a pineapple farm. As such, for the purposes of this report, the overview of the agriculture sector will only focus on pineapples.

Pineapples, which is amongst the top 3 fruits produced in Malaysia, are cultivated in the open as field and garden crops and are used typically for food. There are several types of pineapple cultivated in Malaysia, including the Josaphine, MD2, Morris, and N36 cultivants. In 2024, there was approximately 18,600 hectares of planted area for pineapple compared to 18,300 hectares in the previous year. The production of pineapple had increased in 2024 to approximately 516,870 tonnes compared to 440,848 tonnes in 2023. The states of Johor, Pahang, and Sarawak are the top 3 producers of pineapple in Malaysia.

Overview of Shrimp and Prawn Aquaculture

Aquaculture involves the cultivation of selected living organisms in freshwater and brackish water environments, as well as the cultivation of seaweed on a commercial scale under controlled conditions. Commonly, aquaculture can be conducted in completely artificial facilities built onshore, as in the case of fish tanks, ponds, aquaponics, or raceways, whereby the living conditions are subjected to human control such as the water quality, feed, and temperature. Alternatively, aquaculture can also be conducted on shallow waters nearshore of a body of water, which therefore allows the cultivated species to be subjected to a more naturalistic environment. In Malaysia, the aquaculture industry has developed quickly since its beginning in the 1920’s and is regarded as an important way of increasing local production for food security. The Malaysian Government playing an active role to encourage fishermen to venture into this sector to fulfil the needs arising from the increasing demand for marine products. The aquaculture sector contributed approximately MYR4.30 billion or 0.3% to the country’s GDP in 2024.

MHL is involved in the development, construction and maintenance of aquaculture and agriculture farms and related works, including implementation of smart farming technologies. In terms of aquaculture, MHL has undertaken works on a shrimp aquaculture farm. As such, for the purposes of this report, the overview of the agriculture sector will focus on shrimp and prawns.

Shrimp and prawn aquaculture is undertaken in brackish water, which is water that is saltier than normal freshwater, but less salty than seawater. Aquaculture production from brackish water recorded an decrease of 0.4% from 393,800 tonnes in 2023 to 392,400 tonnes in 2023. Similarly, the value of aquaculture produced in brackish water increased by 3% from MYR3.3 billion in 2023 to MYR3.4 billion in 2024.

Figure 9: Production Figures of Selected Brackish Water Species in Malaysia, 2023-2024

Type of Brackish Water Species	Production (tons)
	2023	2024
White Shrimp	34,375	38,668
Tiger Prawn	18,703	22,302

Source: DOF

The Role of IOT in the Agriculture Industry In Malaysia

The internet of things (“IOT”) refers to a network of physical objects that are linked together to a system that serves to collect and exchange data. It is a form of information technology (“IT”) that is expected to drive digital connectivity and industrial development related to the Fourth Industrial Revolution (“4IR”). Connected by the Internet, physical objects ranging from everyday household objects to complex industrial tools are able to collect and transmit data through multiple methods such as radiofrequency identification (“RFID”), infrared sensors, and quick response (“QR”) codes, thus enabling smarter identification, location sensing, tracking, and monitoring. While physical infrastructure has traditionally been separated from IT infrastructure, IOT has enabled connectivity between the two and allowed both physical and IT infrastructure to function as a single unit. The emergence and growth of IOT has led to the development of wearable technology, smart homes and smart cities, as well as smart farming. IOT can help businesses improve their productivity and efficiency by automating tasks, collecting data in real time, and analyzing said data to provide insights for better decision-making. IOT can also help to reduce costs as a result of improved productivity and automation of tasks.

With developments in technology, farming has developed from manual farming to farming with machinery to further use of technologies leading to smart farming. Smart farming is an emerging concept of farming management that utilizes modern technologies such as IOT to improve the quantity and quality of agricultural products whilst minimizing environmental impact and reducing the use of resources. Sensors can be placed in the ground or in water to collect data such as soil moisture, air temperature, or water pH levels. Software can be used to analyze the collected data and provide farmers with recommendations on improving processes. Due to the connectivity to IOT, farmers are then able to access the data and software at their own convenience. Automation also allows farmers to automatically water plants or dispense feed in ponds, thus optimizing management of plants and animals and leading to greater efficiency.

The adoption of smart farming in the agriculture and aquaculture industries in Malaysia has been relatively slow due to the perception that technologies such as IoT and artificial intelligence (“AI”) are expensive and not viable for the industries. Nevertheless, inroads have been made to increase the adoption of smart farming in the agriculture and aquaculture industries in Malaysia. Singularity Aerotech Asia Sdn Bhd had developed the SM4RT TANITM platform which utilizes IOT and cloud-based solutions to provide Malaysian farmers with digital tools to monitor soil, weather, and water conditions in real-time. FGV Integrated Farming Holdings Sdn Bhd, a subsidiaries of

FGV Holdings Berhad which is a company listed on the Main Market of Bursa Malaysia, has utilized technology such as automated transplanting machines to plant rice paddy as well as drones to map farming areas and monitor crop health. Similarly, Wavetree Technologies Sdn Bhd, a subsidiaries of Techna-X Berhad which is a company listed on the Main Market of Bursa Malaysia, is involved in the provision of IOT solutions such as environmental monitoring, water quality sensing, and health monitoring in aquaculture.

Various stakeholders, including the Malaysian Government, private sector companies involved in the agricultural sector and farmers have acknowledge the key benefits that comes with the adoption of smart farming technologies. Like many countries, Malaysia relies on imports for food products. Some of the challenges faced by the agriculture industry include labor shortages, lack of automation and technology adoption, as well as a dependence on foreign labor. The Government hopes that the use of smart farming technologies will become more widespread and help to solve food security issues.

The Malaysia Digital Economy Corporation (“MDEC”), Malaysia’s lead agency in digital transformation has rolled out “eLadang”, a digital agriculture technology (“AgTech”) initiative whereby the MDEC collaborates with players in the agriculture industry to infuse 4IR technologies to increase productivity, quality, and revenue while reducing operational and manpower costs. The “eLadang” initiative also aims to transform the agriculture industry to a high-skilled, digitally empowered, and data driven industry to further boost Malaysia’s digital economy. In the same vein, the Ministry of Agriculture and Food Security (“MAFS”) has proposed for training institutes to develop skilled agricultural workers. The youth have been identified as a main group that is open to accepting modern and smart farming technologies in line with the 4IR.

By adopting smart farming technologies, Malaysia can improve the efficiency, sustainability, and productivity of its agriculture sector, helping to achieve food security for the country.

Historical Market Performance and Growth Forecast

Protégé Associates has provided the historical performance and growth forecast of pineapple farming in Malaysia based on a combination of resources including data from the DOSM and the DOA.

Figure 13: Historical Size and Growth Forecast for Pineapple Farming in Malaysia, 2020-2027

Year	Production (tonnes)	Annual Growth (%)
2020	323,420
2021	375,423	16.1
2022	537,231	43.1
2023[e]	553,348	3.0
2024[f]	597,616	8.0
2025[f]	648,413	8.5
2026[f]	704,177	8.6
2027[f]	764,736	8.6

____________

Notes:

1)       e denotes estimate, f denotes forecast

2)       Compound annual growth rate (“CAGR”) (2023-2027) = 8.4%

Source: Protégé Associates

Protégé Associates has provided the historical performance and growth forecast of shrimp and prawn aquaculture in Malaysia based on a combination of resources including data from the DOSM and the DOF.

Figure 14: Historical Size and Growth Forecast for Shrimp and Prawn Aquaculture in Malaysia, 2020-2027

Year	Production (tonnes)	Annual Growth (%)
2020	48,674	—
2021	56,497	16.1
2022	54,888	2.8
2023[e]	58,181	6.0
2024[f]	61,789	6.2
2025[f]	65,805	6.5
2026[f]	70,214	6.7
2027[f]	75,058	6.9

____________

Notes:

1)       e denotes estimate, f denotes forecast

2)       CAGR (2023-2027) = 6.6%

Source: Protégé Associates

In 2024, the size of pineapple farming in Malaysia in terms of production was 516,870 tonnes, which was an increase of 17.0% from 440,848 tonnes in 2023. During the same year, the size of the shrimp and prawn aquaculture in Malaysia in terms of production was 60,970 tonnes, an increase of 14.9% from 53,078 tonnes in 2023.

In the short-term (2023-2024), growth in pineapple farming and shrimp and prawn aquaculture sectors is likely to be underpinned by the continued demand for agro-food products from the Malaysian population as well as Government initiatives in improving the nation’s food security. However, downside risks include the high cost of implementing smart farming technologies and the skill gap in using and maintaining such technologies. In the medium to long-term (2025-2027), continued efforts by the Malaysian Government to improve the level of self-sufficiency for various food products including rice, beef, and fruits and vegetables to reduce the nation’s reliance on food imports as well as to increase the share of contribution of aquaculture to the production of seafood products to reduce the strain on natural resources. The Government also intends to digitise the economy and have introduced the National IoT Strategic Roadmap and the National 4IR Policy as well as tax incentives and grants to encourage the adoption of IoT, AI, and other technologies. Additionally, the use of technology in the agriculture and aquaculture sectors can assist farmers and producers in monitoring crops and animals more effectively, which may improve the quality of the end product. On the other hand, the agriculture and aquaculture sectors may continue to be affected by lack of adoption of smart farming techniques. The lack of broadband coverage and connectivity may further affect the ability to implement smart farming technology.

Competitive Analysis

MHL is involved in the development, construction and maintenance of aquaculture and agriculture farms and related works, including the implementation of smart farming technologies. MHL has undertaken works on shrimp aquaculture farms as well as a pineapple agriculture farm. For the financial years ended December 31, 2023 and 2024, MHL recorded revenue of MYR70.9 million and MYR48.4 million respectively. Competitors of MHL include companies that develop and construct agriculture and aquaculture farms, players who develop smart farming technologies in-house, or players that are smart farming service providers.

For the purposes of comparison, Protégé Associates has selected companies registered in Malaysia involved in the provision of smart farming solutions.

Alliance Agrotech Sdn Bhd (“Alliance Agrotech”):    Alliance Agrotech is principally involved in the provision of smart farming technologies such as drones, unmanned ground vehicles, aerial mapping, as well as agriculture consulting services to aid farmers and producers. For the financial period ended September 30, 2022, Alliance Agrotech recorded revenue of MYR0.2 million.

Braintree Technologies Sdn Bhd (“Braintree Technologies”):    Braintree Technologies is principally involved in the development of smart farming technologies utilising robotics and AI. Braintree Technologies utilises drones to inspect farms as well as map out farms, count trees, and disperse pesticides. For the financial year ended June 30, 2022, Braintree Technologies recorded revenue of MYR3.3 million.

FGV Prodata Systems Sdn Bhd (“FGV Prodata Systems”):    FGV Prodata Systems is a subsidiaries of FGV Holdings Berhad, which is publicly listed on the Main Board of Bursa Securities Malaysia Berhad. It is primarily involved in the provision of information and communication technology services for customers in various sectors such as agriculture, transportation, financial, and education. For the agriculture sector, FGV Prodata Systems provides solutions such as estate management and automation. For the financial year ended December 31, 2021, FGV Prodata Systems recorded revenue of MYR185.7 million.

Hexa IoT Sdn Bhd (“Hexa IoT”):    Hexa IoT is principally a provider of IoT solutions to customers in various sectors including agriculture and manufacturing. For the agriculture sector, Hexa IoT provides solutions such as soil, climate, and water monitoring as well as visual quality inspection. For the financial year ended May 31, 2022, Hexa IoT recorded revenue of MYR0.6 million.

MH Delima Sdn Bhd (“MH Delima”):    MH Delima is primarily involved in the provision of teaching equipment for various sectors including agriculture and automotive. In cooperation with Universiti Teknologi Mara, MH Delima has developed smart farming solutions such as water monitoring system, feeding system, recirculatory aquaculture system, as well as fertigation and irrigation systems. For the financial year ended December 31, 2021, MH Delima recorded revenue of MYR4.9 million.

Redtone Digital Berhad:    Redtone Digital Berhad, a company listed on the ACE Market of Bursa Malaysia Securities Bhd, is a provider of telecommunications services, managed telecommunications network services, and industry digital services. Under industry digital services, Redtone Digital Berhad provides cloud services and application, virtual reality, and IoT for smart farming. For the financial year ended June 30, 2022, Redtone Digital Berhad recorded revenue of MYR158.0 million, of which MYR4.3 million from industry digital services.

Singularity Aerotech Asia Sdn Bhd (“Singularity Aerotech Asia”):    Singularity Aerotech Asia is primarily an engineering services and technology provider for various sectors including aerospace, manufacturing, oil and gas, and agriculture. Singularity Aerotech Asia has developed SM4RT TANITM, a platform which utilizes IOT and cloud-based solutions to monitor soil, weather, and water conditions in real-time. For the financial year ended December 31, 2021, Singularity Aerotech Asia recorded revenue of MYR7.7 million.

Figure 15: Comparison between MHL and Selected Market Players

Company Name	Latest Available Financial Year	Revenue (MYR million)		Profit/(Loss) Before Tax (MYR million)	Profit/(Loss) After Tax (MYR million)	Profit/(Loss) Before Tax Margin (%)	Profit/(Loss) After Tax Margin (%)
Megan Holdings Limited	December 31, 2023	85.2		11.5	8.3	13.5	9.7
Alliance Agrotech	30 September 2022(1)	0.2		*	*	0.4	(0.1)
Braintree Technologies	30 June 2022	3.3		*	*	1.4	(4.9)
FGV Prodata Systems	31 December 2021	185.7	(2)	(6.1)	(4.4)	(3.3)	(2.4)
Hexa IoT	31 May 2022	0.6		*	*	1.2	0.2
MH Delima	31 December 2021	4.9		*	*	0.8	0.3
Redtone Digital Berhad	30 June 2022	158.0	(3)	56.5	40.5	35.8	25.6
Singularity Aerotech Asia	31 December 2021	7.7		0.2	0.1	2.6	1.3

____________

Notes:

•        The list of market players is alphabetically arranged and does not constitute as a ranking;

•        The above companies are considered directly comparable as they provide smart farming products and solutions similar to Megan Holdings Limited. However, these comparable companies may not be identical to Megan Holdings Limited due to the following reasons:

a.       Not all companies have the same financial year end; and

b.       Not all companies carry out the same type of smart farming business activities, products and services as each other. They may provide products and solutions such as drones, unmanned ground vehicles, water monitoring systems, feeding systems, irrigation systems, AI solutions, or cloud-based solutions. They may also derive revenue from other non-smart farming activities such as provision of computer upgrading services, sales and rental of computer hardware and software, telecommunications services, managed telecommunications network services.

•        * denotes a figure less than MYR100,000

(1)      The financial period for Alliance Agrotech Sdn Bhd was April 16, 2021 to September 30, 2022

(2)      The revenue of FGV Prodata Systems includes the income generated from provision of computer upgrading services (MYR66.3 million), provision of IT services (MYR64.8 million), sales of computer hardware and software (MYR21.8 million), training services (MYR0.2 million), and rental of computer hardware and software (MYR32.6 million).

(3)      The revenue of Redtone Digital Berhad includes the income generated from telecommunications services (MYR40.8 million), managed telecommunications network services (MYR80.1 million), non-operating spectrum related income (MYR32.8 million), and industry digital services (for smart farming) (MYR4.3 million).

Source: Megan Holdings Limited, Annual Report of Redtone Digital Berhad and Companies Commission of Malaysia

Market Share

In 2024, there is a total area of approximately 18,600 hectares of planted area of pineapples in Malaysia. MHL currently services 1 agriculture farm, namely a pineapple farm, with a total area of approximately 121 hectares, thus giving them a market share of approximately 0.65% in terms of total planted area of pineapples.

In 2024, there were 113,109 units of brackish water aquaculture culture systems in Malaysia is a total area of 8,231 approximately 8,555 hectares of brackish water aquaculture culture systems in Malaysia. MHL currently services 2 aquaculture farms with a total area of 292 hectares, thus giving them a market share of 3.41% in terms of total area.

Key Industry Drivers

Growing Population in Malaysia

In 2022, the population in Malaysia was estimated at 32.7 million compared to 32.6 million in 2021. The population is expected to reach 41.5 million in 2040. The demand for agriculture and aquaculture produce is positively correlated to the growth in population as a higher population will lead to demand for food as a basic need. This is likely to drive the agriculture and aquaculture sectors as more products such as vegetables, fruits, fish, and shrimp need to be produced to meet the demands of the population. This will in turn spur the growth of smart farming technology in the agriculture and aquaculture sectors to reduce operational costs and labour demands while ensuring sufficient food for the population.

The Malaysian Government’s Prioritisation of Food Security

To meet the needs of the country’s population, Malaysia has been importing food products from other countries. Food products imported by Malaysia include meat and meat products, dairy and dairy products, fish, rice, vegetables, fruits, and sugar. In 2022, Malaysia’s imported MYR75.71 billion worth of food compared to MYR44.61 billion worth of food exports, resulting in a trade deficit of MYR31.10 billion. In the preceding year, Malaysia imported MYR63.65 billion worth of food compared with an export of food worth MYR38.70 billion, resulting in a trade deficit of MYR24.95 billion. Furthermore, Malaysia ranked 41st on the GSFI with a heavy reliance on imports for essential food products, which signifies that the country does not produce enough of food to feed its people. More recently, the impact of the COVID-19 pandemic, geopolitical conflict, climate, and currency has led to an increase in food input prices. The poultry industry in particular was affected as the price of animal feed (which Malaysia significantly imports) led to a shortage in poultry and eggs, affecting the accessibility and ability for consumers to purchase said products.

The Malaysian Government is committed to tackle the issue by outlining its strategies and plans in line with the National Food Security Policy Action Plan 2021 – 2025 and the National Agro-Food Policy 2021 – 2030. Under the National Agro-Food Policy 2021 – 2030, Malaysia aims to improve the level of self-sufficiency of food products such as rice from 63.0% in 2019 to 80.0% in 2030, fruits from 78.2% to 83.0%, beef from 22.3% to 50.0%, and vegetables from 44.6% to 79.0% over the same period. The Government also aims to increase yield from aquaculture activities to reduce pressure on demand for natural water resources. The abovementioned policies are being implemented to bolster the food production with the adoption of modern technologies, thus reducing the import dependency. This will likely drive the agriculture and aquaculture sectors moving forward, which in turn bodes well for the use of IOT in the aforementioned sectors.

Government’s Digitization Effort

Besides making food security a national priority, the Malaysian Government is also prioritizing the digitization of the economy and have launched the National 4th Industrial Revolution Policy (“National 4IR Policy”) to address digitization. The National 4IR Policy focuses on 10 key sectors, such as agriculture, manufacturing, healthcare, education, and construction. In terms of the agriculture industry, key initiatives include the establishment of 4IR agricultural technology application centre as well as establishing a 4IR agriculture facilitation fund to further encourage the adoption of emerging technologies such as drone technology and IoT to enhance efficiency and productivity in farming. An additional initiative in the National 4IR Policy is investment in basic infrastructure in rural areas to enable the adoption of 4IR technologies. In addition, the Malaysian Government had previously introduced the National IoT Strategic Roadmap. The roadmap, launched in 2014, aims to modernize farming and hence improve the overall efficiency and productivity of the agriculture industry.

In support of digitization, the Malaysian Government is also providing tax incentives to further encourage the adoption of 4IR technology amongst market players. Under the Revised Budget 2023, the Government reviewed the Accelerated Capital Allowance (“ACA”) to include the agriculture industry in addition to the manufacturing and services industries. There are also tax incentives for food production projects including modern environmentally controlled agriculture up to the year 2025. Aside from tax incentives, the Government is also providing grants to spur the modernization of the agricultural sector by providing a matching grant of MYR50.0 million to encourage the automation in the agriculture sector through the use of robotics and AI.

The Government had also announced that MYR1.00 billion worth of funding under the Agro-Food Financing Scheme will be made available via Bank Negara Malaysia (“BNM”) to help agro-food entrepreneurs in increasing their production capacity. In addition to that, the Malaysian Government has announced an allocation of MYR10.0 million to expand the e-Ladang program via MDEC. The program aims to onboard train more small-scale farmers and producers to adapt to technology, thus increasing their awareness of the latest farming technologies.

Smart Farming Technology Improves the Quality of Agriculture and Aquaculture Products

Most of the agriculture and aquaculture products in Malaysia vary in terms of quality. However, with most consumers being more health conscious, there is a rising demand for quality agriculture and aquaculture products. As a result, industry players in the agriculture and aquaculture sectors are looking to solutions to further improve the quality and standards of their produce.

With the advancement in technology, smart farming practices that incorporate the usage of IoT and big data analytics will aid farmers and aquaculture practitioners to better understand the quality of their products via real-time monitoring and analytics of the collected data. For example, the usage of drone technology in the agriculture sector has allowed farmers to be more efficient in their crop management. The mapping capabilities of drones has enabled the farmers to measure and obtain data such as the water stress level and the physiological features of the crop in a more accurate fashion. This move has allowed them to make more informed decisions and maintain the quality of their produce. Smart farming has also enabled market players in the aquaculture industry to utilize technology such as IoT, big data analytics and AI to monitor the water quality and to increase the efficiency in the prevention of diseases in fishes and other aquaculture produce. As a result, they will be able to deliver products that are of better quality to consumers. The ability to produce higher quality products is likely to spur the adoption of smart farming technology to meet consumer needs.

Potential Industry Challenges

Lack of Adoption of Smart Farming

Despite the Malaysian Government’s effort in promoting adoption of smart farming, most industry players in the country still rely on conventional methods of farming due to the high cost of implementation and the limited knowledge towards smart farming.

There are costs that needs to be incurred for a full implementation of smart farming technology. The tools and equipment involved in the deployment of the technology such as drones, IoT tools, and big data analytics software require upfront capital expenditure. On top of that, there are maintenance and servicing costs involved in ensuring the entire system functions optimally. Farmers and producers may be unable to or unwilling to invest to set up and utilize smart farming technologies as they may not be able to visualize the improvements in efficiency and productivity that such technologies will offer them.

Despite the Malaysian Government’s efforts in promoting adoption of smart farming technologies, the desire for changes in the farming practices is still low. Farmers and producers still rely on conventional technologies and methods due to limited infrastructure and knowledge compared to more developed countries. Malaysian farmers may feel uncertain and insecure about adopting smart farming practices due to their unfamiliarity with them. Malaysian farmers, especially those in rural or remote areas, may still be unaware of smart farming practices. Limited access to technology and knowledge, especially in remote locations, further hinders their ability to adopt necessary farming technologies.

Skill Gap in Using and Maintaining Smart Farming Technologies

Effective implementation of smart farming technologies requires knowledge and technical competency. However, there is a skill gap amongst stakeholders including the farmers and producers. As a relatively new technology in Malaysia that is not yet widely adopted, the number of professionals with the necessary knowledge is limited.

To fully leverage the benefits of smart farming technology, farmers and producers must be able to grasp and apply the technology seamlessly to monitor their crops optimize the yield. Without proper understanding, they may not experience improvement, while incurring expenses related to investment and maintenance in the smart farming equipment.

Insufficient Coverage and Connectivity in Certain Areas in Malaysia

The implementation of smart farming technologies requires network connectivity to connect various parts such as sensors, computers, and automated machinery and equipment. Insufficient coverage and low connectivity in certain areas in Malaysia is likely to negatively affect adoption of smart farming technologies. According to Malaysia Communication and Multimedia Commission, the nationwide fixed-broadband penetration rate stood at 48.6% as of 1Q 2023. On a related note, the fixed broadband penetration rate is relatively low in several states in Malaysia, particularly in states such as Kelantan, Pahang and Terengganu in the East Coast, and Sabah and Sarawak in Malaysia. As of 1Q 2023, the fixed broadband penetration rate for Kelantan, Pahang and Terengganu is merely 24.8%, 30.9% and 35.3% respectively. Meanwhile, the fixed broadband penetration rate for the Malaysian states of Sarawak and Sabah is only 38.9% and 29.7% respectively. Nationwide adoption of the smart farming technology may be hindered by the lack of connectivity as network and broadband infrastructure are crucial for the effective implementation of said technology. Additionally, the current network and broadband infrastructure may not be adequate for the full implementation of smart farming technologies, particularly in transmitting large volumes of data collected.

To address this, the Malaysian Government has pledged to improve the digital infrastructure as outlined in the 12th Malaysian Plan. The Government is allocating MYR28.00 billion to improve the existing 4G network with investment by both the public and private sectors. On top of that, an additional MYR15.00 billion is allocated to expedite the implementation of 5G network, with investment primarily from the private sector. Besides that, the Government through Jalinan Digital Negara (“JENDELA”) is targeting an 80.0% deployment of 5G network services in populated areas nationwide by the end of 2023 through the implementation of JENDELA Phase 2 (2023 – 2025).

Nevertheless, though efforts are being made to improve network connectivity across the nation, the current infrastructure in Malaysia is not optimal for a full implementation of smart farming and is likely to affect the growth of the agriculture and aquaculture sectors.

Network Security Threats Due to the Sophistication in Technology

The proliferation of data via multiple devices, platforms and networks has heightened the risk of cyber-attacks beyond computers. As Internet usage expands via the application of IoT devices and networks, there is a heightened risk of data breaches jeopardizing people’s identity, privacy and other vital information. The risk also deters farmers and producers from adopting of smart farming technologies, fearing data theft and unexpected network security breaches that could compromise confidential information such as crop yields and production capacity. Network security breaches may also expose farmers and producers to sabotage if the smart farming technologies are maliciously misused. Established smart farming firms need to invest in safer and more secure agricultural technology software to address such threats.

Barriers to Entry

Capital Expenditure Requirements

The implementation and maintenance of IoT devices and software systems in smart farming requires investment. To fully implement smart farming in agriculture or aquaculture ventures, funds must be allocated for initial capital expenditure. Prospective entities venturing into the smart farming technology field, either as end-users of the technology or agricultural solutions provider, must be prepared to incur costs relating to the procurement of the relevant tools and equipment. Such costs include purchasing sensors, setting up infrastructure for network connectivity, data analytics to analyze the data collected from sensors, and the software required to manage and monitor operations.

In addition to the initial capital expenditure requirements, maintenance costs associated with smart farming technologies can be expensive. Machinery and equipment used in smart farming require regular maintenance to perform optimally. Further to routine maintenance, hardware and software updates may be required to keep abreast with technological advancements. Moreover, the machinery and equipment are used outdoors and may be exposed to wear and tear, resulting in repair and replacement costs for farmers and producers.

Training Cost to Equip Stakeholders with Necessary Competency

As smart farming is a relatively new technology, equipping stakeholders with the necessary competency in smart farming techniques, including IoT and automation technology, is likely to come with high training costs. As a result, the firms that intend to implement smart farming is expected to incur costs in training their employees to be well-versed in the application of the different technologies. This additional cost poses a significant barrier to entry for prospective market players.

Outlook of the Agriculture (Pineapple) and Aquaculture Sectors in Malaysia

The size of pineapple farming in Malaysia in terms of production was estimated to be 516,870 tonnes in 2024 while shrimp and prawn aquaculture in Malaysia in terms of production was estimated to be 60,970 tonnes in the same year. Shrimp and prawn aquaculture recorded a positive growth of 14.9% while pineapple farming recorded a growth of 17.0% in 2024. Both sectors are expected to grow steadily in the future. The growth is likely to be underpinned by demand for agriculture and aquaculture products in line with a growing population. Malaysia’s population in 2022 was estimated to be 32.7 million and is expected to reach 41.5 million in 2040, thus leading to higher demand for agri-food products. The Malaysian Government’s prioritization of food security will also drive growth in the sectors over the forecast period. In order to reduce reliance on imports for food products, the Government has implemented various strategies and plans such as the National Food Security Policy Action Plan 2021 – 2025 and the National Agro-Food Policy 2021 – 2030. Support from the Government in terms of increasing digitization in the country is also expected to boost the sectors moving forward. The Government aims to encourage the adoption of 4IR technologies, including in the agriculture and aquaculture sectors. Usage of smart farming technologies is expected to reduce labor, improve productivity, improve product quality while leading to increased revenue for farmers and producers. This will also aid the country in achieving food security moving forward.

On the flip side, the agriculture and aquaculture sectors may face headwinds such as lack of adoption of smart farming, skills gap in implementing smart farming technologies, insufficient coverage and connectivity across Malaysia, and network security threats. Lack of adoption of smart farming may arise from reasons such as lack of knowledge and high cost of implementation. Lack of knowledge means that farmers and producers may not be aware that there are indeed smart farming technologies to help them improve productivity and efficiency. On the other hand, farmers and producers aware of such technologies may not be able to implement them due to the high costs involved. Nevertheless, lack of adoption of smart farming technologies may affect the ability of the agriculture and aquaculture sectors to grow in the forecast period. There is still a skills gap in implementing and utilizing smart farming technologies as they are considered to be relatively new and not yet widely adopted in Malaysia. Network and broadband infrastructure are crucial for the effective implementation of said technology due to the connected nature of sensors, monitoring systems, and automated machines used in smart farming. As such, insufficient network coverage and connectively will likely affect the adoption of smart farming technologies and therefore limit the growth of the sectors.

The connected nature of smart farming technologies may be at risk of network security breaches. Lack of network security is likely to dampen the adoption of smart farming technologies and as such limit the growth of the sectors in future. Growth of the industry may also be dampened by the barriers to entry such as capital expenditure requirements and high training costs.

Nevertheless, the agriculture and aquaculture sectors in Malaysia are expected to remain resilient throughout the forecast period. Protégé Associates has forecast pineapple farming to grow at a CAGR of 8.4% from 553,348 tonnes in 2023 to 764,736 tonnes in 2027. The shrimp and prawn aquaculture is forecast to grow at a CAGR of 6.6% from 58,181 tonnes in 2023 to 75,058 tonnes in 2027.

REGULATIONS

Due to the geographic diversity of our operations and services, our operations are subject to a variety of rules and regulations. We are subject to all of the local regulations generally applicable to businesses in the jurisdictions in which we operate, including with respect to employment, health and safety, competition, tax and other regulations. We set out below brief descriptions of certain regulations particularly significant for our operations.

Malaysia

Our operations are subject to a variety of rules and regulations. We primarily operate in Malaysia and are therefore subject to all of the local regulations generally applicable to businesses in Malaysia, including with respect to licensing, taxation, employment, data protection, anti-money laundering and other regulations. We set out below brief descriptions of certain regulations particularly significant for our operations.

Licensing

In general, there is a requirement to obtain business premise licenses from the relevant local councils and authorities in accordance with the Local Government Act 1976 and the relevant by-laws and regulations for operating business premises in Malaysia. Most local or district councils have Licensing of Trades, Businesses and Industries By-Laws which stipulate, among others, that no person shall carry on any trade, business or industry in any place or premise within the respective district council unless he is licensed. Each set of by-laws applies within the boundaries of each local or district council. It is an offence for any person to use any premise for operating any business premise without a business premise license, which on conviction, is punishable with a fine not exceeding MYR2,000 or to imprisonment for a term not exceeding one year or both and in the case of a continuing offence, to a fine not exceeding MYR200 for each day during which the offence is continued after conviction. The business premise license issued is renewable on an annual basis and we plan to renew it.

We primarily operate from our office located at B-01-07, Gateway Corporate Suites, Gateway Kiaramas, No.1, Jalan Desa Kiara, 50480 Mont Kiara, Kuala Lumpur, Malaysia and we hold a valid business license issued by Dewan Bandaraya Kuala Lumpur for our office premise.

Pursuant to Section 25 (1) of the Malaysian Construction Industry Development Board Act 1994, no person shall carry out or complete, undertake to carry out or complete any construction work or hold himself out as a contractor, unless he is registered with the Malaysian Construction Industry Development Board (“CIDB Malaysia”). As a company whose principal business is in the development, construction and maintenance of aquaculture farms and related works, to the best of our knowledge, we are registered with CIDB Malaysia under the Company (Non-Contractor) category applicable to consultants, project owners and/or developers. We intend to register with CIDB Malaysia as a contractor under the Company (Contractor) category in the near future once we meet certain requirements.

Contracts

The Contracts Act 1950 (the “CA 1950”) is the principal legislation governing contracts in Malaysia. The contracts as appearing herein and/or entered into by our subsidiaries are legally binding and enforceable under the CA 1950 until the completion or termination thereof.

Employment

The Employment Act 1955 (“EA 1955”) is the principal law that regulates labor relations and employees in Malaysia, and governs the terms and conditions of employment such as working hours, holidays and rest periods, wages, overtime and other employment conditions.

In addition, an employer is under legal obligations to make statutory contributions as per the requirements under the Employees Provident Fund Act 1991 (“EPF Act”) towards an employee pension fund, the Employees Social Security Act 1969 (“ESSA 1969”) towards social security for employees, and the Employment Insurance System Act 2017 (“EIS”) for protection against occupational injuries including occupational diseases and commuting accidents.

In Malaysia, the Employment (Restriction) Act 1968 provides that a non-citizen shall not be employed in any business in Malaysia without a valid employment permit. A foreign employee is required to obtain a work permit such as employment pass or professional visit pass issued by the Department of Immigration, Malaysia in order to carry out employment in Malaysia.

We are in compliance and intend to continue to be compliant with all of the aforesaid legislation regarding employment.

Section 19 of the EA 1955 provides that every employer shall pay to each of his employees no later than the seventh day after the last day of any wage period. Subject to the contract of service, the wage period will normally be one month. If there is no wage period mentioned in the contract of service, the wage period shall be deemed to be one month. Under section 12 of the EA 1955, on termination, either the employer or the employee may give notice or payment in lieu of notice to terminate the contract of service. The length of such notice shall depend on the tenure of the employment of the employee.

Regardless of whether the employee falls under the purview of the EA 1955, the employer is under legal obligations to make statutory contributions as per the requirements under the Employees Provident Fund Act 1991 (the “EPF Act”), the Employees Social Security Act 1969 (the “ESSA 1969”), and the Employment Insurance System Act 2017 (the “EIS”). The EPF Act imposes statutory obligation on employers and employees to make contribution to the employees’ provident fund, or the EPF, which is a pension fund that is mandatory (with a few exceptions) for all Malaysian employees. The EPF is a saving scheme for retirement purposes of an employee.

The ESSA 1969 provides for social security for employment injury contingencies in favor of employees and is administered by the Social Security Organization. The Social Security Organization (the “SOCSO”) was established as one of the government departments under the Ministry of Human Resources to administer, implement and enforce the ESSA 1969 and the Employees’ Social Security (General) Regulations 1971. The Employment Injury Scheme under the SOCSO provides protection to employees against occupational injuries including occupational diseases and commuting accidents. Employers are responsible for reporting all work-related accidents that befall their workers within forty-eight hours of notification. The ESS Act provides the right to claim benefits such as invalidity pension, disablement benefit, dependent’s benefit, funeral benefit and survivors’ pension. With effect from June 1, 2016, employers are required to make monthly deductions and contributions for all employees depending on their ages but regardless of their monthly wages, and generally calculated based on their monthly wages.

If the employer, (a) fails to pay any contribution or any part thereof which is payable by him under the ESSA 1969 or fails to pay within the time prescribed by regulations any interest payable under section 14A of the ESSA 1969; (b) deducts or attempts to deduct from the wages of an employee the whole or any part of the employer’s contribution; (c) in contravention of section 52 of the ESSA 1969 reduces the wages or any privileges or benefits admissible to an employee; (d) in contravention of section 53 of the ESSA 1969 or any regulation dismisses, discharges, reduces or otherwise punishes an employee; (e) fails or refuses to submit any return or accident report required by the regulations, or makes a false return or report; (f) obstructs any Inspector appointed under section 12 of the ESSA 1969 and includes the Director General and every Deputy Director General or any other official of the Social Security Organization in the discharge of his duties; or (g) is guilty of any contravention of or non-compliance with any of the requirements of the ESSA 1969 or the rules or the regulations in respect of which no special penalty is provided, he shall be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding MYR10,000 or with both.

The EIS is an act administered by the Social Security Organization to provide certain benefits and a re-employment program for insured persons in the event of loss of employment. The EIS will provide temporary financial aid for up to six months for retrenched employees until they find new employment. Under the EIS, every employee and employer is required to pay mandatory monthly contributions to the Social Security Organization in accordance with the prescribed rates.

In Malaysia, the Employment (Restriction) Act 1968 provides that a non-citizen shall not be employed in any business in Malaysia without a valid employment permit. A foreign employee is required to obtain a work permit such as employment pass or professional visit pass issued by the Department of Immigration, Malaysia in order to carry out employment in Malaysia.

Environment

The Environmental Quality Act 1974 (“EQA 1974”) is the principal law that governs the prevention, abatement, control of pollution and enhancement of the environment in Malaysia. The EQA 1974 prescribes the prohibition and control of various forms of pollutions as well as the applicable penalties for any violations thereof, and the licensing requirement for activities which requires the movement, storage or deposit of waste.

Our current operations do not require any license to be issued under the EQA 1974. Additionally, any potential actions by the relevant governmental entities for any alleged violations of the EQA 1974 are primarily made against our customer as the owner/occupier of the premise where the project is undertaken. Nevertheless, precautionary measures are taken by us and our subcontractors to ensure compliance with the EQA 1974 when undertaking the projects to avoid incurring any liability either by us, our customer, or our subcontractor. The precautionary measures taken are such as, but not limited to, avoid conducting any open burning, identifying any risk of waste discharge in or the surrounding area of the project premise, submission of an environmental impact assessment report to the relevant authorities prior to the commencement of the works, and ensuring that the works are conducted in accordance with industry norms and practices.

Personal Data Protection

Under the Personal Data Protection Act 2010 of Malaysia (“Malaysian PDPA”), organizations are required to (i) obtain consent from individuals prior to collecting, using or disclosing their personal data, unless the limited exceptions under the Malaysian PDPA arises; (ii) inform individuals in writing in two languages (i.e. English and the national language) of, amongst other things, the purposes for which their personal data will be processed and the third parties to whom their personal data will be disclosed; and (iii) ensure that the personal data collected will be processed in a safe and secure manner in accordance with the security standards prescribed under the Personal Data Protection Standard 2015.

An organization that fails to comply with the provisions under the Malaysian PDPA may, if found guilty, be liable to a financial penalty up to a maximum of MYR500,000 and any person who, at the time of the commission of the offence, was a director, chief executive officer, chief operating officer, manager, secretary or any person in a managerial capacity may also be jointly or severally liable with the organization and be subject to imprisonment of up to a maximum of five years.

Anti-Money Laundering and Counter-Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLA 2001”) prohibits money laundering and terrorism financing activities. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of unlawful activity, commits a money laundering offence under the AMLA 2001.

In addition, a reporting institution under the First Schedule of the AMLA 2001 is obliged to observe the anti-money laundering and counter financing terrorism requirements and standards, which include reporting and record-keeping duties, such as submitting suspicious transaction reports, implementing risk-based application, and conducting customer due diligence.

Neither we nor our subsidiaries is deemed to be a reporting institution. Nevertheless, we are required to comply with the provisions under the AMLA 2001.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Mr. Darren Hoo	41	Chief Executive Officer, Chairman of the Board and Executive Director
Ng Kai Tie	40	Chief Financial Officer
Phua Zhi Yong(1)(2)(3)	38	Independent Director, Chair of Audit Committee
Tse Yin Sum(1)(2)(3)	34	Independent Director, Chair of Compensation Committee
Lai Yee Yee(1)(2)(3)(4)	33	Independent Director, Chair of Nomination Committee

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Nominating Committee

Mr. Darren Hoo has been our Chief Executive Officer, Chairman and Executive Director since April 2023. He was appointed as an Executive Director on September 7, 2020. Mr. Darren Hoo is responsible for the overall business management of our operations. Prior to founding MMSB, from April 2018 to August 2020, Mr. Darren Hoo was a partner at Valcon Resources Sdn Bhd, a company which specializes in process control instruments where he was responsible for achieving growth and hitting sales targets at the sales team he managed. Between October 2011 and March 2018, Mr. Darren Hoo was a manager at JEFI AquaTech Resources Sdn Bhd (“JEFI”), a company focused on aquaculture, where he was involved in JEFI’s day to day operations, and oversaw the JEFI’s expansion plan of managing a 400-acre shrimp farm and processing factory development, including the design of the shrimp farm and process factory. Mr. Darren Hoo holds a Bachelor of Science in Biotechnology from the University College Sedaya International (UCSI) of Malaysia.

Mr. Ng Kai Tie has been our Chief Financial Officer since July 2023, in charge of our finance and risk management functions. Prior to joining us, Mr. Ng has more than 10 years of professional experience in audit and assurance in Singapore and Malaysia. During his professional career, his extensive audit experience includes auditing companies listed in Singapore and United States, multinational corporations, and small and medium-sized enterprises. Mr. Ng joined Messrs. Paul Wan & Co as an audit manager from 2021 until 2022 where he conducted audits for companies listed on the Singapore Exchange. From 2019 until 2021, Mr. Ng rejoined Mazars LLP as an audit assistant manager where he conducted audits for multinational companies such as LVMH Asia Pacific region office. He worked at Messrs. Tee & Partners in Malaysia from 2017 to 2019 as an audit manager where he conducted audit for companies involved in industries such as manufacturing, hotel management, agriculture, construction and trading. From 2015 until 2017 Mr. Ng worked at Mazars LLP as an audit assistant manager where he was responsible audit planning as well as supervising and training of assistant and engagement management. From 2011 until 2014 Mr. Ng worked as a senior auditor with Messrs. Robert Tan & Co. where he performed external audit jobs for clients. Mr. Ng graduated in 2010 with a Bachelor of Commerce (Hons) Accounting from Universiti of Tunku Abdul Rahman. He has been a member of CPA Australia since 2016.

Mr. Phua Zhi Yong has been the Company’s independent director, chairman of the audit committee and a member of the nominating committee and the compensation committee since November, 2025.

Mr. Phua is a Chartered Accountant (Singapore) and a seasoned finance and accounting professional with over a decade of experience in financial management, compliance, corporate governance and public company reporting. Since 2019, he has served as the Chief Financial Officer of YY Group Holding Limited, where he has been responsible for financial operations, regulatory compliance, cash flow management, corporate governance oversight, and strategic initiatives, including mergers and acquisitions and investor relations activities. In that role, he led the company through its successful U.S. Nasdaq listing on April 22, 2024 and continues to oversee ongoing U.S. reporting and compliance obligations. Prior to joining YY Group, Mr. Phua served as Finance Manager at NCS Pte Ltd from 2017 to 2019, where he oversaw project financial governance and revenue recognition compliance, and previously held accounting roles at Rig Resources AP Pte Ltd and United Engineers Limited, where his responsibilities included ERP implementation, financial reporting, internal controls, audit coordination and overseas project support. Mr. Phua holds a Bachelor of Science in Banking and Finance from the University of London (Singapore Institute of Management) and is a member of Chartered Accountants Singapore (CA Singapore).

Mr. Tse Yin Sum has been the Company’s independent director, chairman of the compensation committee and a member of the nominating committee and audit committee since September 2025. Mr. Tse Yin Sum has over 10 years of experience in the field of banking and corporate finance. Since October 2017, Mr. Tse has been the executive director of Universal Channel Consultant Limited offering a variety of professional services including corporate services, statutory compliance, corporate advisory, real estate and family office services. Mr. Tse has also acted as the marketing director of Jiyuan Investment Management (Hong Kong) Co., Limited for financial and wealth management services since April 2023. From October 2013 to September 2017, Mr. Tse was the premier relationship manager at the headquarter of The Hongkong and Shanghai Banking Corporation Limited, engaging in customers’ wealth management services and global market environment analysis. Mr. Tse obtained a Bachelor of Business Administration in Finance Services degree from the Hong Kong Polytechnic University in 2013.

Ms. Lai Yee Yee has been the Company’s independent director, chairman of the nomination committee and a member of the compensation committee and audit committee since September 2025. Ms. Lai began her career by managing her family’s fish farming business in Rawang alongside her family members. In 2017, she joined Lim Shrimp Organization as an Operations Manager at their Banting farm, where she oversaw the setup, including earthwork, construction, and renovation, leading to its full operational capacity. In 2022, she was employed as the Business Development Manager at Lim Shrimp Organization. In this role, she focuses on identifying new business opportunities, driving profitability, fostering growth, and enhancing the company’s reputation. To further her professional development, she is currently pursuing a Bachelor of Business Administration, equipping her with advanced skills to apply in her role.

Family Relationships

There are no family relationships among any of our directors or executive officers as defined in Item 401 of Regulation S-K.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors consists of four directors, three of whom are independent as such term is defined by the Nasdaq Capital Market. All current directors will continue to serve after this offering.

The Company may by ordinary resolution appoint any person to be a director. The board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board of directors. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. A director may be removed from office by ordinary resolution of shareholders, notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement). A director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (v) is prohibited by law from being a director; and (vi) is removed from office pursuant to any other provision of our articles of association.

A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We have adopted a charter for each of the three committees. Copies of our committee charters are posted on our corporate investor relations website.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Mr. Phua Zhi Yong, Mr. Tse Yin Sum, and Ms. Lai Yee Yee. Mr. Phua Zhi Yong is the chair of our audit committee. We have determined that Mr. Phua Zhi Yong qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee consists of Mr. Phua Zhi Yong, Mr. Tse Yin Sum, and Ms. Lai Yee Yee. Mr. Tse Yin Sum is the chair of our compensation committee. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee consists of Mr. Phua Zhi Yong, Mr. Tse Yin Sum, and Ms. Lai Yee Yee. Ms. Lai Yee Yee is the chair of our nominating committee. The nominating committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee is responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Powers and Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. In accordance with the Second Amended and Restated Memorandum and Articles of Association, the powers of our board of directors include, among others:

•        convening general meetings;

•        declaring dividends (including interim dividends) and distributions on shares of the Company issued and outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor;

•        appointing and removing any natural person or corporation, whether or not a director to hold such office in our Company as the directors may think necessary for the administration of our Company;

•        exercising all the powers of the Company to borrow money and to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party; and

•        approving the transfer of shares in our company.

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Interested Transactions

A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Class A Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of Nasdaq corporate governance rules, we intend to comply with Nasdaq corporate governance rules applicable to foreign private issuers.

Code of Conduct, Code of Ethics and Insider Trading Policy

We have adopted (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of this code and insider trading policy is posted on the Corporate Governance section of our website, which is located at www.meganmezanin.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Qualification

There are no shareholding qualifications for directors. Further, there are no shareholding qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Compensation of Executive Directors and Executive Officers

For the financial year ended December 31, 2025, we paid an aggregate of MYR294,000.00 (US$69,820.28) in cash to our Executive Directors and Executive Officers.

For the financial year ended December 31, 2024, we paid an aggregate of MYR294,000.00 (US$65,779.17) in cash to our Executive Directors and Executive Officers.

For the financial year ended December 31, 2023, we paid an aggregate of MYR173,000.00 (US$37,688.17) in cash to our Executive Directors and Executive Officers.

Employment Agreements

Employment Agreement between Mr. Darren Hoo and MHL

Effective as of May 1, 2023, MHL entered into an Employment Agreement with Mr. Darren Hoo regarding his position of CEO of the Group. The agreement provides for an annual base salary of MYR174,000 with the monthly payment of MYR14,500, together with such additional discretionary bonus. Mr. Darren Hoo’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 months’ prior written notice or the equivalent salary in lieu of such notice.

Employment Agreement between Mr. Kai Tie Ng and MHL

Effective as of August 1, 2023, MHL entered into an Employment Agreement with Mr. Kai Tie Ng regarding his position of CFO of the Group. The agreement provides for an annual base salary of MYR120,000.00 with the monthly payment of MYR10,000, together with such additional discretionary bonus. Mr. Kai Tie Ng’s employment will continue indefinitely, subject to termination by either party to the agreement upon 2 months’ prior written notice or the equivalent salary in lieu of such notice.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company. The terms and conditions of such Directors’ Agreements are similar in all material aspects save for the term. The Executive Director’s agreement is for an initial term of five (5) years and will continue until the Executive Director’s successor is duly elected and qualified. Each independent director’s agreement is for an initial term of one (1) year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual board meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

We do not pay Mr. Darren Hoo any additional annual compensation outside of his employment agreement with MMSB. Under the independent directors agreements, the initial aggregate annual salary that is payable to our independent directors is US$12,000.

We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. Other than as disclosed above, none of our Directors have entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

•        each of our directors and executive officers who beneficially owns our Class A Ordinary Shares or Class B Ordinary Shares; and

•        each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares or Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 11,250,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering is based on 32,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the sale of all 20,750,000 Class A Ordinary Shares offered hereby. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company.

As of the date of the prospectus, we have three shareholders of record, who are not located in the United States.

	Amount of Beneficial Ownership of Class A Ordinary Shares	Pre- Offering Percentage Ownership of Class A Ordinary Shares	Post- Offering Percentage Ownership of Class A Ordinary Shares	Amount of Beneficial Ownership of Class B Ordinary Shares Pre- and Post- Offering	Percentage Ownership of Class B Ordinary Shares Pre- and Post- Offering	Pre- Offering Combined Voting Power of Class A Ordinary Shares and Class B Ordinary Shares	Post- Offering Combined Voting Power of Class A Ordinary Shares and Class B Ordinary Shares
Directors and Executive Officers:
Mr. Darren Hoo(1)	5,845,000	51.96%	18.27%	5,000,000	100%	97.93%	90.73%
Mr. Ng Kai Tie	—	—	—	—	—	—	—
Mr. Phua Zhi Yong	—	—		—	—	—
Mr. Tse Yin Sum	—	—		—	—	—
Ms Lai Yee Yee	—	—		—	—	—

5% or Greater Shareholders
SSL(1)	5,845,000	52%	18.27%	5,000,000	100%	97.93%	90.73%

____________

(1)      Mr. Darren Hoo has sole voting and dispositive power over shares owned by SSL, a BVI business company, which is wholly owned by Mr. Darren Hoo. The registered address of SSL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” we describe below transactions since January 1, 2022, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

1)      Nature of relationships with related parties

Name	Relationship with the Company
VC Marine Sdn Bhd	Common director through Mr. Darren Hoo and previously engaged as subcontractor by MMSB
Star Sprite Limited	Common director through Mr. Darren Hoo
Mr. Darren Hoo	Executive Director, Chairman and beneficial shareholder through SSL

2)      Related party transactions

Up to the date of this prospectus, MMSB has entered into the following related party transaction with the following related parties:

(a)     VC Marine Sdn Bhd

(i)     By way of a Letter of Award dated July 1, 2021, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out water reservoir distribution and discharge canal earthworks, at a prawn farm located at Kampung Wakuba, Tawau, Sabah belonging to MAG Aquaculture Sdn Bhd (“Wakuba Farm”).

(ii)    By way of a Letter of Award dated March 31, 2023, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out works such as excavation works, trimming of sides for bund, and bund resurfacing works, at the Wakuba Farm.

(iii)   By way of a Letter of Award dated October 1, 2020, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out works such as water reservoir, distribution and discharge canal earthworks, at a shrimp farm located at Umas-Umas, Tawau, Sabah belonging to North Cube Sdn Bhd (“Umas Farm”).

(iv)   By way of a Letter of Award dated July 1, 2021, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out works such as shrimp pond rebuild works, at the Umas Farm.

(v)    By way of a Letter of Award dated September 1, 2021, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out works such as shrimp pond earthworks, at the Umas Farm.

(vi)   By way of a Letter of Award dated June 29, 2021, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out works such as basic infrastructure works, installation of seawater intake and discharge system, main building works, and ancillary building works, as well as electrical works, at the shrimp hatchery center in Semporna, Sabah.

(vii)  By way of a Letter of Award dated December 20, 2021, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out works such as basic infrastructure works, installation of seawater intake and discharge system, main building works, and ancillary building works, at the shrimp hatchery center in Semporna, Sabah.

(viii) By way of a Letter of Award dated September 3, 2021, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out planting area earthworks, at a pineapple farm belonging to Ergobumi Sdn Bhd (“Pineapple Farm”).

(ix)   By way of a Letter of Award dated May 2, 2022, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out planting area earthworks, at the Pineapple Farm.

(x)    By way of a Letter of Award dated March 31, 2023, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out soil tillage works, at the Pineapple Farm.

(xi)   By way of a Letter of Award dated September 8, 2023, we engaged VC Marine Sdn Bhd as a sub-contractor to carry out land preparation works, at the Pineapple Farm.

(b)    Mr. Darren Hoo

(i)     By way of a shareholder loan, Mr. Darren Hoo provided a sum of MYR982,983 to MMSB on an interest-free basis and is repayable by MMSB from time to time.

3)      Related party balances

Net outstanding balances with related parties consisted of the following as December 31, 2022, December 31, 2023 and December 31, 2024:

Related parties	Relationship	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
		MYR	MYR	MYR	USD
Advances to subcontractor:
VC Marine Sdn Bhd	Common director	4,481,511	—	1,228,437	274,941
Accounts payable:
VC Marine Sdn Bhd	Common director	311,036	739,879	—	—
Amount due to:
Star Sprite Limited	Common director	—	2,108,419	3,320,276	743,123
Amount due to:
Darren Hoo Wei Sern	Director	—	50,188	61,995	13,875

Net outstanding balances with related parties consisted of the following as of December 31, 2024 and June 30, 2025:

Related parties	Relationship	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
		MYR	MYR	USD
Advances to subcontractor:
VC Marine Sdn Bhd	Common director	1,228,437	—	—
Amount due to:
Star Sprite Limited	Common director	3,320,276	3,394,933	806,704
Amount due to:
Darren Hoo Wei Sern	Director	61,995	5,863	1,393

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Second Amended and Restated Memorandum and Articles of Association are summaries and do not purport to be complete. Reference is made to our Second Amended and Restated Memorandum and Articles of Association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

We were incorporated as an exempted company with limited liability under the Companies Act on December 7, 2022. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

Class A Ordinary Shares and Class B Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, comprising (a) 450,000,000 class A ordinary shares of a par value of US$0.0001 each and (b) 50,000,000 class B ordinary shares of a par value of US$0.0001 each.

Subject to the provisions of the Second Amended and Restated Memorandum and Articles of Association and where applicable the Nasdaq rules, all shares for the time being unissued shall be under the control of the directors who may, in their absolute discretion and without the approval of the shareholders, cause the company to: (a) issue, allot, or otherwise dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine; (b) grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and (c) grant options with respect to shares and issue warrants or similar instruments with respect thereto, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine.

Upon completion of this offering, assuming the sale of all 20,750,000 Class A Ordinary Shares offered hereby, there will be 32,000,000 Class A Ordinary Shares issued and outstanding and 5,000,000 Class B Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this offering will be delivered against payment therefor upon the closing of the offering in New York, New York, on or about February 27, 2026.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MGN”.

Transfer Agent

The transfer agent for our Class A Ordinary Shares is VStock Transfer, at 18 Lafayette Pl, Woodmere, NY 11598, USA.

Dividends

The Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company issued and outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor. In addition to the foregoing and subject to any rights and restrictions for the time being attached to any shares, the shareholders of the Company may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Directors.

Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution.

No dividend shall bear interest against the Company.

Voting Rights

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution means a resolution: (a) passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with our memorandum and articles of association (in computing the majority regard shall be had to the number of votes to which each shareholder is entitled by our memorandum and articles of association); or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

A special resolution means a special resolution of the Company passed in accordance with the Companies Act, being a resolution: (a) passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Under Cayman Islands law, certain matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

Variation of Rights of Shares

Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company.

Alteration of Share Capital

Subject to the Cayman Companies Act, the Company may, by ordinary resolution:

(a)     increase its share capital by new shares of such amount as it thinks appropriate;

(b)    consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)     divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorised by the company, no resolution of the Company in general meeting is required for the issuance of shares of that class and the directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)    subdivide its shares, or any of them, into shares of an amount smaller than that fixed by our memorandum and articles of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)     cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may by special resolution, reduce our share capital in any manner authorized by the Companies Act.

Pre-emption Rights

Our Second Amended and Restated Memorandum and Articles of Association do not contain any provisions relating to pre-emption rights and there are no statutory rights of pre-emption under Cayman Islands law.

Forfeiture or Surrender of Shares

Subject to the terms of the allotment, the directors may from time to time make calls upon the shareholders in respect of any moneys unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. If a shareholder fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall name a further day (not earlier than the expiration of fourteen calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

A certificate in writing under the hand of one Director or the secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

The provisions of the Second Amended and Restated Memorandum and Articles of Association as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

The Directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

Subject to the Companies Act, the Directors may: (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), which is available for distribution; (b) appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid; (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit; (d) authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or (ii) the payment by the Company on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and (e) generally do all acts and things required to give effect to the resolution.

Redemption and Purchase of Own Shares

Subject to the provisions of the Companies Act and our Second Amended and Restated Memorandum and Articles of Association, we may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder, in such manner and upon such terms as may be determined, before the issue of such shares, by our directors; (b) purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the directors, or are otherwise authorized by our memorandum and articles of association; and (c) make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following the date on which the payment out of capital is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding. In addition, our directors may accept the surrender of any fully paid share for no consideration.

Transfer of Shares

Subject to any applicable requirements set forth in our Second Amended and Restated Memorandum and Articles of Association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in any other form approved by our board of directors, executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in the register of members in respect of the relevant shares.

If our directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the applicable rules of the Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than thirty calendar days in any calendar year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (save for our register of mortgages and charges, our memorandum and articles of association and special resolutions of our shareholders). Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

General Meetings

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings.

The Second Amended and Restated Memorandum and Articles of Association provide that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairman or a majority of the directors (acting by a resolution of the board) may call general meetings. General meetings shall also be convened on the written requisition of one or more of the shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, specifying the objects of the meeting and signed by each of the shareholders making the requisition and deposited at the registered office. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, those shareholders who requested the meeting or any of them representing more than one-half of the total voting rights of all of them may convene the general meeting themselves, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

At least ten (10) clear days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify, among other things, the place, the day and the hour of the meeting and the general nature of the business. In addition, if a resolution is proposed as a special resolution, the notice specifying the intention to propose the resolution as a special resolution must be duly given. Notice of every general meeting shall be given to (a) all shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and (b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to the Second Amended and Restated Memorandum and Articles of Association, a general meeting of the Company shall, whether or not the notice has been given and whether or not the provisions of the Second Amended and Restated Memorandum and Articles of Association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by holders of two-thirds of the shareholders having a right to attend and vote at the meeting present or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved. The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided by poll. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company.

Directors

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2) Directors, the exact number of Directors to be determined from time to time by the board of Directors.

The Company may by ordinary resolution appoint any person to be a director. The board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board of directors. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision.

The shareholding qualification for directors may be fixed by our shareholders in general meeting and unless and until so fixed no shareholding qualification shall be required.

A director may be removed from office by ordinary resolution of shareholders, notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement). A director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (v) is prohibited by law from being a director; and (vi) is removed from office pursuant to any other provision of our articles of association.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our business shall be managed by the directors, who may exercise all our powers. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

The Directors may from time to time and at any time by power of attorney (whether under seal or under hand) or otherwise appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under the Second Amended and Restated Memorandum and Articles of Association) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Nasdaq rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

Subject to the Companies Act, the Directors may: (a)  resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), which is available for distribution; (b) appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid; (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit; (d) authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or (ii) the payment by the Company on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and (e) generally do all acts and things required to give effect to the resolution.

Liquidation Rights

If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the memorandum and articles of association, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiaries or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiaries is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)     an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)    an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)     an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Second Amended and Restated Memorandum and Articles of Association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Anti-Takeover Provisions in Our Articles

Some provisions of our Second Amended and Restated Memorandum and Articles of Association may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to determine the terms and rights of such preferred shares without approval of our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s memorandum and articles of association. Our Second Amended and Restated Memorandum and Articles of Association provide that the Directors shall on the requisition of shareholders of the Company holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, specifying the objects of the meeting and signed by each of the shareholders making the requisition and deposited at the registered office. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, those shareholders who requested the meeting or any of them representing more than one-half of the total voting rights of all of them may convene the general meeting themselves, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

Cumulative Voting

As permitted under the Cayman Companies Act, our Second Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Removal of Directors

Subject to the provisions of our Second Amended and Restated Memorandum and Articles of Association, a director may be removed from office by ordinary resolution of shareholders, notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement). A director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (v) is prohibited by law from being a director; and (vi) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

Although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Cayman Companies Act and our Second Amended and Restated Memorandum and Articles of Association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Cayman Companies Act and our Second Amended and Restated Memorandum and Articles of Association, whenever the capital of the company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Cayman Companies Act, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPL”).

We are committed to processing personal data in accordance with the DPL. In our use of personal data, we will be characterized under the DPL as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPL. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data. The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

We will only transfer personal data in accordance with the requirements of the DPL and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPL, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

MATERIAL INCOME TAX CONSIDERATION

Material United States Federal Income Tax Considerations

The following is a discussion of material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares by a U.S. Holder, as defined below, that acquires our Class A Ordinary Shares in this offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

U.S. Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

•        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Class A Ordinary Shares; or

•        persons holding our Class A Ordinary Shares through a Trust.

Thus, the discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the U.S.;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.      The actual days in the United States in the current year; plus

2.      One-third of his or her days in the United States in the immediately preceding year; plus

3.      One-sixth of his or her days in the United States in the second preceding year.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the Class A Ordinary Shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

Cayman Islands Taxation

The following is a discussion on Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive changes. It is not intended as tax advice, it does not consider any investor’s particular circumstances, and it does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based on profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction or produced before a court of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares or, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION-SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the U.S. and provides significantly less protection for investors than the U.S. Additionally, Cayman Islands companies may not have standing to sue in the federal courts of the U.S.

Most of our operations are conducted in Malaysia and a majority of our consolidated assets are located outside of the United States. In addition, all of our directors and officers as listed below, are nationals or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the U.S.

Name	Position	Nationality	Country of Residence
Hoo Wei Sern	CEO, Director	Malaysia	Malaysia
Ng Kai Tie	CFO	Malaysia	Malaysia
Phua Zhi Yong	Independent Director	Singapore	Singapore
Tse Yin Sum	Independent Director	Hong Kong	Hong Kong
Lai Yee Yee	Independent Director	Malaysia	Malaysia

As a result, it may not be possible for you to:

•        effect service of process within the United States upon our non-U.S. resident directors or on us;

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

Although we are incorporated outside the United States, we have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the U.S. federal securities laws or securities laws of any U.S. state or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the Foreign Court) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

A judgment from the United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. These constraints may impact both the cost and time associated with legal proceedings in Hong Kong. On the point of cost constraints, investors could face additional legal expenses (including hiring local attorneys and translators), travel costs for attending court proceedings, and other administrative charges. On the point of time constraint, investors may face time constraints due to legal delays, appeals, and the complexity of cases of pursuing such enforcement in Hong Kong.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. There is currently no statutory enforcement or treaty between the US and Malaysia providing for reciprocal recognition and enforcement of judgments of U.S. courts.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia (“REJA”) allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA may still be recognised and enforced in the courts of Malaysia through principles for the recognition of foreign judgments under common law. The common law rules applicable have been adopted into Malaysian jurisprudence by virtue of Section 3 of the Civil Law Act, 1956. Therefore, a judgment issued in the United States may still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:-

(a)     The judgment is for a definite sum, and which is final and conclusive;

(b)    The original court granting the judgment had jurisdiction in the action;

(c)     The judgment was not obtained by fraud;

(d)    The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)     The enforcement of the judgment would not be contrary to public policy in Malaysia.

These constraints may impact both the cost and time associated with legal proceedings in Malaysia. On the point of cost constraints, investors could face additional legal expenses (including hiring local attorneys and translators), travel costs for attending court proceedings, and other administrative charges. On the point of time constraint, investors may face time constraints due to legal delays, appeals, and the complexity of cases of pursuing such enforcement in Malaysia.

PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis 20,750,000 Class A Ordinary Shares based at an offering price of $0.40 per Class A Ordinary Share. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary from the gross proceeds from the sale of the maximum amount of Class A Ordinary Shares being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of February 25, 2026, we have engaged D. Boral Capital, LLC to act as our exclusive placement agent to solicit offers to purchase the Class A Ordinary Shares offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of Class A Ordinary Shares. Investors purchasing Class A Ordinary Shares offered hereby had the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors who entered into a securities purchase agreement are able to bring claims of breach of contract against us. Investors who did not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

The Class A Ordinary Shares are offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Class A Ordinary Shares to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the Class A Ordinary Shares being offered pursuant to this prospectus on or about February 27, 2026.

Placement Agent Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the Class A Ordinary Shares in this offering.

	Per Class A Ordinary Share	Total
Public offering price	$0.40	$8,300,000
Placement agent fees(1)	$0.028	$581,000
Proceeds to our Company before expenses	$0.372	$7,719,000

____________

(1)      We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and to reimburse the placement agent for certain of its offering-related expenses.

We have also agreed to pay or reimburse the placement agent not to exceed $90,000 without the Company’s prior approval, for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s U.S. and local legal counsels, third-party expenses, and travel and communications costs in connection with the offering. We have agreed to pay an advance of $25,000 to the placement agent. The advance will be returned to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $157,200, all of which are payable by us. This figure includes, among other things, the placement agent’s expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) that we have agreed to reimburse.

Listing

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the ticker symbol “MGN”.

Lock-Up and Standstill Restrictions

Each of our directors, executive officers, and shareholders owning 5% or more of our Class A Ordinary Shares and Class B Ordinary Shares, and certain other shareholders has agreed, for a period of 180 days from the closing of this offering, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares, without the prior written consent of the placement agent.

We have agreed, subject to limited exceptions, for a period of 180 days from the closing of this offering, not to issue, enter into any agreement to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or any securities of the Company, including without limitation the Class B Ordinary Shares or any of our subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Ordinary Shares (the “Ordinary Share Equivalents”) or (ii) file any registration statement or any amendment or supplement thereto, other than this prospectus.

We have also agreed not to effecting or entering into an agreement to effect any issuance of Class A Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a variable rate transaction (as defined in the securities purchase agreement) for a period of 180 days from the closing of this offering, subject to limited exceptions.

Determination of Offering Price

The actual public offering price of the Class A Ordinary Shares we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the Class A Ordinary Shares we are offering include our history and prospects, the market price of our Class A Ordinary Shares on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Tail Financing

D. Boral Capital LLC shall be entitled to a cash fee equal to seven percent (7%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by D. Boral Capital LLC to the Company during the Term of this Agreement, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the term of the engagement letter between the Company and D Boral Capital LLC dated December 18, 2025 or within the twelve (12) month period following the expiration or termination of the term of such engagement letter (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. In accordance with FINRA Rule 5110, the Company has a right of “termination for cause,” which shall include D. Boral Capital LLC’s material failure to provide the services contemplated in the placement agency agreement and the Company’s exercise of its right of “termination for cause” will eliminate any obligations of the Company with respect to any of its obligations under this paragraph.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the shares by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the shares by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our shares; and (ii) bid for or purchase any of our shares or attempt to induce any person to purchase any of our shares, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Other Relationships and Affiliations

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is VStock Transfer, LLC.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	4,958
Legal Fees and Expenses	US$	37,000
Accounting Fees and Expenses	US$	15,000
Placement Agent Expenses	US$	90,000
FINRA Filing Fee	US$	2,000
Printing and Engraving Expenses	US$	6,000
Miscellaneous Expenses	US$	2,242
Total Expenses	US$	157,200

These expenses will be borne by us. Placement agent discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Malaysia law will be passed upon for us by Enolil Loo. Ortoli Rosenstadt LLP may rely upon Enolil Loo with respect to matters governed by Malaysia law. Loeb & Loeb LLP, New York, New York is acting as U.S. securities counsel for the Placement Agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2022, 2023 and 2024, and for each of the three financial years in the period ended December 31, 2022, 2023 and 2024 included in this prospectus have been audited by WWC, P.C. an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC, P. C. is located at 2010 Pioneer Court, San Mateo, CA 94403, U.S.A.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the securities. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of

         Megan Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Megan Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2022, 2023 and 2024, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows in each of the years for the three-year period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, 2023 and 2024, and the results of its operations and its cash flows in each of the three-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of our management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor from 2022 through December 15, 2025.

San Mateo, California
July 17, 2025, except for Note 2, 16, and 19 which are dated August 1, 2025

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
ASSETS
Current assets
Cash and cash equivalents	7,204,730	4,116,347	9,365	2,096
Restricted cash	—	12,090	12,090	2,706
Investments in marketable securities	14,272,365	4,434,792	22,594,500	5,056,961
Accounts receivable, net	17,325,463	20,090,422	34,040,469	7,618,725
Contract assets, net	2,126	—	46,140	10,327
Deposits and other receivables	9,046,230	22,810,363	11,272,476	2,522,935
Total current assets	47,850,914	51,464,014	67,975,040	15,213,750

Non-current assets
Property and equipment	4,663	557,758	779,367	174,433
Deferred initial public offering costs	930,007	2,775,539	2,859,702	640,042
Total non-current assets	934,670	3,333,297	3,639,069	814,475

Total assets	48,785,584	54,797,311	71,614,109	16,028,225

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	3,644,063	1,752,435	335,408	75,069
Contract liabilities	4,299,000	2,584,731	3,700,000	828,111
Amount due to a director	—	50,188	61,995	13,875
Amount due to a related party	—	2,108,419	3,320,276	743,124
Accrued liabilities and other payables	11,427,851	6,976,337	15,124,668	3,385,109
Bank loan	—	30,626	32,369	7,245
Lease liabilities	—	—	28,986	6,487
Income taxes payables	7,929,727	11,165,069	14,010,069	3,135,647
Total current liabilities	27,300,641	24,667,805	36,613,771	8,194,667

Non-current liabilities
Lease liabilities	—	—	117,276	26,248
Bank loan	—	357,487	326,346	73,041
Total non-current liabilities	—	357,487	443,622	99,289

Total liabilities	27,300,641	25,025,292	37,057,393	8,293,956

Shareholders’ equity
Ordinary shares, par value USD0.0001 per share, 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of December 31, 2022, 2023 and 2024, respectively*	6,263	6,263	6,263	1,500
Additional paid-in capital*	243,737	243,737	243,737	54,453
Retained earnings	21,234,943	29,522,019	34,306,705	7,678,314
Equity attributable to owners of the Company	21,484,943	29,772,019	34,556,705	7,734,267
Non-controlling interest	—	—	11	2
Total equity	21,484,943	29,772,019	34,556,716	7,734,269

Total liabilities and shareholders’ equity	48,785,584	54,797,311	71,614,109	16,028,225

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Note 12.

The accompanying notes are an integral part of these consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Revenue	72,310,038	85,237,802	60,293,562	13,494,530
Cost of revenue – external parties	(36,711,827)	(55,626,226)	(44,912,585)	(10,052,056)
Cost of revenue – related party	(21,159,286)	(15,329,495)	(3,501,194)	(783,615)
Gross Profit	14,438,925	14,282,081	11,879,783	2,658,859

General and administrative expenses	(2,694,918)	(4,030,856)	(3,572,145)	(799,495)
Interest expenses	(386)	(1,543)	(23,788)	(5,324)
Allowance for expected credit losses	—	(281,479)	(700,521)	(156,786)
Income from operations	11,743,621	9,968,203	7,583,329	1,697,254

Other income/(expenses)
Dividend income	—	—	32,562	7,288
Fair value gain/(loss) on marketable securities	123,652	1,552,582	(4,607)	(1,031)
Interest income	2,325	1,633	18,393	4,117
Total other income, net	125,977	1,554,215	46,348	10,374

Income before income tax	11,869,598	11,522,418	7,629,677	1,707,628

Income tax expenses	(3,658,661)	(3,235,342)	(2,845,000)	(636,750)
Net income	8,210,937	8,287,076	4,784,677	1,070,878

Net income and total comprehensive income attributable to:
Equity holders of the Company	8,210,937	8,287,076	4,784,686	1,070,880
Non-controlling interest	—	—	(9)	(2)
Total	8,210,937	8,287,076	4,784,677	1,070,878

Weighted average number of ordinary shares basic and diluted*	15,000,000	15,000,000	15,000,000	15,000,000
Earnings per share attributable to ordinary shareholders basic and diluted*	0.55	0.55	0.32	0.07

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Note 12.

The accompanying notes are an integral part of these consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares*		Additional paid-in capital*	Retained earnings	Total	Non- controlling interest	Total stockholders’ equity
	No. of shares*	Amount
		MYR	MYR	MYR	MYR	MYR	MYR
Balance, January 1, 2022	15,000,000	6,263	243,737	13,024,006	13,274,006	—	13,274,006
Net income	—	—	—	8,210,937	8,210,937	—	8,210,937
Balance, December 31, 2022	15,000,000	6,263	243,737	21,234,943	21,484,943	—	21,484,943
Net income	—	—	—	8,287,076	8,287,076	—	8,287,076
Balance, December 31, 2023	15,000,000	6,263	243,737	29,522,019	29,772,019	—	29,772,019
Non-controlling interest arising from acquisition of a subsidiaries	—	—	—	—	—	20	20
Net income/ (loss)	—	—	—	4,784,686	4,784,686	(9)	4,784,677
Balance, December 31, 2024	15,000,000	6,263	243,737	34,306,705	34,556,705	11	34,556,716
Balance, December 31, 2024 (USD)	15,000,000	1,500	54,453	7,678,314	7,734,267	2	7,734,269

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Note 12.

The accompanying notes are an integral part of these consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	8,210,937	8,287,076	4,784,677	1,070,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	74	9,104	40,408	9,044
Amortization of operating lease right-of-use assets	17,614	—	—	—
Allowance for expected credit losses	—	281,479	700,521	156,787
Interest expenses	—	—	22,246	4,979
Fair value (gain)/loss on marketable securities	(123,652)	(1,552,582)	4,607	1,031
	8,104,973	7,025,077	5,552,459	1,242,719
Changes in operating assets and liabilities:
Accounts receivable, net	(6,722,023)	(3,046,438)	(14,650,568)	(3,279,000)
Contract assets, net	906,985	2,126	(46,140)	(10,327)
Deposits and other receivables	3,570,355	(18,264,133)	11,537,887	2,582,338
Deferred initial public offering costs	(930,007)	(1,845,532)	(84,163)	(18,837)
Accounts payable	(4,944,902)	(1,891,628)	(1,417,027)	(317,150)
Contract liabilities	3,799,250	(1,714,269)	1,115,269	249,613
Accrued liabilities and other payables	776,466	(5,154,530)	146,978	32,896
Payment of operating lease liabilities	(17,614)	—	—	—
Income taxes payables	3,658,661	3,235,342	2,845,000	636,750

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	8,202,144	(21,653,985)	4,999,695	1,119,002

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,737)	(562,199)	(102,017)	(22,833)
Deposits (paid)/refunded for purchase of properties	(4,555,800)	4,500,000	—	—
Proceeds from disposal of marketable securities	104,199,092	72,110,556	40,309,185	9,021,752
Purchases of marketable securities	(101,390,863)	(60,017,385)	(50,472,147)	(11,296,362)
Acquisition of non-controlling interests	—	—	20	4
NET CASH (USED IN)/PROVIDED BY INVESTING ACTIVITIES	(1,752,308)	16,030,972	(10,264,959)	(2,297,439)

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
CASH FLOWS FROM FINANCING ACTIVITY:
Changes in amount due to a director	(982,983)	50,188	11,807	2,643
Advance from a related party	—	2,108,419	1,211,857	271,230
Proceeds from bank loan	—	390,600	—	—
Repayments of bank loan	—	(2,487)	(46,818)	(10,479)
Repayment of lease liabilities	—	—	(18,564)	(4,155)
Fixed deposit pledged	—	(12,090)	—	—
NET CASH (USED IN)/PROVIDED BY FINANCING ACTIVITIES	(982,983)	2,534,630	1,158,282	259,239

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,466,853	(3,088,383)	(4,106,982)	(919,198)

CASH, CASH EQUIVALENTS AT BEGINNING OF YEAR	1,737,877	7,204,730	4,116,347	921,294

CASH, CASH EQUIVALENTS AT YEAR END	7,204,730	4,116,347	9,365	2,096

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash received/paid for:
Interest income	2,325	1,633	18,393	4,117
Interest paid	386	1,543	22,246	4,979

The accompanying notes are an integral part of these consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Business

Megan Holdings Limited (the “Company”) is a holding company incorporated on December 7, 2022, under the laws of the Cayman Islands. The Company has no substantial operations other than as an investment holding of the entire share capital of Megan Mezanin Sdn Bhd (“MMSB”), a Malaysia company incorporated on February 13, 2020 and an investment holding of 99.99% in Megan Technologies Sdn. Bhd. (“MTSB”), a Malaysia company incorporated on 18 March 2024.

The Company, through its wholly-owned subsidiaries, MMSB, provides development, construction and maintenance of aquaculture and agriculture farms and related works, and its partially-owned subsidiaries, MTSB, to supply and installation of smart industrial technologies and solutions. Currently, the Company’s main revenue segment is generated from upgrading works carried out for the Company’s customers’ existing aquaculture farms, known as Umas Farm and Wakuba Farm, both located in Tawau, Sabah, Malaysia. The Company also undertake maintenance works for the Company’s customers’ farms, on an ad-hoc basis. To supplement the services to the Company’s customers, the Company are also able to assist customers to source for industrial supplies and provide rental of machinery to them.

Organization and reorganization

The Company was incorporated under the laws of the Cayman Islands as an exempted company on December 7, 2022 and as a holding company. As at the date of its incorporation, the authorized share capital of the Company was USD50,000 divided into 500,000,000 ordinary shares with a par value of USD0.0001 each. The Company allotted and issued one ordinary share to Mr. Hoo Wei Sern (“Mr. Hoo”), the sole shareholder of MMSB. On the other hand, the authorized share capital of MMSB was 250,000 ordinary shares which were issued and outstanding, wholly-owned by Mr. Hoo, before the Group Reorganization (defined below).

Pursuant to a Group Reorganization, to rationalize the structure of the Company and its subsidiaries (collectively, the “Group”) in preparation for the listing of the Company’s ordinary shares, the Company became the holding company of the Group on 31 July, 2024, which involved (i) the incorporation of the Company on December 7, 2022 and allotment of one ordinary share to Mr. Hoo, the sole shareholder of MMSB at par value of USD0.0001. On May 15, 2023, Mr. Hoo completed the transfer of the one ordinary share to Star Sprite Limited, a company which is wholly owned by Mr. Hoo, for the total consideration of US$0.0001; (ii) the sale of an aggregate 69,250 ordinary shares, representing a total 27.5% of equity interest of MMSB, in MMSB by Mr. Hoo to several third parties, with less than 5% shareholdings in MMSB each, through several share sale and purchase agreements (“Share Sale Transaction”) dated July 7, 2023, at an aggregate consideration of MYR1,295,000 (equivalents to USD294,305) and the Share Sale Transaction was completed on August 1, 2023; (iii) the allotment and issuance of 14,999,999 ordinary shares of the Company to shareholders of MMSB by the Company for the transfer of the entire equity interest in MMSB, by shareholders of MMSB, to the Company on July 31, 2024. After the Group Reorganization as of July 31, 2024, Mr. Hoo is deemed holding 72.3% of equity interest in the Company. The Company, together with its wholly-owned subsidiaries, are effectively controlled by the same Controlling Shareholder, Mr. Hoo, i.e., ultimately held as to 100% and 72.3% by the Controlling Shareholder before and after the Group Reorganization, respectively, and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows are prepared as if the current Group structure had been in existence throughout the three-year period ended December 31, 2024, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as of December 31, 2022, 2023 and 2024 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization (cont.)

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Percentage of effective ownership December 31,			Ownership	Principal Activities
		2022	2023	2024
Megan Holdings Limited (“MHL”)	– A Cayman Islands company – Incorporated on December 7, 2022 – Issued share capital of USD0.0001	N/A	N/A	N/A	The listing entity	Investment holding
Megan Mezanin Sdn Bhd (“MMSB”)	– A Malaysian company – Incorporated on February 13, 2020 – Issued share capital of MYR250,000	100%	100%	100%	Wholly-owned by MHL	Development, construction and maintenance of aquaculture and agriculture farms and related works
Megan Technologies Sdn Bhd (“MTSB’)	– A Malaysian company – Incorporated on March 18, 2024 – Issued share capital of MYR200,000	Nil	Nil	99.99%	Partial-owned by MMSB	Supply and installation of Smart Industrial Technologies and Solutions

Note 2 — Summary of significant accounting policies

Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. A subsidiaries is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to, allowance

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

for expected credit losses, revenue recognition and uncertain tax position. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

Risks and uncertainties

The main operations of the Company are located in Malaysia. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Malaysia, as well as by the general state of the economy in Malaysia. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Malaysia. Although the Company has not experienced losses from these situations and believe believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in the Malaysia Ringgit (“MYR”), which is the reporting currency of the Company. The functional currency of the Company in the Cayman Islands is United States Dollars (“USD”), its other subsidiaries which are incorporated in Malaysia are Malaysia Ringgit (“MYR”), which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the consolidated statements of operations and comprehensive income during the year in which they occur.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2022	December 31, 2023	December 31, 2024
Year-end spot rate	MYR1 = USD4.4002	MYR1 = USD4.5903	MYR1 = USD4.4680
Average rate	MYR1 = USD4.3982	MYR1 = USD4.5577	MYR1 = USD4.5741

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from MYR into USD as of December 31, 2024 are solely for the convenience of the readers and are calculated at the rate of USD1.00 = MYR4.4680, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2024. No representation is made that the MYR amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Fair value measurements

The Company’s financial instruments, including cash and cash equivalents, investments in marketable securities, account receivables, contract assets, deposits and other receivables, account payables, amount due to a director, accrued liabilities and other payables and operating lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The following table presents information about the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022, 2023 and 2024 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2022	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	14,272,365	14,272,365	—	—
	December 31, 2023	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	4,434,792	4,434,792	—	—
	December 31, 2024	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	22,594,500	22,594,500	—	—

Fair value estimates are made at a specific point in time based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in Malaysia.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Restricted cash

Restricted cash represents the fixed deposits that have been pledged to lenders as security for the Company’s outstanding bank loan.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days from the date of invoice. In evaluating the collectability of receivable balances, the Company considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, and the credit history and financial conditions of the customers. The Company regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2022, the Company did not make allowance for expected credit losses for accounts receivable after consideration of the following reasons: (1) the Company has on-going projects with the respective customers; (2) regular settlements from the respective customers; (3) the outstanding accounts receivable is still within the operating cycle of the Company; (4) the balances are matured within one year; and (5) all accounts receivable of MYR17,325,463 were fully settled subsequent to year end. As of December 31, 2023, the Company made allowance for expected credit losses amounted to MYR281,479 for accounts receivable based on the Company’s expected credit losses methodology for the measurement of credit losses. As of December 31, 2024, the Company made additional allowance for expected credit losses amounted to MYR700,521 (USD156,787) for accounts receivable based on the Company’s expected credit losses methodology for the measurement of credit losses. All accounts receivable balances for all financial years were fully settled subsequent to year-end, and therefore no additional expected credit losses were required to be provided in respective financial years.

Contract assets, net

Contract assets are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Deposits and other receivables

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. As of December 31, 2022, an amount of MYR4,500,000 relating to the deposit for purchase of a property in Malaysia which has been subsequently refunded on July 31, 2023 due to cessation of acquisition. Other receivables mainly represented advances to subcontractor of MYR4,481,511, MYR22,809,654 and MYR11,249,508 (USD2,517,795) as of December 31, 2022, 2023 and 2024, respectively, for the subcontracting construction services.

Deferred initial public offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred initial public offering (“IPO”) costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred IPO costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred IPO costs, as well as additional expenses to be incurred, will be charged to statements of comprehensive income.

Investments in marketable securities

Investments in marketable securities, net, consist of investments in listed shares, which are listed on Bursa Malaysia. Marketable securities are accounted for under ASC 321 and reported at their readily determinable fair values as quoted by market exchanges with changes in fair value recorded in other income in the consolidated statements of

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

comprehensive income. All changes in a marketable security’s fair value are reported in earnings as they occur, as such, the sale of a marketable security does not necessarily give rise to a significant gain or loss. Unrealized gains/(losses) due to fluctuations in fair value are recorded in the consolidated statements of comprehensive income. Declines in fair value below cost deemed to be other-than-temporary are recognized as impairments in the consolidated statements of comprehensive income.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Expected useful lives
Office furniture and fittings	10 years
Office equipment	10 years
Motor vehicle	5 years
Renovations	10 years
Freehold property	50 years

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of comprehensive income. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022, 2023 and 2024, no impairment of long-lived assets was recognized.

Accounts payable

Accounts payable represents trade payables to vendors.

Contract liabilities

Contract liabilities are recorded when amounts billed under a contract exceed the progress towards completion of revenue earned under the contract. These payments are non-refundable and are recognized as revenue when the performance obligation is satisfied.

Accrued liabilities and other payables

Accrued liabilities and other payables are primarily include salaries payable, payables to purchase of marketable securities and other accrual and payable.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding operating lease right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group are accounted for as operating leases.

The Company determine if an arrangement is a lease at inception. On the Company’s balance sheet, the corporate office lease is included in operating lease right-of-use (“ROU”) asset, current portion of operating lease liability and operating lease liability, net of current portion.

Operating lease ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, The Company used the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company used the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in the office lease. The Company reviewed the underlying objective of each contract, the terms of the contract, and consider the current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2022, 2023 and 2024, the Company did not have any impairment loss against its operating lease right-of-use assets.

Bank loan

Bank loan comprises a long-term loan. Bank loan is recognized initially at fair value, net of transaction costs incurred. Bank loan is subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

Revenue recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of April 1, 2020. Accordingly, the consolidated financial statements for the years ended December 31, 2022, 2023 and 2024 are presented under ASC 606. The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

services transfers to a customer. The Company elected the modified retrospective method which required a cumulative adjustment to retained earnings instead of retrospectively adjusting prior periods. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved. Currently, the Company’s contracts do not include such variable amount. During the year, there is no provision for onerous contracts.

The Company generates its revenues primarily from development of new aquaculture and agriculture farms, upgrading of aquaculture and agriculture farms, sales of industrial supplies and rental of machinery to its customers.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

To achieve that core principle, the Company applies the five steps defined under Topic 606:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

The determination of whether revenues should be reported on a gross or net basis is based on the Company’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company control the products prior to transferring it. When the Company controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net. To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in its arrangements with both suppliers and customers.

Revenue is presented in the consolidated statements of comprehensive income. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, warranty, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ customers.

The Company currently generates its revenue by the below sources:

(a) Development of new aquaculture and agriculture farms

The Company currently generates revenue from the development of new aquaculture and agriculture farms. The Company is typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in Malaysia. The Company primarily responsible for the fulfilling the promise to provide the designs and

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

develops aquaculture and agriculture farms based on customers’ specific needs and adding value to the inputs by combining them in accordance with an architectural and engineering plan so that they are worth more as a scalable solution versus as individual components. The contract does not provide any post-contract customer warranty, support, or upgrades and there is no retention withheld by customers. The duration of the development period primarily between 6 to 18 months. The Company has discretion in establishing the price for the specified services.

In general, the design and builds of farming are mainly consist of four components:

•        Irrigation System

•        Earthwork

•        Water Discharge System

•        Electrical Works

The design of aquaculture and agriculture farms can have a significant impact on the productivity, efficiency, and sustainability of the farm. Some important factors to consider when designing aquaculture and agriculture farms include site selection, infrastructure design and sustainable practices.

The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, building materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined construction project. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

Recognition of revenue and cost of revenue for construction projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts (there is none for years ended December 31, 2022, 2023 and 2024) may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of costs on contracts, including labor, machine rental cost, materials, and amounts payable to subcontractors.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

For the years ended December 31, 2022, 2023 and 2024, the Company is not aware of any material claims against the Company in relation to development of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the years ended December 31, 2022, 2023 and 2024.

(b) Upgrading of aquaculture and agriculture farms

Revenue from upgrading service contracts is generally between 3 to 18 months, which the Company primarily responsible for the fulfilling the promise to provide technical support and labor services for upgrading of aquaculture and agriculture farms during the contracted periods and adding value to the inputs by combining them in accordance to an architectural and engineering plan so that they are worth more as a scalable solution versus as individual components. The Company has discretion in establishing the price for the specified services.

For aquaculture farms (particularly shrimp farms), the focus areas of the works include ensuring proper water levels and quality, aeration and circulation systems and water intake, distribution, and discharge systems of shrimp ponds. For the agriculture farms (particularly pineapple farms), the focus area of the works is soil preparation which involves the improvement of soil structure and aeration. The upgrading services considered to be one single performance obligation since the work procedures are interrelated and affect the functions of each other like the seawater intake system, water distribution system, shrimp ponds, cables, paddle wheels, and water discharge system and work in conjunction are to ensure the farm operates effectively.

The Company recognizes revenue from upgrading of aquaculture and agriculture farms using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, building materials, labor and equipment are included in revenue and cost of revenue. The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined upgrading services. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

For the years ended December 31, 2022, 2023 and 2024, the Company is not aware of any material claims against the Company in relation to upgrading of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the years ended December 31, 2022, 2023 and 2024.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

(c) Sales of industrial supplies

The Company also generates revenue from sales of industrial supplies. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the delivery of the industrial supplies to the customer at their specified location at which point control to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the invoice is 30 days from the invoice date.

The industrial supplies were delivered directly to customers by the suppliers and relevant shipping and handling costs for the delivery will be charged to cost of revenue once incurred.

The transaction price does not include variable consideration related to returns or refunds as the contracts do not include provisions that allow for sales refunds or returns of products. For the years ended December 31, 2022, 2023 and 2024, the Company is not aware of any material claims against the Company in relation to the sale of industrial supplies.

The Company is a principal and records revenue on a gross basis as the Company is primarily responsible for fulfilling the goods or services to the customers, is subject to inventory risk, has discretion in establishing pricing and the ability to direct the control of the promised goods before transferring those goods to the customers.

(d) Rental of machinery

Rental of machinery income are mainly leasing of excavators and cranes from third party supplier, whose equipment are ready to use without, or willing to modification. The Company then sublets these excavators and cranes to customers with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that company enters, the Company acts a principal in the transaction because the Company takes the risk of loss from lack of rental income if itself has leased the machinery as a lessee, but has not procured a lessee to fill the to rent the machineries; accordingly, the Company recognizes rental income using the gross method.

The rental agreements vary with regard to length and payment terms, usually one to six months, subject to the mutual consent of the Company and the lessee. Billing will be raised on monthly basis and payment terms set forth in the invoice is 60 days from the invoice date. Rental income from rental of machinery is recognized, on a straight-line basis over the terms of the respective leases. The performance obligation under the lease rental agreements is to deliver these equipment to the customer at their location and ensure that the equipment is available for use over the life of the lease rental contract.

Additionally, the Company, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Company has recognized the leases as operating leases. The lessees have no right to terminate the rental agreements.

(e) Renovation services

The Company provides renovation services to industrial clients. Revenue from renovation services is recognized when control of the promised services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services, the contract period of such services is generally between 3 to 12 months.

The Company recognizes revenue from renovation services using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, materials, labor and equipment are

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

included in revenue and cost of revenue. The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined renovation services. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

The Company began this services in the year 2024. For the year ended December 31, 2024, the Company is not aware of any material claims against the Company in relation to upgrading of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the years ended December 31, 2022, 2023 and 2024.

Other income

Interest income is mainly generated from time deposits and is recognized on an accrual basis using the effective interest method.

Cost of revenue

Cost of revenue consists primarily of buildings material cost, labor cost, machine rental cost and sub-contracting cost. Sub-contracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Labor costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers.

General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees and other miscellaneous administrative expenses.

Employee compensation

The full-time employees of the Company’s subsidiaries in Malaysia are entitled to the government mandated defined contribution plan, such as social security, employee provident fund, employment insurance, and human resource development fund, as required by labor laws in Malaysia. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Segment reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments.

The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only three operating segments:

a.)     Aquaculture and agriculture;

b.)     Industrial solutions; and

c.)     Investment in marketable securities

All assets are based in Malaysia and all revenue are generated from Malaysia.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)”, Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements through enhanced disclosures about significant segment expenses on an interim and annual basis. ASU 2023-07 became effective starting January 1, 2024, and was applied on a retrospective basis to all periods presented. The Company has adopted this standard for the fiscal year 2024 annual financial statements thereafter. See Note 16 for details.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Income tax penalties are accrued related to late in submission of income tax for the years ended December 31, 2022, 2023 and 2024. The Company had no uncertain tax positions for the years ended December 31, 2022, 2023 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended Decembers 31, 2022, 2023 and 2024, there were no dilutive shares.

Related party

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transactions during the years ended December 31, 2022, 2023 and 2024 and balances as of December 31 2022, 2023 and 2024 are set out in the Note 13.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

Recently adopted accounting pronouncements

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning April 1, 2023 as the Company is qualified as an emerging growth company. The Company has adopted this standard on April 1, 2023, the adoption did not have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company has adopted of this standard on April 1, 2022, the adoption did not have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. This standard is effective for the Company on April 1, 2023 and the Company does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

Recently issued accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for annual periods beginning after December 15, 2023. Adoption of ASU 2023-07 should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a potential material effect on the Company’s consolidated balance sheets, statements of comprehensive income and statements of cash flows, and related disclosures.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Accounts receivable, net

Accounts receivable, net consist of the following:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Accounts receivable	17,325,463	20,371,901	35,022,469	7,838,511
Less: allowance for expected credit losses	—	(281,479)	(982,000)	(219,786)
Total accounts receivable, net	17,325,463	20,090,422	34,040,469	7,618,725

The movements in the allowance for expected credit losses for the years ended December 31, 2022, 2023 and 2024 were as follows:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Beginning of the financial year	—	—	281,479	62,999
Additional	—	281,479	700,521	156,787
End of the financial year	—	281,479	982,000	219,786

As of the end of each of the financial year, the aging analysis of accounts receivable, net of allowance for expected credit losses, based on the invoice date is as follows:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Within 30 days	3,921,871	4,094,700	4,577,123	1,024,422
Between 31 and 60 days	—	6,750,000	12,291,475	2,751,002
Between 61 and 90 days	2,171,871	6,750,000	8,330,550	1,864,492
Between 91 and 120 days	7,214,181	1,603,950	1,500,000	335,721
Between 121 and 150 days	3,222,600	1,157,351	1,590,000	355,864
Between 151 and 300 days	—	15,900	6,733,321	1,507,010
More than 300 days	794,940	—	—	—
Total accounts receivable	17,325,463	20,371,901	35,022,469	7,838,511
Less: allowance for expected credit losses	—	(281,479)	(982,000)	(219,786)
Total accounts receivable, net	17,325,463	20,090,422	34,040,469	7,618,725

All accounts receivable balances for all financial years were fully settled subsequent to year-end, and therefore no additional expected credit losses were required to be provided in respective financial years.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Contract assets/contract liabilities

The following table reflects the movements of the net balance of contract assets and contract liabilities.

Movement in contract assets, consists of the following:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Beginning of the financial year	909,111	2,126	—	—
Increase resulting from satisfaction of performance obligation	65,369,038	85,237,802	60,188,532	13,471,023
Decrease resulting from advances from customers	—	(3,849,000)	—	—
Estimated contract earnings to date	66,278,149	81,390,928	60,188,532	13,471,023
Less: progress billings	(66,276,023)	(81,390,928)	(60,142,392)	(13,460,696)
End of the financial year	2,126	—	46,140	10,327

Movement in contract liabilities, consists of the following:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Beginning of the financial year	499,750	4,299,000	2,584,731	578,498
Receipt from clients	4,299,000	2,584,731	3,700,000	828,111
Revenue recognized during the year	(499,750)	(4,299,000)	(2,584,731)	(578,498)
End of the financial year	4,299,000	2,584,731	3,700,000	828,111

Increase or decrease in contract assets and contract liabilities mainly due to changes in measurement of contracts’ progress.

Note 5 — Deposits and other receivables

Deposits and other receivables consist of the following:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Advances to subcontractors	4,481,511	22,809,654	11,249,508	2,517,795
Deposits for purchase of properties*	4,555,800	—	—	—
Other deposits	8,919	709	22,968	5,140
Total	9,046,230	22,810,363	11,272,476	2,522,935

____________

*        Deposits for purchase of properties represented the deposits paid to third parties for acquisition of properties in Malaysia as of December 31, 2022. On 31 July 2023, the deposit of purchase of a property amounting to MYR4,500,000 was fully refunded to the Company due to cessation of acquisition.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Investments in marketable securities

Investments in marketable securities consisted of the investment in less than 5% of equity interest of listed entities in Malaysia. The movement of investments in marketable securities was shown below:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
At fair value:
Beginning of the financial year	9,704,511	14,272,365	4,434,792	992,568
Additions	108,643,294	60,720,401	58,473,500	13,087,176
Disposals	(104,199,092)	(72,110,556)	(40,309,185)	(9,021,752)
Fair value gain/(loss) recognized for the year	123,652	1,552,582	(4,607)	(1,031)
End of the financial year	14,272,365	4,434,792	22,594,500	5,056,961

Investments in equity securities, such as marketable securities, are accounted for at fair value with changes in fair value recognized in net income.

Note 7 — Property and equipment

Property and equipment consist of the following:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
At cost:
Freehold property	—	558,000	558,000	124,886
Office equipment	4,200	8,399	25,362	5,677
Motor vehicle	—	—	220,000	49,240
Renovation	—	—	25,054	5,607
Office furniture and fittings	537	537	537	120
Total	4,737	566,936	828,953	185,530
Accumulated depreciation	(74)	(9,178)	(49,586)	(11,097)
Property and equipment	4,663	557,758	779,367	174,433

Depreciation expenses for the years ended December 31, 2022, 2023 and 2024 were MYR74, MYR9,104 and MYR40,408 (USD9,044), respectively.

Freehold property is pledged with a bank to secure bank loan (Note 11) and motor vehicle is pledged with a bank to secure lease liabilities (Note 8).

As of December 31, 2022, 2023 and 2024, a motor vehicle with a carrying amount of MYR Nil, MYR Nil, MYR194,333 (USD 43,472) was held in trust by a director of the Company.

Note 8 — Lease

The Company leases property for the purpose of back-office operations for management personnel and business operation and leases equipment for the back-office operations for a lease term of 2 years.

The Company enters into finance lease for its motor vehicle. Finance leases are leases that meet one or more of the criteria under ASC 842 (e.g., transfer of ownership, purchase option reasonably certain to be exercised, lease term covering a major part of the asset’s economic life).

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Lease (cont.)

The extension options for lease of office premise has not been included in lease liabilities because the Company has not renew the lease rental.

Amortization expenses for the years ended December 31, 2022, 2023 and 2024 were MYR17,614 and MYR Nil and MYR Nil (USD Nil), respectively.

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Operating lease liabilities	17,614	—	—	—
Interest expenses	386	—	—	—
Payment of operating lease liabilities	(18,000)	—	—	—
Operating lease liabilities, net	—	—	—	—
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Finance lease liabilities	—	—	160,000	35,810
Interest expenses	—	—	4,826	1,080
Payment of operating lease liabilities	—	—	(18,564)	(4,155)
Finance lease liabilities, net	—	—	146,262	32,735
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Operating lease liabilities
Current portion	—	—	28,986	6,487
Non-current portion	—	—	117,276	26,248
Total	—	—	146,262	32,735
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Short-term lease expenses	1,233,892	17,958	7,813	1,749
Total	1,233,892	17,958	7,813	1,749

The Company has elected not to recognize operating lease right-of-use assets and operating lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to statements of comprehensive income on a straight-line basis over the lease term.

Finance lease

The Company enters into finance lease for its motor vehicle. Finance leases are leases that meet one or more of the criteria under ASC 842 (e.g., transfer of ownership, purchase option reasonably certain to be exercised, lease term covering a major part of the asset’s economic life).

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Lease (cont.)

Lease liabilities, net

Future lease payments, excluding short-term leases, as of December 31, 2022, 2023 and 2024, are as follows:

Operating lease	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Within 1 year	—	—	37,128	8,310
Between 1 and 2 years	—	—	37,128	8,310
Between 2 and 3 years	—	—	37,128	8,310
Between 3 and 4 years	—	—	37,128	8,310
Between 4 and 5 years	—	—	18,524	4,144
Total future lease payment	—	—	167,036	37,384
Less: Imputed interest	—	—	(20,774)	(4,649)
Present value of operating lease liabilities	—	—	146,262	32,735
Less: Current portion	—	—	(28,986)	(6,487)
Non-current portion of lease liabilities	—	—	117,276	26,248

Note 9 — Deferred initial public offering costs

As of December 31, 2022, 2023 and 2024, the Company capitalized MYR930,007, MYR2,775,539 and MYR2,859,702 (USD640,042) of deferred initial public offering (“IPO”) costs, respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred IPO costs will be offset against the offering proceeds if successful listing.

Note 10 — Accrued liabilities and other payables

The components of accrued expenses and other payables are as follows:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Accrued payroll and welfare	4,596	30,635	42,485	9,509
Accrued expenses*	77,000	870,270	852,646	190,834
Other payables**	4,093,824	5,372,416	5,525,168	1,236,608
Payables to purchase of marketable securities***	7,252,431	703,016	8,704,369	1,948,158
Total	11,427,851	6,976,337	15,124,668	3,385,109

____________

*        Accrued expenses mainly consist of accrual of professional service fees and cost incurred yet to bill.

**      Other payables mainly consist of payable for consultant service fees in relation to investment advisory and provision for income tax penalty.

***    Payables to purchase of marketable securities represents the payments were made at year end but the consideration was successfully transferred on subsequent financial period in relation to the purchase of listed shares in Malaysia Exchange market at a price per share at closing date of the day that order was made, hence, as of December 31, 2022, 2023 and 2024, investments in marketable securities were recognized in consolidated balance sheets as debit and credited accrued liabilities and other payables.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Bank loan

The carrying amount of bank loan is as follows:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Bank loan
Current portion	—	30,626	32,369	7,245
Non-current portion	—	357,487	326,346	73,041
Total bank loan	—	388,113	358,715	80,286

The bank loan as of December 31, 2023 and 2024 are set out below:

Bank loan	Principal amount	Maturity date	Period	Interest rate	Third party guarantee	Directors’ personal guarantee	Carrying amount
						MYR	MYR
Term loan I	MYR390,600	November 30, 2033	10 years	Base Financing Rate minus 2.00%	Nil	390,600	358,715
Balance as of December 31, 2024							358,715
Balance as of December 31, 2024 (USD)							80,286
Term loan I	MYR390,600	November 30, 2033	10 years	Base Financing Rate minus 2.00%	Nil	390,600	388,113
Balance as of December 31, 2023							388,113

For the year ended December 31, 2024, the effective interest rate of the Company’s bank loan is 4.65% per annum (2022: Nil %; 2023: 4.65%).

Other than directors’ personal guarantee, the bank loan are secured by freehold property (Note 7) and bank loan assignment over an insurance policy for a director of the Company.

The maturity dates for the Company’s outstanding bank loan as of December 31, 2023 and 2024 are as follows:

Term loan I	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	USD
Within 1 year	48,360	48,360	10,824
Between 1 and 2 years	48,360	48,360	10,824
Between 2 and 3 years	48,360	48,360	10,824
Between 3 and 4 years	48,360	48,360	10,824
Between 4 and 5 years	48,360	48,360	10,824
Thereafter	247,464	184,835	41,366
Total bank loan	489,264	426,635	95,486
Less: Imputed interest	(101,151)	(67,920)	(15,200)
Present value of bank loan	388,113	358,715	80,286

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Shareholders’ equity

Ordinary shares

The Company was incorporated under the laws of the Cayman Islands as a limited company on December 7, 2022 and as a holding company. As at the date of its incorporation, the Company allotted and issued one ordinary share to Mr. Hoo Wei Sern (“Mr. Hoo”), the sole shareholder of MMSB. On May 15, 2023, Mr. Hoo completed the transfer of the one ordinary share to Star Sprite Limited, a company which is wholly owned by Mr. Hoo, for the total consideration of US$0.0001.

On July 31, 2024, the Company allotted and issued a total of 14,999,999 ordinary shares to the existing shareholders of the Company to perfect the Company’s capital structure in anticipation of an expected initial public offering of its ordinary shares, and the concurrent listing of its ordinary shares on the NASDAQ stock market.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 15,000,000 shares of ordinary shares issued and outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity. The Company has accounted for these issuances of ordinary shares as a stock dividend; accordingly, the Company has retroactively restated the presentation of its historical capital structure to the first period presented.

Note 13 — Related party balances and transactions

Nature of relationships with related parties:

Related parties	Relationship	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
		MYR	MYR	MYR	USD
Advances to subcontractor:
VC Marine Sdn Bhd	Common director	4,481,511	—	1,228,437	274,941
Accounts payable:
VC Marine Sdn Bhd	Common director	311,036	739,879	—	—
Amount due to:
Star Sprite Limited	Common director	—	2,108,419	3,320,276	743,123
Amount due to:
Darren Hoo Wei Sern	Director	—	50,188	61,995	13,875

The Company had an unsecured, interest-free, non-trade advance from a related party namely Star Sprite Limited amounting to MYRNil, MYR2,108,419 and MYR3,320,276 (USD743,123), respectively, as of December 31, 2022, 2023 and 2024.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Related party balances and transactions (cont.)

The Company had an unsecured, interest-free, non-trade advance from director amounting to MYR Nil and MYR50,188 and MYR61,995 (USD13,875), respectively, as of December 31, 2022, 2023 and 2024.

Related party transactions:

Transaction nature	Name	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
		MYR	MYR	MYR	USD
Sub-contractor charges	VC Marine Sdn Bhd	21,159,286	15,329,495	3,501,194	783,615
Net repayment of sub-contractor charges to	VC Marine Sdn Bhd	(20,521,512)	(10,419,140)	(4,729,631)	1,058,557
Expenses paid on behalf of Company	Star Sprite Limited	—	2,108,419	1,211,857	271,230
Expenses paid on behalf by director	Hoo Wei Sern	18,000	93,116	71,818	16,074
Net advance from/(repayment) to director	Hoo Wei Sern	(1,000,983)	(42,928)	(60,011)	(13,448)

Note 14 — Disaggregated revenues

The following table presents the Company’s revenues disaggregated by service lines for the years ended December 31, 2022, 2023 and 2024:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Over time:
– Development of new aquaculture and agriculture farms	11,841,961	52,582,024	42,492,542	9,510,417
– Upgrading of aquaculture and agriculture farms	49,885,077	32,485,378	17,660,000	3,952,551
– Rental of machinery	3,642,000	—	—	—
– Renovation services	—	—	35,990	8,055

At point in time:
– Sales of industrial supplies	6,941,000	170,400	105,030	23,507
Total revenue	72,310,038	85,237,802	60,293,562	13,494,530

Unsatisfied or partially unsatisfied performance obligations

Management expects that the approximate transaction price allocated to unsatisfied or partially unsatisfied performance obligations as at the end of the reporting periods may be recognized as revenue in the next reporting periods as follow:

	2023	2024	2025
	MYR	MYR	MYR
Partial and fully unsatisfied performance obligation as at:
December 31, 2022	104,251,000	—	—
December 31, 2023	—	62,537,000	—
December 31, 2024	—	—	3,250,000
December 31, 2024 (USD)	—	—	727,000

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Disaggregated revenues (cont.)

The aggregated transaction price allocated to unsatisfied or partially unsatisfied contracts do not include variable consideration which is subject to significant risk of reversal. As of the date that these consolidated financial statements are available to be issued, the Company has fully unsatisfied performance obligation amounting to approximately MYR62.3 million (USD14.0 million).

Note 15 — Income taxes

Caymans Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

Malaysia

MMSB and MTSB is subject to Malaysia Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysia tax laws. The standard corporate income tax rate in Malaysia is 24%. However, if the company has a paid-up capital of MYR2.5 million or less, and gross income from business of not more than MYR50 million, the tax rate will be 17% on the first MYR600,000 and 24% on amount exceeding MYR600,000.

The operations in Malaysia incurred cumulative net operating losses which can be carried forward for a maximum period of seven consecutive years to offset future taxable income.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses following as of December 31, 2022, 2023 and 2024.

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Income before income tax	11,869,598	11,522,418	7,629,677	1,707,628

Tax calculated at tax rate of 24%	2,848,704	2,765,380	1,831,122	409,831
Tax effect on non-taxable income	(558)	(407,101)	(5,616)	(1,258)
Tax effect on non-deductible expenses	810,515	877,063	1,019,494	228,177
Income tax expenses	3,658,661	3,235,342	2,845,000	636,750

The income tax provision consists of the following components:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Current income tax expenses	3,658,661	3,235,342	2,845,000	636,750

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022, 2023 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2022, 2023 and 2024, except for the provisions for income tax penalty have been accrued based on the management’s best estimate. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Segment reporting

The Company operates mainly in two reportable segments. The Company evaluates segment performance based on operating income, excluding unallocated corporate expenses and certain non-recurring items.

The Company’s chief operating decision maker (CODM) has been identified as the Chief Executive Officer, Darren Hoo. Our CODM uses segment operating income (loss) to allocate resources to our segments in our quarterly planning process and to assess the performance of our segments, primarily by monitoring actual results versus the quarterly plan.

Basis of Segmentation

•        Aquaculture and agriculture:    Develop, construction, and maintenance of aquaculture and agriculture farms and related works.

•        Industrial solutions:    Supply and installation of smart industrial technologies and solutions.

•        Investment in marketable securities:    Pertained to the Group’s investment activities involving the holding, and trading of marketable financial instruments

Corporate level activities:    Corporate-level activities and expenses that are not directly attributable to any reportable operating segment. These primarily include legal and professional fees related to regulatory compliance and IPO activities, as well as certain fines, penalties, and other general corporate costs

Segment Financial Information

The following table summarizes financial results for reportable segments:

	Aquaculture and agriculture	Industrial Solutions	Investment in marketable securities	Total	Total
	MYR	MYR	MYR	MYR	USD
December 31, 2024
Revenue	60,252,542	41,020	—	60,293,562	13,494,530
Cost of revenue	(48,379,550)	(34,229)	—	(48,413,779)	(10,835,671)
Allowance for expected credit losses	(700,521)	—	—	(700,521)	(156,786)
Bank charges on marketable securities	—	—	(1,038,410)	(1,038,410)	(232,410)
Directors’ remunerations	(220,500)	(73,500)	—	(294,000)	(65,779)
Employee benefits	(214,003)	—	—	(214,003)	(47,897)
Other operating expenses	(169,977)	(17,310)	(4,608)	(191,895)	(42,971)
Operating income/(loss)	10,567,991	(84,019)	(1,043,018)	9,440,954	2,113,016
Corporate level activities
Legal, license and professional fees				(1,192,102)	(266,808)
Other operating expenses				(619,175)	(138,580)
Income before income tax				7,629,677	1,707,628
Total assets for the segments	45,981,629	178,278	22,594,500	68,754,407	15,388,183
Corporate level activities
Add: Deferred initial public offering costs				2,859,702	640,042
Total assets				71,614,109	16,028,225

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Segment reporting (cont.)

	Aquaculture and agriculture	Investment in marketable securities	Total	Total
	MYR	MYR	MYR	USD
December 31, 2023
Revenue	85,237,802	—	85,237,802	18,569,114
Cost of revenue	(70,955,721)	—	(70,955,721)	(15,457,752)
Allowance for expected credit losses	(281,479)	—	(281,479)	(61,320)
Bank charges on marketable securities	—	(608,922)	(608,922)	(132,654)
Directors’ remunerations	(173,000)	—	(173,000)	(37,688)
Employee benefits	(146,656)	—	(146,656)	(31,949)
Fair value gain on marketable securities	—	1,552,582	1,552,582	338,231
Other operating expenses	(217,308)	—	(217,308)	(47,341)
Operating income	13,463,638	943,660	14,407,298	3,138,641
Corporate level activities
Legal, license and professional fees			(2,132,845)	(464,642)
Other operating expenses			(752,035)	(163,831)
Income before income tax			11,522,418	2,510,168
Total assets for the segments	47,586,980	4,434,792	52,021,772	11,332,979
Corporate level activities
Add: Deferred initial public offering costs			2,775,539	604,653
Total assets			54,797,311	11,937,632
	Aquaculture and agriculture	Investment in marketable securities	Total	Total
	MYR	MYR	MYR	USD
December 31, 2022
Revenue	72,310,038	—	72,310,038	16,433,353
Cost of revenue	(57,871,113)	—	(57,871,113)	(13,151,928)
Bank charges on marketable securities	—	(932,857)	(932,857)	(212,003)
Directors’ remunerations	(12,000)	—	(12,000)	(2,721)
Employee benefits	(229,596)	—	(229,596)	(52,179)
Fair value gain on marketable securities	—	123,652	123,652	28,101
Other operating expenses	(35,655)	—	(35,655)	(8,103)
Operating income/(loss)	14,161,674	(809,205)	13,352,469	3,034,520
Corporate level activities
Legal, license and professional fees			(89,165)	(20,364)
Other operating expenses			(1,393,706)	(316,743)
Income before income tax			11,869,598	2,697,413
Total assets for the segments	33,583,212	14,272,365	47,855,577	10,875,774
Corporate level activities
Add: Deferred initial public offering costs			930,007	211,355
Total assets			48,785,584	11,087,129

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Concentrations and risks

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of contracts receivable. The Company conducts credit evaluations of its clients, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its clients to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers whom represent 10% or more of the Company’s total revenue:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Amount of the Company’s revenue
Customer A	7,313,884	13,261,271	11,046,599	2,426,138
Customer B	32,388,843	47,090,553	48,932,179	10,746,856
Customer C	18,324,850	19,212,200	*	*

____________

*        Represents percentages less than 10%

The following table sets forth a summary of single customers whom represent 10% or more of the Company’s total gross accounts receivable:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Amount of the Company’s accounts receivable
Customer A	8,457,871	*	*	*
Customer B	7,682,742	18,791,450	34,601,600	7,740,401

____________

*        Represents percentages less than 10%

The following table sets forth a summary of suppliers whom represent 10% or more of the Company’s total purchases:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Amount of the Company’s purchases:
Supplier A	*	*	4,750,000	1,063,115
Supplier B**	21,159,286	15,329,495	*	*
Supplier C	23,307,322	48,937,982	27,434,744	6,140,274
Supplier D	*	*	12,530,200	2,804,432

____________

*        Represents percentages less than 10%

**      Related party — VC Marine Sdn Bhd (Note 13)

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Concentrations and risks (cont.)

The following table sets forth a summary of single suppliers whom represent 10% or more of the Company’s total payable:

	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024
	MYR	MYR	MYR	USD
Amount of the Company’s accounts payable:
Supplier A	975,000	720,000	190,400	42,614
Supplier B**	—	739,879	—	—
Supplier C	2,357,762	—	—	—
Supplier E	—	215,000	—	—
Supplier F	—	—	130,000	29,096

____________

**      Related party — VC Marine Sdn Bhd (Note 13)

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a client or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of account receivables, deposits, contracts receivable, contract assets, and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated balance sheets. Other than above, the Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company maintains a significant portion of its financial assets in marketable equity securities, which are subject to market volatility and may not be readily convertible to cash without potential loss of value. As of December 31, 2024, the Company held approximately MYR23 million (2022: MYR14 million; 2023: MYR4 million) in equity investments, representing 33% (2022: 30%; 2023: 9%) of total current assets, while cash and cash equivalents totaled MYR0.01 million (2022: MYR7 million; 2023: MYR4 million).

The Company’s liquidity management strategy focuses on maintaining adequate financial flexibility to meet short-term obligations and operating needs. Although the Company’s cash position is limited, it considers its portfolio of publicly traded equity securities to be a secondary source of liquidity. These investments are classified as available-for-sale and can be liquidated, subject to market conditions, to meet cash flow requirements.

The Company currently maintain a reasonable lines of credit or other external financing arrangements. Management actively monitors the liquidity profile of its investment portfolio and evaluates market conditions to ensure sufficient access to funds when needed.

In addition, the Company ensures that it has sufficient cash on demand or highly liquid asset such as investment in marketable securities that are convertible to cash in a short period of time to meet expected operational expenses for a period of, at least, twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Commitments and contingencies

Operating lease commitments

For the details on future minimum lease payments under the non-cancelable operating leases as of December 31, 2024, please refer to a section headed “operating lease right-of-use assets and operating lease liabilities” set forth in the Note 8 to the Consolidated Financial Statements.

Capital commitments

As of December 31, 2022, 2023 and 2024, the Company did not have any capital commitments.

Legal proceedings

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024, and through the issuance date of these consolidated financial statements.

Note 19 — Subsequent events

The Company evaluated all events and transactions that occurred after December 31, 2024, up through August 1, 2025, the date that these consolidated financial statements are available to be issued, unless as disclosed elsewhere and below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2024 (Audited)	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	MYR	MYR	USD
			(Note)
ASSETS
Current assets
Cash and cash equivalents	9,365	215,602	51,231
Restricted cash	12,090	12,090	2,873
Investments in marketable securities	22,594,500	22,657,679	5,383,918
Accounts receivable, net	34,040,469	3,130,215	743,802
Contract assets, net	46,140	—	—
Deposits and other receivables	11,272,476	71,315,884	16,946,080
Total current assets	67,975,040	97,331,470	23,127,904

Non-current assets
Property and equipment, net	779,367	749,497	178,096
Deferred initial public offering costs	2,859,702	2,866,359	681,104
Total non-current assets	3,639,069	3,615,856	859,200
Total assets	71,614,109	100,947,326	23,987,104

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	335,408	336,862	80,045
Contract liabilities	3,700,000	31,043,000	7,376,438
Amount due to a director	61,995	5,863	1,393
Amount due to a related party	3,320,276	3,394,933	806,704
Accrued liabilities and other payables	15,124,668	14,655,752	3,482,500
Bank loan	32,369	30,023	7,134
Lease liabilities	28,986	29,994	7,127
Income taxes payables	14,010,069	14,599,983	3,469,248
Total current liabilities	36,613,771	64,096,410	15,230,589

Non-current liabilities
Bank loan	326,346	312,857	74,341
Lease liabilities	117,276	102,061	24,252
Total non-current liabilities	443,622	414,918	98,593
Total liabilities	37,057,393	64,511,328	15,329,182

Shareholders’ equity
Ordinary shares, USD0.0001 par value, 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of December 31, 2024 and June 30, 2025, respectively*	6,263	6,263	1,500
Additional paid-in capital*	243,737	243,737	57,905
Retained earnings	34,306,705	36,185,991	8,598,515
Equity attributable to owners of the Company	34,556,705	36,435,991	8,657,920
Non-controlling interest	11	7	2
Total equity	34,556,716	36,435,998	8,657,922
Total liabilities and shareholders’ equity	71,614,109	100,947,326	23,987,104

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the period ended June 30,
	2024	2025	2025
	MYR	MYR	USD
Revenue	29,329,718	13,944,813	3,313,566
Cost of revenue	(24,256,173)	(11,632,233)	(2,764,051)
Gross Profit	5,073,545	2,312,580	549,515
General and administrative expenses	(674,335)	(357,370)	(84,918)
Interest expenses	(9,048)	(12,667)	(3,010)
(Allowance)/reversal for expected credit losses	(243,217)	982,000	233,343
Income from operations	4,146,945	2,924,543	694,930

Other income/(expenses)
Fair value loss on marketable securities	(493,041)	(512,903)	(121,876)
Dividend income	7,862	11,223	2,667
Interest income	10,999	46,333	11,010
Total other expense, net	(474,180)	(455,347)	(108,199)

Income before income tax	3,672,765	2,469,196	586,731

Income tax expenses	(945,877)	(589,914)	(140,815)

Net income	2,726,888	1,879,282	445,916

Net income and total comprehensive income attributable to:
Equity holders of the Company	2,735,864	1,879,286	445,917
Non-controlling interest	(8,976)	(4)	(1)
Total	2,726,888	1,879,282	445,916

Weighted average number of ordinary shares basic and diluted*	15,000,000	15,000,000	15,000,000
Earnings per share attributable to ordinary shareholders basic and diluted*	0.18	0.13	0.03

____________

*        Giving retroactive effect to the issuance of ordinary shares effected which are detailed in Note 12.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares*		Additional paid-in capital*	Retained earnings	Total	Non- controlling interest	Total stockholders’ equity
	No. of shares*	Amount
		MYR	MYR	MYR	MYR	MYR	MYR
Balance as of January 1, 2024	15,000,000	6,263	243,737	29,522,019	29,772,019	—	29,772,019
Non-controlling interest arising from acquisition of a subsidiary	—	—	—	—	—	20	20
Net income	—	—	—	2,735,864	2,735,864	(8,976)	2,726,888
Balance as of June 30, 2024	15,000,000	6,263	243,737	32,257,883	32,507,883	(8,956)	32,498,927

Balance as of January 1, 2025	15,000,000	6,263	243,737	34,306,705	34,556,705	11	34,556,716
Non-controlling interest arising from acquisition of a subsidiary	—	—	—	—	—	(4)	(4)
Net income	—	—	—	1,879,286	1,879,286	—	1,879,286
Balance as of June 30, 2025	15,000,000	6,263	243,737	36,185,991	36,435,991	7	36,435,998
Balance as of June 30, 2025 (USD)	15,000,000	1,500	57,905	8,598,515	8,657,920	2	8,657,922

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the period ended June 30,
	2024	2025	2025
	MYR	MYR	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	2,726,888	1,879,282	586,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,310	30,130	7,159
Allowance for/(Reversal of) expected credit losses	243,217	(982,000)	(233,343)
Interest expenses	9,048	12,667	3,010
Fair value loss on marketable securities	493,041	512,903	121,876
	3,482,504	1,452,982	485,432
Changes in operating assets and liabilities:
Accounts receivable, net	(8,518,320)	31,892,254	7,578,237
Contract assets, net	—	46,140	10,964
Deposits and other receivables	5,009,299	(60,043,408)	(14,267,514)
Accounts payable	876,964	1,454	345
Contract liabilities	2,800,802	27,343,000	6,497,244
Accrued liabilities and other payables	5,629,717	(468,916)	(111,424)
Income taxes payables	945,877	583,257	(1,582)
Cash provided by operating activities	10,226,843	806,763	191,702

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(99,624)	(260)	(62)
Proceeds from disposal of marketable securities	16,194,357	25,328,022	6,018,445
Purchases of marketable securities	(30,529,813)	(25,904,104)	(6,155,333)
Cash used in investing activities	(14,435,080)	(576,342)	(136,950)

CASH FLOWS FROM FINANCING ACTIVITY:
Acquisition of non-controlling interests	20	—	—
Advance from/(Repayment to) a director	11,023	(56,132)	(13,338)
Advance from a related party	133,935	74,657	17,740
Repayments of bank loan	(24,180)	(24,179)	(5,745)
Repayment of lease liabilities	—	(18,530)	(4,403)
Cash provided by/(used in) financing activities	120,798	(24,184)	(5,746)

Net changes in cash and cash equivalents	(4,087,439)	206,237	49,006
Cash and cash equivalents as of beginning of the period	4,116,347	9,365	2,225
Cash and cash equivalents as of the end of the period	28,908	215,602	51,231

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and business overview

Company Overview

Megan Holdings Limited (the “Company”) is a holding company incorporated on December 7, 2022, under the laws of the Cayman Islands. The Company has no substantial operations other than as an investment holding of the entire share capital of Megan Mezanin Sdn Bhd (“MMSB”), a Malaysia company incorporated on February 13, 2020.

The Company, through its wholly-owned subsidiary, MMSB, provides development, construction and maintenance of aquaculture and agriculture farms and related works. Currently, the Company’s main revenue segment is generated from upgrading works carried out for the Company’s customers’ existing aquaculture farms, known as Umas Farm and Wakuba Farm, both located in Tawau, Sabah, Malaysia. The Company also undertake maintenance works for the Company’s customers’ farms, on an ad-hoc basis. To supplement the services to the Company’s customers, the Company are also able to assist customers to source for industrial supplies and provide rental of machinery to them.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Percentage of effective ownership		Ownership	Principal Activities
		December 31, 2024	June 30, 2025
Megan Holdings Limited (“MHL”)	– A Cayman Islands company – Incorporated on December 7, 2022 – Issued share capital of USD0.0001	N/A	N/A	The listing entity	Investment holding
Megan Mezanin Sdn Bhd (“MMSB”)	– A Malaysian company – Incorporated on February 13, 2020 – Issued share capital of MYR250,000	100%	100%	Wholly-owned by MHL	Development, construction and maintenance of aquaculture and agriculture farms and related works
Megan Technologies Sdn Bhd (“MTSB’)	– A Malaysian company – Incorporated on March 18, 2024 – Issued share capital of MYR200,000	99.99%	99.99%	Partial-owned by MMSB	Supply and installation of Smart Industrial Technologies and Solutions

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. A subsidiaries is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to, allowance for expected credit losses, revenue recognition and uncertain tax position. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

Risks and uncertainties

The main operations of the Company are located in Malaysia. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Malaysia, as well as by the general state of the economy in Malaysia. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Malaysia. Although the Company has not experienced losses from these situations and believe believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2024	June 30, 2025
Year-end spot rate	MYR1 = USD4.4680	MYR1 = USD4.2084
Average rate	MYR1 = USD4.5741	MYR1 = USD4.2650

Convenience translation

Translations of balances in the unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income and comprehensive income, unaudited interim condensed consolidated statements of changes in shareholders’ equity and unaudited interim condensed consolidated statements of cash flows from MYR into USD as of June 30, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00 = MYR4.2084, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2025. No representation is made that the MYR amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Fair value measurements

The Company’s financial instruments, including cash and cash equivalents, investments in marketable securities, account receivables, contract assets, deposits and other receivables, account payables, amount due to a director, accrued liabilities and other payables and operating lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited condensed interim consolidated

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

balance sheets are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The following table presents information about the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2024 and June 30, 2025 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2024	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	22,594,500	22,594,500	—	—
	June 30, 2025	Quoted Prices in Active Market (Level 1)	Significant Other Observable Input (Level 2)	Significant Other Unobservable Input (Level 3)
	MYR	MYR	MYR	MYR
Assets:
Investments in marketable securities	22,657,679	22,657,679	—	—

Fair value estimates are made at a specific point in time based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Restricted cash

Restricted cash represents the fixed deposits that have been pledged to lenders as security for the Company’s outstanding bank loan.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days from the date of invoice. In evaluating the collectability of receivable balances, the Company considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness, current economic trends, industry trend analysis, and the credit history and financial conditions of the customers. The Company regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

As of December 31, 2024, the Company made allowance for expected credit losses amounted to MYR700,521 and reversal of allowance for expected credit losses amounted to MYR982,000 (USD233,343), respectively for accounts receivable based on the Company’s expected credit losses methodology for the measurement of credit losses.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved. Currently, the Company’s contracts do not include such variable amount. During the year, there is no provision for onerous contracts.

Contract assets, net

Contract assets are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Deposits and other receivables

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. Other receivables mainly represented advances to subcontractor of MYR11,249,508 and MYR71,314,200 (USD16,945,680) for December 31, 2024 and June 30, 2025, respectively, for the subcontracting construction services.

Deferred initial public offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred initial public offering (“IPO”) costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred IPO costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred IPO costs, as well as additional expenses to be incurred, will be charged to statements of comprehensive income.

Investments in marketable securities

Investments in marketable securities, net, consist of investments in listed shares, which are listed on Bursa Malaysia. Marketable securities are accounted for under ASC 321 and reported at their readily determinable fair values as quoted by market exchanges with changes in fair value recorded in other income in the consolidated statements of comprehensive income. All changes in a marketable security’s fair value are reported in earnings as they occur, as such, the sale of a marketable security does not necessarily give rise to a significant gain or loss. Unrealized gains/(losses) due to fluctuations in fair value are recorded in the consolidated statements of comprehensive income. Declines in fair value below cost deemed to be other-than-temporary are recognized as impairments in the consolidated statements of comprehensive income.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows

Expected useful lives
Office furniture and fittings	10 years
Office equipment	10 years
Motor vehicle	5 years
Renovations	10 years
Freehold property	50 years

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of comprehensive income. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2024, June 30, 2025, no impairment of long-lived assets was recognized.

Accounts payable

Accounts payable represents trade payables to vendors.

Contract liabilities

Contract liabilities are recorded when amounts billed under a contract exceed the progress towards completion of revenue earned under the contract. These payments are non-refundable and are recognized as revenue when the performance obligation is satisfied.

Accrued liabilities and other payables

Accrued liabilities and other payables are primarily include salaries payable, payables to purchase of marketable securities and other accrual and payable.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding operating lease right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group are accounted for as operating leases.

The Company determine if an arrangement is a lease at inception. On the Company’s balance sheet, the corporate office lease is included in operating lease right-of-use (“ROU”) asset, current portion of operating lease liability and operating lease liability, net of current portion.

Operating lease ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, The Company used the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company used the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in the office lease. The Company reviewed the underlying objective of each contract, the terms of the contract, and consider the current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the Six months periods ended June 30, 2024 and 2025, the Company did not have any impairment loss against its operating lease right-of-use assets.

Bank loan

Bank loan comprises a long-term loan. Bank loan is recognized initially at fair value, net of transaction costs incurred. Bank loan is subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

Revenue recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of April 1, 2020. Accordingly, the interim condensed consolidated financial statements for the six months periods ended June 30, 2024 and 2025 are presented under ASC 606. The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company elected the modified retrospective method which required a cumulative adjustment to retained earnings instead of retrospectively adjusting prior periods. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved. Currently, the Company’s contracts do not include such variable amount. During the year, there is no provision for onerous contracts.

The Company generates its revenues primarily from development of new aquaculture and agriculture farms, upgrading of aquaculture and agriculture farms, sales of industrial supplies and rental of machinery to its customers.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

To achieve that core principle, the Company applies the five steps defined under Topic 606:

1.      identify the contract(s) with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price;

4.      allocate the transaction price to the performance obligations in the contract; and

5.      recognize revenue when (or as) the entity satisfies a performance obligation.

The determination of whether revenues should be reported on a gross or net basis is based on the Company’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company control the products prior to transferring it. When the Company controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net. To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in its arrangements with both suppliers and customers.

Revenue is presented in the consolidated statements of comprehensive income. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, warranty, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ customers.

The Company currently generates its revenue by the below sources:

(a) Development of new aquaculture and agriculture farms

The Company currently generates revenue from the development of new aquaculture and agriculture farms. The Company is typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in Malaysia. The Company primarily responsible for the fulfilling the promise to provide the designs and develops aquaculture and agriculture farms based on customers’ specific needs and adding value to the inputs by combining them in accordance with an architectural and engineering plan so that they are worth more as a scalable solution versus as individual components. The contract does not provide any post-contract customer warranty, support, or upgrades and there is no retention withheld by customers. The duration of the development period primarily between 6 to 18 months. The Company has discretion in establishing the price for the specified services.

In general, the design and builds of farming are mainly consist of four components:

•        Irrigation System

•        Earthwork

•        Water Discharge System

•        Electrical Works

The design of aquaculture and agriculture farms can have a significant impact on the productivity, efficiency, and sustainability of the farm. Some important factors to consider when designing aquaculture and agriculture farms include site selection, infrastructure design and sustainable practices.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, building materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined construction project. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

Recognition of revenue and cost of revenue for construction projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts (there is none for six months periods ended June 30, 2024 and 2025) may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of costs on contracts, including labor, machine rental cost, materials, and amounts payable to subcontractors.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

For the six-month ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to development of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the six-month ended June 30, 2024 and 2025.

(b) Upgrading of aquaculture and agriculture farms

Revenue from upgrading service contracts is generally between 3 to 18 months, which the Company primarily responsible for the fulfilling the promise to provide technical support and labor services for upgrading of aquaculture and agriculture farms during the contracted periods and adding value to the inputs by combining them in accordance to an architectural and engineering plan so that they are worth more as a scalable solution versus as individual components. The Company has discretion in establishing the price for the specified services.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

For aquaculture farms (particularly shrimp farms), the focus areas of the works include ensuring proper water levels and quality, aeration and circulation systems and water intake, distribution, and discharge systems of shrimp ponds. For the agriculture farms (particularly pineapple farms), the focus area of the works is soil preparation which involves the improvement of soil structure and aeration. The upgrading services considered to be one single performance obligation since the work procedures are interrelated and affect the functions of each other like the seawater intake system, water distribution system, shrimp ponds, cables, paddle wheels, and water discharge system and work in conjunction are to ensure the farm operates effectively.

The Company recognizes revenue from upgrading of aquaculture and agriculture farms using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor, building materials, labor and equipment are included in revenue and cost of revenue. The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined upgrading services. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within service contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost.

The Company’s contracts set forth payment terms that require the customer to make payment within 90 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company has no obligations for returns, refunds, or similar obligations of its projects with customers.

For the six-month ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to upgrading of new aquaculture and agriculture farms provided.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. The Company considers the guidance of control in ASC 340-40, there were no incremental costs incurred for the or the six-month ended June 30, 2024 and 2025.

(c) Sales of industrial supplies

The Company also generates revenue from sales of industrial supplies. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the delivery of the industrial supplies to the customer at their specified location at which point control to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the invoice is 30 days from the invoice date.

The industrial supplies were delivered directly to customers by the suppliers and relevant shipping and handling costs for the delivery will be charged to cost of revenue once incurred.

The transaction price does not include variable consideration related to returns or refunds as the contracts do not include provisions that allow for sales refunds or returns of products. For the six-month ended June 30, 2024 and 2025, the Company is not aware of any material claims against the Company in relation to the sale of industrial supplies.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

The Company is a principal and records revenue on a gross basis as the Company is primarily responsible for fulfilling the goods or services to the customers, is subject to inventory risk, has discretion in establishing pricing and the ability to direct the control of the promised goods before transferring those goods to the customers.

(d) Rental of machinery

Rental of machinery income are mainly leasing of excavators and cranes from third party supplier, whose equipment are ready to use without, or willing to modification. The Company then sublets these excavators and cranes to customers with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that company enters, the Company acts a principal in the transaction because the Company takes the risk of loss from lack of rental income if itself has leased the machinery as a lessee, but has not procured a lessee to fill the to rent the machineries; accordingly, the Company recognizes rental income using the gross method.

The rental agreements vary with regard to length and payment terms, usually one to six months, subject to the mutual consent of the Company and the lessee. Billing will be raised on monthly basis and payment terms set forth in the invoice is 60 days from the invoice date. Rental income from rental of machinery is recognized, on a straight-line basis over the terms of the respective leases. The performance obligation under the lease rental agreements is to deliver these equipment to the customer at their location and ensure that the equipment is available for use over the life of the lease rental contract.

Additionally, the Company, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Company has recognized the leases as operating leases. The lessees have no right to terminate the rental agreements.

Other income

Interest income is mainly generated from time deposits and is recognized on an accrual basis using the effective interest method.

Cost of revenue

Cost of revenue consists primarily of buildings material cost, labor cost, machine rental cost and sub-contracting cost. Sub-contracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Labor costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers.

General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees and other miscellaneous administrative expenses.

Employee compensation

The full-time employees of the Company’s subsidiary in Malaysia are entitled to the government mandated defined contribution plan, such as social security, employee provident fund, employment insurance, and human resource development fund, as required by labor laws in Malaysia. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Segment reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments.

the “more likely than not” test, no tax benefit is recorded. Income tax penalties are accrued related to late in submission of income tax for the six-month ended June 30, 2024 and 2025. The Company had no uncertain tax positions for the six-month ended June 30, 2024 and 2025. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six-month ended June 30, 2024 and 2025, there were no dilutive shares.

Related party

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transactions during the six-months periods ended June 30, 2024 and 2025 and balances as of December 31, 2024 and June 30, 2025 are set out in the Note 13.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

Recently adopted accounting pronouncements

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning April 1, 2023 as the Company is qualified as an emerging growth company. The Company has adopted this standard on April 1, 2023, the adoption did not have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company has adopted of this standard on April 1, 2022, the adoption did not have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. This standard is effective for the Company on April 1, 2023 and the Company does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for annual periods beginning after December 15, 2023. Adoption of ASU 2023-07 should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements and related disclosures.

Note 3 — Accounts receivable, net

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Accounts receivable	35,022,469	3,130,215	743,802
Less: allowance for expected credit losses	(982,000)	—	—
Total accounts receivable, net	34,040,469	3,130,215	743,802

The movements in the allowance for expected credit losses for the years ended December 31, 2024 and June 30, 2025 were as follows:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Beginning of the financial year/period	281,479	982,000	233,343
Additional/(Reversal)	700,521	(982,000)	(233,343)
End of the financial year/period	982,000	—	—

Note 4 — Contract assets/contract liabilities

The following table reflects the movements of the net balance of contract assets and contract liabilities.

Movement in contract assets, consists of the following:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Beginning of the financial year/period	—	46,140	10,964
Increase resulting from satisfaction of performance obligation	60,188,532	11,568,375	6,213,660
	60,188,532	11,614,515	6,224,624
Less: progress billings/period	(60,142,392)	(11,614,515)	(6,224,624)
End of the financial year/period	46,140	—	—

Movement in contract liabilities, consists of the following:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR (Audited)	MYR	USD
Beginning of the financial year/period	2,584,731	3,700,000	879,194
Receipt from clients	3,700,000	31,043,000	7,376,438
Revenue recognized during the year/period	(2,584,731)	(3,700,000)	(879,194)
End of the financial year/period	3,700,000	31,043,000	7,376,438

Changes in contract assets and contract liabilities mainly due to changes in measurement of contracts’ progress.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Deposits and other receivables

Deposits and other receivables consist of the following:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Advances to subcontractors	11,249,508	71,314,200	16,945,680
Other deposits	22,968	1,684	400
Total	11,272,476	71,315,884	16,946,080

Note 6 — Investments in marketable securities

Investments in marketable securities consisted of the investment in less than 5% of equity interest of listed entities in Malaysia. The movement of investments in marketable securities was shown below:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
At fair value:
Beginning of the financial year/period	4,434,792	22,594,500	5,368,905
Additions	58,473,500	25,904,104	6,155,333
Disposals	(40,309,185)	(25,328,022)	(6,048,908)
Fair value loss recognized for the year/period	(4,607)	(512,903)	(91,412)
End of the financial year/period	22,594,500	22,657,679	5,383,918

Investments in equity securities, such as marketable securities, are accounted for at fair value with changes in fair value recognized in net income.

Note 7 — Property and equipment, net

Property and equipment, net consist of the following:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
At cost:
Freehold property	558,000	558,000	132,592
Office equipment	25,362	25,621	6,088
Motor vehicle	220,000	220,000	52,276
Renovation	25,054	25,054	5,953
Office furniture and fittings	537	537	128
Total	828,953	829,212	197,037
Accumulated depreciation	(49,586)	(79,715)	(18,942)
Property and equipment, net	779,367	749,497	178,095

Depreciation expenses for the six-month ended June 30, 2024 and 2025 were MYR10,310 and MYR30,130 (USD7,159), respectively.

Freehold property is pledged with a bank to secure bank loan (Note 11).

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Lease

The Company enters into finance lease for its motor vehicle. Finance leases are leases that meet one or more of the criteria under ASC 842 (e.g., transfer of ownership, purchase option reasonably certain to be exercised, lease term covering a major part of the asset’s economic life).

	As of
	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	US$
Operating lease liabilities
Current	28,986	29,994	7,127
Non-current	117,276	102,061	24,252
	146,262	132,055	31,365

The following table shows the remaining contractual maturities of the Group’s operating lease liabilities as of June 30, 2025:

	For the Six Months Ended June 30, 2025 (Unaudited)
	MYR	US$
2025
Total future lease payments	148,505	35,288
Less: imputed interest	(16,450)	(3,923)
Present value of lease obligation	132,055	31,365

Note 9 — Deferred initial public offering costs

As of December 31, 2024 and June 30, 2025, the Company capitalized MYR2,859,702 and MYR2,866,359 (USD681,104) of deferred initial public offering (“IPO”) costs, respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred IPO costs will be offset against the offering proceeds if successful listing.

Note 10 — Accrued liabilities and other payables

The components of accrued expenses and other payables are as follows:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Accrued payroll and welfare	42,485	70,193	16,679
Accrued expenses*	852,646	183,878	43,693
Other payables**	5,525,168	5,716,938	1,358,459
Payables to purchase of marketable securities***	8,704,369	8,684,745	2,063,669
Total	15,124,668	14,655,754	3,482,500

____________

*        Accrued expenses mainly consist of accrual of professional service fees and cost incurred yet to bill.

**      Other payables mainly consist of payable for consultant service fees in relation to investment advisory and provision for income tax penalty.

***    Payables to purchase of marketable securities represents the payments were made at year end but the consideration was successfully transferred on subsequent financial period in relation to the purchase of listed shares in Malaysia Exchange market at a price per share at closing date of the day that order was made, hence, as of December 31, 2024 and June 30, 2025, investments in marketable securities were recognized in consolidated balance sheets as debit and credited accrued liabilities and other payables.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Bank loan

The carrying amount of bank loan is as follows:

	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Bank loan
Current portion	32,369	30,023	7,134
Non-current portion	326,346	312,857	74,341
Total bank loan	358,715	342,880	81,475

The bank loan as of December 31, 2024 and June 30, 2025 are set out below:

Bank loan	Principal amount	Maturity date	Period	Interest rate	Third party guarantee	Directors’ personal guarantee	December 31, 2024	June 30, 2025	June 30, 2025
	MYR					MYR	MYR	MYR	USD
Term loan I	390,600	November 30, 2033	10 years	Base Financing Rate minus 2.00%	Nil	390,600	358,715	342,880	81,475
Total bank loans							358,715	342,880	81,475

For the year ended December 31, 2024 and period ended June 30, 2025, the effective interest rate of the Company’s bank loan ranged from is 4.65% and 4.65%, respectively.

Other than directors’ personal guarantee, the bank loan are secured by freehold property (Note 7) and bank loan assignment over an insurance policy for a director of the Company.

Note 12 — Shareholders’ equity

Ordinary shares

The Company was incorporated under the laws of the Cayman Islands as a limited company on December 7, 2022 and as a holding company. As at the date of its incorporation, the Company allotted and issued one ordinary share to Mr. Hoo Wei Sern (“Mr. Hoo”), the sole shareholder of MMSB. On May 15, 2023, Mr. Hoo completed the transfer of the one ordinary share to Star Sprite Limited, a company which is wholly owned by Mr. Hoo, for the total consideration of US$0.0001.

On July 31, 2024, the Company allotted and issued a total of 14,999,999 ordinary shares to the existing shareholders of the Company to perfect the Company’s capital structure in anticipation of an expected initial public offering of its ordinary shares, and the concurrent listing of its ordinary shares on the NASDAQ stock market.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 15,000,000 shares of ordinary shares issued and outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity. The Company has accounted for these issuances of ordinary shares as a stock dividend; accordingly, the Company has retroactively restated the presentation of its historical capital structure to the first period presented.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Related party balances and transactions

Nature of relationships with related parties:

Related parties	Relationship	December 31, 2024 (Audited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
		MYR	MYR	USD
Advance to subcontractor:
VC Marine Sdn Bhd	Common director	1,228,437	—	—
Amount due to:
Star Sprite Limited	Common director	3,320,276	3,394,933	806,704
Amount due to:
Darren Hoo Wei Sern	Director	61,995	5,863	1,393

The Company had an unsecured, interest-free, non-trade advance from a related party namely Star Sprite Limited amounting to MYR3,320,276 and MYR3,394,933 (USD806,704), respectively, as of December 31, 2024 and June 30, 2025.

The Company had an unsecured, interest-free, non-trade advance from director amounting to MYR61,995 and MYR5,863 (USD1,393), respectively, as of December 31, 2024 and June 30, 2025.

Related party transactions:

Transaction nature	Name	June 30, 2024 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
		MYR	MYR	USD
Sub-contractor charges	VC Marine Sdn Bhd	1,761,018	—	—
Net repayment of sub-contractor charges to	VC Marine Sdn Bhd	(1,762,000)	(5,089,636)	(1,309,399)
Expenses paid on behalf of Company	Star Sprite Limited	133,935	230,657	54,809
Expenses paid on behalf of director	Hoo Wei Sern	219,873	—	—
Net advance from/(repayment) to director	Hoo Wei Sern	(208,850)	(67,858)	(16,124)

Note 14 — Disaggregated revenues

The following table presents the Company’s revenues disaggregated by service lines for the six months periods ended June 30, 2024 and 2025:

	June 30, 2024 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Over time:
– Development of new aquaculture and agriculture farms	18,183,119	—	—
– Upgrading of aquaculture and agriculture farms	11,046,599	13,868,859	3,295,518

At point in time:
– Sales of industrial supplies	100,000	75,954	18,048
Total revenue	29,329,718	13,944,813	3,313,566

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Disaggregated revenues (cont.)

Unsatisfied or partially unsatisfied performance obligations

Management expects that the approximate transaction price allocated to unsatisfied or partially unsatisfied performance obligations as at the end of the reporting periods may be recognized as revenue in the next reporting periods as follow:

	2024	2025
	MYR	MYR
Partial and fully unsatisfied performance obligation as at:
For the six months period ended June 30, 2024 (Unaudited)	33,308,000	—
For the six months period ended June 30, 2025 (Unaudited)	—	32,658,000
For the six months period ended June 30, 2025 (USD)	—	7,760,000

As permitted under ASC Topic 606, the aggregated transaction price allocated to unsatisfied or partially unsatisfied contracts for original expected duration of one year or less, or are billed based on time incurred, is not disclosed. This amount does not include variable consideration which is subject to significant risk of reversal.

Note 15 — Income taxes

Caymans Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

Malaysia

Megan Mezanin Sdn Bhd is subject to Malaysia Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysia tax laws. The standard corporate income tax rate in Malaysia is 24%. However, if the company has a paid-up capital of MYR2.5 million or less, and gross income from business of not more than MYR50 million, the tax rate will be 17% on the first MYR600,000 and 24% on amount exceeding MYR600,000.

The operations in Malaysia incurred cumulative net operating losses which can be carried forward for a maximum period of seven consecutive years to offset future taxable income.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the six months ended June 30, 2024 and 2025.

	June 30, 2024 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Income before income tax	3,672,765	2,469,196	586,731

Tax calculated at tax rate of 24%	881,464	592,607	140,815
Tax effect on non-taxable income	(19,944)	(2,693)	(640)
Tax effect on non-deductible expenses	84,357	—	—
Income tax expenses	945,877	589,914	140,175

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income taxes (cont.)

The income tax provision consists of the following components:

	June 30, 2024 (Unaudited)	June 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
	MYR	MYR	USD
Current income tax expenses	945,877	589,914	140,175

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024 and June 30, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December, 2024 and six months ended June 30, 2025, except for the provisions for income tax penalty have been accrued based on the management’s best estimate. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024 and 30 June, 2025.

Note 16 — Segment reporting

The Company operates mainly in two reportable segments. The Company evaluates segment performance based on operating income, excluding unallocated corporate expenses and certain non-recurring items.

The Company’s chief operating decision maker (CODM) has been identified as the Chief Executive Officer, Darren Hoo. Our CODM uses segment operating income (loss) to allocate resources to our segments in our quarterly planning process and to assess the performance of our segments, primarily by monitoring actual results versus the quarterly plan.

Basis of Segmentation

•        Aquaculture and agriculture:    Develop, construction, and maintenance of aquaculture and agriculture farms and related works.

•        Industrial solutions:    Supply and installation of smart industrial technologies and solutions.

•        Investment in marketable securities:    Pertained to the Group’s investment activities involving the holding, and trading of marketable financial instruments

Corporate level activities:    Corporate-level activities and expenses that are not directly attributable to any reportable operating segment. These primarily include legal and professional fees related to regulatory compliance and IPO activities, as well as certain fines, penalties, and other general corporate costs.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Segment reporting (cont.)

Segment Financial Information

The following table summarizes financial results for reportable segments:

	For the six months ended June 30, 2025
	Aquaculture and agriculture	Industrial Solutions	Investment in marketable securities	Total
	MYR	MYR	MYR	MYR
Revenue	13,868,859	75,954	—	13,944,813
Cost of revenue	(11,568,375)	(63,858)	—	(11,632,233)
Gross Profit	2,300,484	12,096	—	2,312,580
General and administrative expenses	(304,365)	(53,005)	—	(357,370)
Interest expenses	(12,667)	—	—	(12,667)
Reversal of allowance for expected credit losses	982,000	—	—	982,000
Fair value loss on marketable securities	—	—	(512,903)	(512,903)
Income from operations	46,333	—	11,223	57,556
Operating income/(loss)	3,011,785	(40,909)	(501,680)	2,469,196

Segment assets	78,289,647	171,532	22,657,679	(12,667)
Segment liabilities	55,726,624	(99,960)	(8,684,745)	(982,000)
	For the six months ended June 30, 2024
	Aquaculture and agriculture	Industrial Solutions	Investment in marketable securities	Total
	MYR	MYR	MYR	MYR
Revenue	29,329,718	—	—	29,329,718
Cost of revenue	(24,256,173)	—	—	(24,256,173)
Gross Profit	5,073,545	—	—	5,073,545
General and administrative expenses	(674,335)	—	—	(674,335)
Interest expenses	(9,048)	—	—	(9,048)
Reversal of allowance for expected credit losses	(243,217)	—	—	(243,217)
Fair value loss on marketable securities	—	—	(493,041)	(493,041)
Income from operations	10,999	—	7,862	18,861
Operating income/(loss)	4,157,944	—	(485,179)	3,672,765
Segment assets	49,810,198	—	18,277,207	68,087,405
Segment liabilities	35,568,478	—	(6,464,491)	35,568,478

Note 17 — Commitments and contingencies

Operating lease commitments

For the details on future minimum lease payments under the non-cancelable operating leases as of June 30, 2025, please refer to a section headed “operating lease right-of-use assets and operating lease liabilities” set forth in the Note 8 to the Consolidated Financial Statements.

Capital commitments

As of December 31, 2024 and June 30, 2025, the Company did not have any capital commitments.

MEGAN HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Commitments and contingencies (cont.)

Legal proceedings

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024, and through the issuance date of these consolidated financial statements.

Note 18 — Subsequent events

The Company evaluated all events and transactions that occurred after June 30, 2025, up through February 22, 2026, the date that these consolidated financial statements are available to be issued, unless as disclosed elsewhere and below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

20,750,000 Class A Ordinary Shares

Megan Holdings Limited

D. Boral Capital

February 25, 2026